Prospectus Supplement No. 1 Filed Pursuant to Rule 424(b)(3)

(to Prospectus dated June 10, 2016)

Registration Statement No. 333-205757

TapImmune Inc.

71,046,767 Shares of Common Stock

This prospectus supplement No. 1 updates, amends and supplements the prospectus dated June 10, 2016, which forms a part of our registration statement Form S-1 (Registration Statement No. 333-205757 relating to the resale of up to 71,046,767 shares of our common stock by the selling stockholders named in the “Selling Stockholders” section of the prospectus. We will not receive any proceeds from the sale of our shares by the selling stockholders.

This prospectus supplement is being filed to update, amend and supplement the information included or incorporated by reference in the prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 15, 2016, July 19, 2016 and August 11, 2016 and our Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2016 (collectively the “Reports”). Accordingly, we have attached the Reports to this prospectus supplement and the Reports are incorporated by reference into this prospectus supplement.

The attached information updates, amends and supplements certain information contained in the prospectus. To the extent information in this prospectus supplement No. 1 differs from, updates or conflicts with information contained in the prospectus, the information in this prospectus supplement No. 1 is the more current information. This prospectus supplement is not complete without, and should not be delivered or utilized, except in conjunction with the prospectus, including any supplements and amendments thereto. You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto.

Our common stock is traded on the OTCQB marketplace under the symbol “TPIV.” On August 11, 2016, the last reported closing price of our common stock was $0.53 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors for our business, our industry and our securities, which begin on page 1 of the prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 15, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended June 30, 2016

☐	Transition Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from to .

Commission File Number: 000-27239

TAPIMMUNE INC.

(Name of registrant in its charter)

NEVADA	45-4497941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

904-516-5436
(Issuer’s telephone number)

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of August 15, 2016, the Company had 98,481,757 shares of common stock issued and outstanding.

PART I.	FINANCIAL INFORMATION

Item 1.	Financial Statements (unaudited)

TAPIMMUNE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash	$3,767,656	$6,576,564
Prepaid expenses and deposits	21,394	68,803

	$3,789,050	$6,645,367

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$1,346,391	$967,358
Research agreement obligations	492,365	492,365
Derivative liability – warrants	21,252,000	26,493,000
Promissory note	5,000	30,000
Promissory note, related party	23,000	23,000

	23,118,756	28,005,723

Stockholders’ Equity (Deficit)
Convertible preferred stock, $0.001 par value — 5,000,000 shares authorized:
Series A, $0.001 par value, 1,250,000 shares designated, -0- shares issued and outstanding	—	—
Series B, $0.001 par value, 1,500,000 shares designated, -0- shares issued and outstanding	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized 71,416,268 shares issued and outstanding (2015 – 70,550,763)	71,416	70,551
Additional paid-in capital	112,882,904	112,077,520
Accumulated deficit	(132,284,026)	(133,508,427)

	(19,329,706)	(21,360,356)

	$3,789,050	$6,645,367

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TAPIMMUNE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$1,248,165	$201,157	$2,233,916	$810,535
General and administrative	1,177,408	936,887	1,945,396	1,355,673

Loss from Operations	(2,425,573)	(1,138,044)	(4,179,312)	(2,166,208)
Other Income (Expense)
Changes in fair value of derivative liabilities	8,237,000	(59,079,025)	5,241,000	(58,751,585)
Foreign exchange	—	775	—	775
Grant income	231,200	—	231,200	—
Shares issued in debt settlement agreements	(70,315)	—	(70,315)	—
Other income	1,828	—	1,828	—

Net Income (Loss) for the Period	$5,974,140	$(60,216,294)	$1,224,401	$(60,917,018)

Basic Net Income (Loss) per Share	$0.08	$(1.80)	$0.02	$(1.99)
Diluted Net Income (Loss) per Share	$0.03	$(1.80)	$(0.02)	$(1.99)

Weighted Average Number of Common Shares Outstanding, Basic	71,220,000	33,525,656	70,907,000	30,584,794
Weighted Average Number of Common Shares Outstanding, diluted	78,297,000	33,525,656	79,829,000	30,584,794

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TAPIMMUNE INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

			Additional Paid In Capital $
	Common Stock			Accumulated Deficit $	Total $
	Number of	Amount
	shares	$
Balance, December 31, 2015	70,550,763	70,551	112,077,520	(133,508,427)	(21,360,356)
Shares issued in debt settlement agreements	122,287	122	70,193	—	70,315
Stock- based compensation	743,218	743	735,191	—	735,934
Net income	—	—	—	1,224,401	1,224,401

Balance, June 30, 2016	71,416,268	71,416	112,882,904	(132,284,026)	(19,329,706)

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TAPIMMUNE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,224,401	$(60,917,018)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Changes in fair value of derivative liabilities	(5,241,000)	58,751,585
Shares issued in debt settlement agreements	70,315	—
Stock based compensation	544,934	248,561
Changes in operating assets and liabilities:
Prepaid expenses	47,409	(60,086)
Accounts payable and accrued liabilities	570,033	149,320

NET CASH USED IN OPERATING ACTIVITIES	(2,783,908)	(1,827,638)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares, net of finders’ fee	—	2,326,014
Repayment of promissory note	(25,000)	—
Proceeds from exercise of warrants	—	2,500,000
Finders’ fee on exercise of warrants	—	(35,000)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(25,000)	4,791,014

INCREASE (DECREASE) IN CASH	(2,808,908)	2,963,376
CASH, BEGINNING OF PERIOD	6,576,564	141,944

CASH, END OF PERIOD	$3,767,656	$3,105,320

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TAPIMMUNE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES
Reclassification of accrued liability upon issuance of common shares relating to Dr. Glynn Wilson’s compensation	$191,000	$—
Accounts payable settled in common stock	—	231,000
Fair value of issuance of warrants in January and March 2015 financing	—	9,313,000
Issuance of additional warrants in May 28, 2015 transaction	—	6,133,000
Reclassification of Derivative Warrant Liabilities to Equity at Exercise Date	—	4,245,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

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TAPIMMUNE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2016

(Unaudited)

NOTE 1:	NATURE OF OPERATIONS

TapImmune Inc. (the “Company”), a Nevada corporation incorporated in 1992, is a biotechnology Company focusing on immunotherapy specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of oncology and infectious disease. Unlike other vaccine technologies that narrowly address the initiation of an immune response, TapImmune’s approach broadly stimulates the cellular immune system by enhancing the function of killer T-cells and T-helper cells and by restoring antigen presentation in tumor cells allowing their recognition and killing by the immune system.

NOTE 2:	BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”) and on the same basis as the Company prepares its annual audited consolidated financial statements. The condensed consolidated balance sheet as of June 30, 2016, condensed consolidated statements of interim financials include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The results for the statement of operations are not necessarily indicative of results to be expected for the year ending December 31, 2016 or for any future interim period. The condensed consolidated balance sheet at December 31, 2015 has been derived from audited financial statements; however, it does not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2015, and notes thereto included in the Company’s annual report on Form 10-K.

NOTE 3:	LIQUIDITY AND FINANCIAL CONDITION

The Company’s activities since inception have consisted principally of acquiring product and technology rights, raising capital, and performing research and development. Successful completion of the Company’s development programs and, ultimately, the attainment of profitable operations are dependent on future events, including, among other things, its ability to access potential markets; secure financing, develop a customer base; attract, retain and motivate qualified personnel; and develop strategic alliances. From inception, the Company has been funded by a combination of equity and debt financings.

The Company expects to continue to incur substantial losses over the next several years during its development phase. To fully execute its business plan, the Company will need to complete certain research and development activities and clinical studies. Further, the Company’s product candidates will require regulatory approval prior to commercialization. These activities may span many years and require substantial expenditures to complete and may ultimately be unsuccessful. Any delays in completing these activities could adversely impact the Company. The Company plans to meet its capital requirements primarily through issuances of debt and equity securities and, in the longer term, revenue from product sales.

As of June 30, 2016, the Company had cash and cash equivalents of approximately $3,768,000. Historically, the Company has net losses and negative cash flows from operations. The Company believes its current capital resources are not sufficient to support its operations. Management intends to continue its research efforts and to finance operations of the Company through debt and/or equity financings. Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. There can be no assurance that the Company will be successful in obtaining additional financing on favorable terms, or at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

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NOTE 4:	SIGNIFICANT ACCOUNTING POLICIES

There have been no material changes in the Company’s significant accounting policies to those previously disclosed in the Company’s annual report on Form 10-K, which was filed with the SEC on April 14, 2016 other than the one disclosed below:

Grant Income

The Company recognizes grant income in accordance with the terms stipulated under the grant awarded to the Company’s collaborators at the Mayo Foundation from the U. S. Department of Defense. In various situations, the Company receives certain payments from the U. S. Department of Defense for reimbursement of clinical supplies. These payments are non-refundable, and are not dependent on the Company’s ongoing future performance. The Company has adopted a policy of recognizing these payments as grant income when received.

Recent accounting pronouncement

Accounting Standards Update (“ASU”), No. 2016-09 - In March 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2016-09, Compensation-Stock Compensation. The new guidance simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The amendments in this standard are effective for the Company’s annual year and first fiscal quarter beginning on January 1, 2017 with early adoption permitted. The Company is currently evaluating the impact of the application of this accounting standard update on its financial statements and related disclosures.

NOTE 5:	EARNINGS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS

Basic income (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted income per common share is computed similar to basic income per common share except that it reflects the potential dilution that could occur if dilutive securities or other obligations to issue common stock were exercised or converted into common stock.

Potential dilutive common shares also include the dilutive effect of the common stock underlying in-the-money stock options and warrants that were calculated based on the average share price for each period using the treasury stock method. Under the treasury stock method, the proceeds from the exercise of an option or warrant is assumed to be used to repurchase shares in the current period. In addition, the average amount of compensation cost for in-the-money options, if any, for future service that the Company has not yet recognized when the option is exercised, is also assumed to repurchase shares in the current period.

A reconciliation of the numerator and denominator used in the calculation is as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Numerator:
Net income (loss)	$5,974,000	$(60,216,294)	$1,224,000	$(60,917,018)
Less: noncash income from change in fair value of common stock warrants	3,697,000	—	2,492,000	—

Net income (loss) – diluted	2,277,000	(60,216,294)	(1,268,000)	(60,917,018)

Denominator:
Weighted average shares outstanding – basic	71,220,000	33,525,656	70,907,000	30,584,794
Dilutive effect of warrants, net	6,785,000	—	8,922,000	—
Dilutive effect of stock options, net	292,000	—	—	—

Weighted average shares outstanding – diluted	78,297,000	33,525,656	79,829,000	30,584,794

Net income (loss) per share data: Basic	$0.08	$(1.80)	$0.02	$(1.99)
Diluted	$0.03	$(1.80)	$(0.02)	$(1.99)

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The following securities were not included in the diluted net income (loss) per share calculation because their effect was anti-dilutive as for the periods presented:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Common stock options	3,014,000	465,000	3,564,000	465,000
Common stock warrants - equity treatment	2,556,000	2,556,000	2,556,000	2,556,000
Common stock warrants - liability treatment	27,390,000	81,834,000	24,817,000	81,834,000

Potentially dilutive securities	32,960,000	84,855,000	30,937,000	84,855,000

NOTE 6:	DERIVATIVE LIABILITY - WARRANTS

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s common stock purchase warrants that are categorized within Level 3 of the fair value hierarchy for the six months ended 2016 and 2015 is as follows:

Share Purchase Warrants	Weighted Average Inputs for the Period
Date of valuation	For the Six Months Ending June 30, 2016	For the Six Months Ending June 30, 2015
Fair market value of stock	$0.51	$0.96
Strike price	$0.70	$0.50
Contractual term (years)	3.7	3.2
Volatility (annual)	150.00%	148.00%
Risk-free rate	0.9%	1.1%
Dividend yield (per share)	0%	0%

The foregoing assumptions are reviewed quarterly and are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuations.

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet under Derivative liability – warrants:

	As of June 30, 2016
	Fair Value Measurements
	Fair Value	Level 1	Level 2	Level 3	Total
Derivative liability - warrants	$21,252,000	—	—	$21,252,000	$21,252,000

Total	$21,252,000	—	—	$21,252,000	$21,252,000

	As of December 31, 2015
	Fair Value Measurements
	Fair Value	Level 1	Level 2	Level 3	Total
Derivative liability - warrants	$26,493,000	—	—	$26,493,000	$26,493,000

Total	$26,493,000	—	—	$26,493,000	$26,493,000

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There were no transfers between Level 1, 2 or 3 during the six months ended June 30, 2016.

The following table presents changes in Level 3 liabilities measured at fair value for the six months ended June 30, 2016:

Derivative liability – warrants
Balance – January 1, 2016	$26,493,000
Change in fair value of warrant liability	(5,241,000)

Balance – June 30, 2016	$21,252,000

The valuation of warrants is subjective and is affected by changes in inputs to the valuation model including the price per share of common stock, the historical volatility of the stock price, risk-free rates based on U.S. Treasury security yields, the expected term of the warrants and dividend yield. Changes in these assumptions can materially affect the fair value estimate. The Company could ultimately incur amounts to settle the warrant at a cash settlement value that is significantly different than the carrying value of the liability on the financial statements. The Company will continue to classify the fair value of the warrants as a liability until the warrants are exercised, expire, or are amended in a way that would no longer require these warrants to be classified as a liability. Changes in the fair value of the common stock warrants liability are recognized as a component of other income (expense) in the condensed and consolidated statements of operations.

NOTE 7:	PROMISSORY NOTE

The Company has outstanding promissory note in the amount of $5,000 (December 31, 2015 - $30,000). The promissory note bears 10% annual interest.

NOTE 8:	PROMISSORY NOTE, RELATED PARTY

The Company has an outstanding promissory note in the amount of $23,000 (December 31, 2015 - $23,000) owed to an officer of the Company. The promissory note bears no interest charges and has no fixed repayment terms.

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NOTE 9:	CAPITAL STOCK

2016 Share Transactions

Management Compensation

In November 2015, the Company entered into an employment agreement with Dr. Glynn Wilson, the Company’s Chief Executive Officer, President and Chairman of the Company. As part of the agreement, Dr. Wilson was awarded 0.3 million fully vested common shares at consummation of the agreement. The Company recorded an obligation to deliver the shares of $0.3 million based on the fair value of the Common stock at December 31, 2015. The Company issued the shares in March 2016 and reclassified the accrued liability to stockholders’ equity (deficit). In the quarter ended June 30, 2016, to adjust for the withholding tax liability, which is payable in cash, Dr. Wilson returned the 0.3 million fully vested common shares to the treasury and was issued 0.2 million fully vested common shares. The recorded obligation was reduced to $0.1 million based on the fair value of the common stock at May 1, 2016.

Consulting arrangements

During the six months ended June 30, 2016, the Company issued 0.5 million common shares as part of consulting agreements. The fair value of the common stock of approximately $0.3 million was recognized as stock-based compensation in general and administrative expense.

Debt Settlement

In May 2016, the Company issued 0.1 million common shares as part of debt conversion agreements from 2014. The fair value of the common stock of approximately $0.1 million was recognized as shares issued in debt settlement agreements in other income (expense).

NOTE 10:	GRANT INCOME

During the six months ended June 30, 2016, the Company received $0.2 million of grant awarded to Mayo Foundation from the US Department of Defense for the Phase II Clinical Trial of TPIV 200. The grant paid for the clinical supplies purchased by the Company.

NOTE 11:	SUBSEQUENT EVENT

On August 10 2016, the Company completed a private placement of units with certain accredited investors The units (“Units”) consisted of (i) one share of the Company’s common stock, par value $0.001 per share and (ii) one warrant to purchase one share of Company common stock for $0.50 (the “PIPE Warrants”). The Company issued and sold an aggregate of 6,065,489 Units at a purchase price per Unit of $0.40 for an aggregate of approximately$2.5 million.

In addition, the Company issued warrants to the placement agent in the offering providing for the purchase of up to 606,549 shares of Company common stock for $0.40 per share.

In connection with the closing of the offering, holders of an aggregate of 7 million outstanding Series C Warrants and 5 million Series C-1 Warrants, each providing for the purchase of one share of Company common stock for $0.50 per share, entered into binding commitments to exercise their warrants for an aggregate exercise price of $6,000,000 and such warrants were exercised on August 11, 2016.

In connection with this warrant exercise, the Company and the holders of the warrants entered into a Warrant Amendment Agreement amending the terms of other outstanding warrants to remove provisions that had previously caused them to be classified as a derivative liability as opposed to equity on the Company’s balance sheet. In consideration for such amendment and the exercise of the 12 million warrants, the Company issued an aggregate of 9,000,000 additional shares of common stock to such warrant holders and new five-year warrants to purchase 12 million shares of Company common stock at an exercise price of $0.60 per share. On a pro forma basis, as of June 30, 2016, the exercise of the 12 million warrants and the amendment of the other warrants will reduce the derivative liability relating to warrants reflected on the Company’s June 30 balance sheet by $21,092,000, from $21,252,000 to $160,000.

The Company incurred approximately $925,000 in expenses relating to the offering, the exercise of the outstanding Series C Warrant and Series C-1 Warrants and the amendment of the Outstanding Series Warrants, including agency fees resulting in net proceeds to the Company of approximately $7.5 million.

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Below is a Pro Forma Balance Sheet as of June 30, 2016 which shows the retroactive effect of the financing and warrant exercise and amendment, net of closing costs and fees.

TapImmune Inc. and Subsidiaries

Condensed Consolidated Pro Forma Balance Sheets

(Unaudited)

	June 30, 2016 (As Stated)	Adjustment	June 30, 2016 (Adjusted)
Total assets	$3,789,050	7,509,194	$11,298,244

Other current liabilities	1,866,756		1,866,756
Derivative liability - warrants	21,252,260	(21,092,000)	160,260
Total liabilities	23,119,016	(21,092,000)	2,027,016

Total stockholders’ equity	(19,329,966)	28,601,194	9,271,228

Total liabilities and stockholders’ equity	$3,789,050	7,509,194	$11,298,244

Below is a Pro Forma table of common shares outstanding as of June 30, 2016.

Common stock outstanding at June 30, 2016	71,416,268
Warrants Exercised	12,000,000
Common stock issued to warrant holders as part of financing	9,000,000
Common stock sold as part of Private Placement	6,065,489

Pro Forma Common stock outstanding at June 30, 2016	98,481,757

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This quarterly report on Form 10-Q contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements relating to historical matters including statements to the effect that we “believe”, “expect”, “anticipate”, “plan”, “target”, “intend” and similar expressions should be considered forward-looking statements. Our actual results could differ materially from those discussed in the forward-looking statements as a result of a number of important factors, including factors discussed in this section and elsewhere in this quarterly report on Form 10-Q, and the risks discussed in our other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as the date hereof. We assume no obligation to update these forward-looking statements to reflect events or circumstance that arise after the date hereof.

As used in this quarterly report: (i) the terms “we”, “us”, “our”, “TapImmune” and the “Company” mean TapImmune Inc. and its wholly owned subsidiary, GeneMax Pharmaceuticals Inc. which wholly owns GeneMax Pharmaceuticals Canada Inc., unless the context otherwise requires; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

The following should be read in conjunction with our unaudited consolidated interim financial statements and related notes for the three and six months ended June 30, 2016 included in this quarterly report, as well as our Annual Report on Form 10-K for the year ended December 31, 2015.

Company Overview

Our Cancer Vaccines

We are an immune-oncology company specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of cancer and metastatic disease. We combine a set of proprietary technologies to improve the ability of the cellular immune system to recognize and destroy diseased cells. These are peptide antigen technologies and DNA expression technologies, Polystart and TAP.

To enhance shareholder value and taking into account development timelines, we plan to focus on advancing our clinical programs including our Folate Receptor Alpha program for breast and ovarian and our HER2/neu peptide antigen program into Phase II clinical trials. In parallel, we plan to complete the preclinical development of our Polystart technology and to continue to develop the TAP-based franchise as an integral component of our prime-and-boost vaccine methodology.

The Immunotherapy Industry for Cancer

Immuno-oncology has become the most rapidly growing sector in the pharmaceutical and biotech industry. The approval and success of checkpoint inhibitors Yervoy and Opdivo (Bristol Myers Squibb) and Keytruda (Merck) together with the development of CAR T-cell therapies (Juno, Kite) has provided much momentum in this sector. In addition, new evidence points to the increasing use of combination immunotherapies for the treatment of cancer. This has provided greater opportunities for the successful development of T-cell vaccines in combination with other approaches.

Products and Technology in Development-Clinical

Phase I Human Clinical Trials – Folate Alpha Breast and Ovarian Cancer – Mayo Clinic

Folate Receptor Alpha is expressed in over 80% of triple negative breast cancers and in addition, over 90% of ovarian cancers, for which the only treatment options are surgery and chemotherapy, leaving a very important and urgent clinical need for a new therapeutic. Time to recurrence is relatively short for these types of cancer and survival prognosis is extremely poor after recurrence. In the United States alone, there are approximately 30,000 ovarian cancer patients and 40,000 triple negative breast cancer patients newly diagnosed every year.

A 24 patient Phase I clinical trial has been completed. The vaccine is well tolerated and safe and 20 out of 21 evaluable patients showed positive immune responses providing a strong rationale rational for progressing to phase II trials. GMP manufacturing for Phase II trials is progressing well towards a commercial formulation and final analyses of clinical plans are near completion. On July 27, 2015, TapImmune exercised its option agreement with Mayo Clinic with the signing of a worldwide exclusive license agreement to commercialize a proprietary folate receptor alpha vaccine technology for all cancer indications. As part of this Agreement, the IND from for the folate receptor alpha Phase I trial was transferred from Mayo to TapImmune for amendment for the Company’s Phase II Clinical Trials on our lead product.

On September 15, 2015, we announced that our collaborators at the Mayo Clinic had been awarded a grant of $13.3 million from the U.S. Department of Defense. This grant, commencing September 15, 2015, will cover the costs for a 280 patient Phase II Clinical Trial of Folate Receptor Alpha Vaccine in patients with Triple Negative Breast Cancer. TapImmune will

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work closely with Mayo Clinic on this clinical trial by providing clinical and manufacturing expertise as well as providing GMP vaccine formulations. These vaccine formulations are being developed for multiple Phase II clinical programs in triple negative breast and ovarian cancer in combination with other immunotherapeutics.

On December 9, 2015, we announced that we received Orphan Drug Designation from the U. S. Food & Drug Administration’s Office of Orphan Products Development (OOPD) for our cancer vaccine TPIV 200 in the treatment of ovarian cancer. The TPIV 200 ovarian cancer clinical program will now receive benefits including tax credits on clinical research and 7-year market exclusivity upon receiving marketing approval. TPIV 200 is a multi-epitope peptide vaccine that targets Folate Receptor Alpha which is overexpressed in multiple cancers.

On February 3, 2016 we announced that the U.S. Food & Drug Administration (FDA) has designated the investigation of multiple-epitope Folate Receptor Alpha Peptide Vaccine (TPIV 200) with GM-CSF adjuvant for maintenance therapy in subjects with platinum-sensitive advanced ovarian cancer who achieved stable disease or partial response following completion of standard of care chemotherapy, as a Fast Track Development Program.

Phase I Human Clinical Trials – HER2/neu+ Breast Cancer – Mayo Clinic

Patient dosing has been completed. Final safety analysis on all the patients treated is complete and shown to be safe. In addition, 19 out of 20 evaluable patients showed robust T-cell immune responses to the antigens in the vaccine composition providing a solid case for advancement to Phase II in 2015. An additional secondary endpoint incorporated into this Phase I Trial will be a two year follow on recording time to disease recurrence in the participating breast cancer patients.

For Phase I(b)/II studies, we plan to add a Class I peptide, licensed from the Mayo Clinic (April 16, 2012), to the four Class II peptides. Management believes that the combination of Class I and Class II HER2/neu antigens, gives us the leading HER2/neu vaccine platform. As the folate receptor alpha vaccine is our lead product our plans are now initiating formulation studies to progress the HER2/neu vaccine towards a Phase II Clinical Trial in 2016.

Products and Technology-Preclinical

Polystart

We converted the previously filed U.S. Provisional Patent Application on Polystart into a full Patent Application, and in February 2016 we received a Notice of Allowance from the U.S. Patent and Trademark Office (USPTO) for a patent application entitled, “A chimeric nucleic acid molecule with non-AUG initiation sequences.” The term of this patent extends to March 17, 2034. Additional patent filings are in progress. We plan to develop PolyStart as both a stand-alone therapy and as a ‘boost strategy’ to be used synergistically with our peptide-based vaccines for breast and ovarian cancer.

Current State of the Company

We are a clinical-stage immunotherapy company specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of cancer. We now plan to conduct multiple Phase II clinical trials on our vaccines. The largest of these studies in triple-negative breast cancer is expected to be totally funded by a $13.3 million grant from the US Department of Defense to our collaborators at the Mayo Clinic in Jacksonville, FL. A Company sponsored trial in triple negative breast cancer started in Q2 with recruitment at multiple sites and treatment of first patients. We believe that our development pipeline is strong and provides us the opportunity to continue to expand on collaborations with leading institutions and corporations.

We believe, the strength of our science and development approaches is becoming more widely appreciated, particularly as our clinical program has now generated positive interim data on both clinical programs in Breast and Ovarian Cancer.

We continue to be focused on our entry into Phase II Triple Negative Cancer Trials including application for Fast Track & Orphan Drug Status as well as planning for Phase II HER2/neu Breast Cancer Trials.

We expect to continue to prosecute our PolyStart patent filings and develop new constructs to facilitate collaborative efforts in our current clinical indications and those where others have already indicated interest in combination therapies.

We believe that these fundamental programs and corporate activities have positioned TapImmune to capitalize on the acceptance of immunotherapy as a leading therapeutic strategy in cancer and infectious disease.

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TapImmune’s Pipeline

We have a pipeline of potential immunotherapies under development. Phase I clinical programs on HER2/neu and breast and ovarian cancer have been completed and strong immune responses in over 90% of patients treated has provided the rationale and catalyst to advance these programs to Phase II clinical trials.

In addition to the exciting clinical developments, our peptide vaccine technology may be coupled with our recently developed in-house Polystart nucleic acid-based technology designed to make vaccines significantly more effective by producing four times the required peptides for the immune systems to recognize and act on. Our nucleic acid-based systems can also incorporate “TAP” which stands for Transporter associated with Antigen Presentation.

A key component to success is having a comprehensive patent strategy that continually updates and extends patent coverage for key products. It is highly unlikely that early patents will extend through ultimate product marketing, so extending patent life is an important strategy for ensuring product protection.

We have three active patent families that we are supporting:

1. Filed patents on PolyStart expression vector (owned by TapImmune and filed in 2014: this IP covers the use with TAP)

2. Filed patents on HER2/neu Class II and Class I antigens: exclusive license from Mayo Foundation; and

3. Filed patents on Folate Receptor Alpha antigens: exclusive license from Mayo Foundation

While the pathway to successful product development takes time, we believe we have put in place significant for success. The strength of our product pipeline and access to leading scientists and institutions gives us a unique opportunity to make a major contribution to global health care.

With respect to the broader market, a major driver and positive influence on our activities has been the emergence and general acceptance of the potential of a new generation of immunotherapies that promise to change the standard of care for cancer. The immunotherapy sector has been greatly stimulated by the approval of Provenge® for prostate cancer and Yervoy™ for metastatic melanoma, progression of the areas of checkpoint inhibitors and adoptive T-cell therapy and multiple approaches reaching Phase II and Phase III status.

We believe that through our combination of technologies, we are well positioned to be a leading player in this emerging market. It is important to note that many of the late stage immunotherapies currently in development do not represent competition to our programs, but instead offer synergistic opportunities to partner our antigen based immunotherapeutics, and Polystart expression system. Thus, the use of naturally processed T-cell antigens discovered using samples derived from cancer patients plus our Polystart expression technology to improve antigen presentation to T-cells could not only produce an effective cancer vaccines in its own right but also to enhance the efficacy of other immunotherapy approaches such as CAR-T and PD1 inhibitors for example.

Recent Developments and Highlights

August 2016 Private Placement Transaction. On August 10, 2016, we completed a private placement of units with certain accredited investors. The units (“Units”) consisted of (i) one share of our common stock, par value $0.001 per share and (ii) one five-year warrant to purchase one share of our common stock for $0.50 (the “PIPE Warrants”). We issued and sold an aggregate of 6.06 million Units at a purchase price per Unit of $0.40 for an aggregate of approximately $2.5 million.

August 2016 Warrant Exercises. On August 11, 2016, holders of an aggregate of 7 million outstanding Series C Warrants and 5 million Series C-1 Warrants, each providing for the purchase of one share of our common stock for $0.50 per share, exercised their warrants for an aggregate exercise price of $6,000,000.

August 2016 Warrant Amendments. Simultaneous with the exercise of the warrants, we and holders of an aggregate of 37,159,975 outstanding Series A Warrants, Series A-1 Warrants, Series C Warrants, Series C-1 Warrants, Series D Warrants, Series D-1 Warrants, Series E Warrants and Series E-1 Warrants (the “Outstanding Series Warrants”) entered into Warrant Amendment Agreements (the “Amendment Agreement”), in which they agreed to amend the terms of the Outstanding Series Warrants to remove provisions from the Outstanding Series Warrants that had previously caused them to be classified as a derivative liability as opposed to equity on our balance sheet. In consideration for such amendment and the exercise of the Series C Warrants and Series C-1 Warrants, we issued an aggregate of 9 million additional shares of common stock to such warrant holders and new five-year warrants to purchase 12 million shares of our common stock at an exercise price of $0.60 per share (the “Series F and F-1Warrants”).

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The following table reflects the status of the outstanding warrants from the January and March 2015, and August 2016 private placement financings (including placement agent warrants) following the Amendment Agreement and private placement:

Series	Outstanding Warrants	Exercise Price	Expiration
A	2,573,195	$0.10	01/13/2020
C	5,019,990	$0.50	01/13/2020
D	7,319,995	$0.75	Between 07/16/2020 and 08/13/2020 and 08/19/2020 and 09/09/2020
E	7,393,195	$1.25	Between 10/01/2020 and 11/12/2020 and 11/30/2020 and 12/09/2020
A-1	5,025,000	$0.10	03/09/2020
D-1	5,000,000	$0.75	Between 08/19/2020 and 09/09/2020
E-1	5,025,000	$1.25	06/16/2020
F	7,000,000	$0.60	8/11/2021
F-1	5,000,000	$0.60	8/11/2021
PIPE Warrants	6,065,489	$0.50	8/11/2021
Broker Warrants	606,549	$0.40	8/11/2021

Addition of Executive Officer. On July 18, 2016 we announced that Dr. John Bonfiglio, a consultant and a member of our Board of Directors was appointed as our President and Chief Operating Officer and entered into an employment agreement with us. Concurrent with such appointment we amended the employment agreement of Dr. Wilson for Dr. Wilson to relinquish the office of President.

Her2neu License Agreement. On June 7, 2016 the Company announced that it exercised its option agreement with Mayo Clinic and signed a worldwide license agreement to a proprietary HER2neu vaccine technology. The license gives TapImmune the right to develop and commercialize the technology in any cancer indication in which the Her2neu antigen is overexpressed.

Phase II Trials Started. On April 26, 2016 the Company announced plans to participate in a Phase 2 trial of its cancer vaccine, TPIV 200, a multi-epitope anti-folate receptor vaccine (FRa), in combination with durvalumab (MEDI4736), an anti-PD-L1 antibody, in patients with platinum-resistant ovarian cancer. The study started with the enrollment and treatment of patients in the second quarter of 2016 at Memorial Sloan Kettering Cancer Center in New York and is being led by Jason Konner, M.D. as Principal Investigator. On June 21, 2016, we announced the treatment of the first patient in a company-sponsored Phase II trial in triple negative breast cancer as part of a multi-center study.

Manufacturing. On April 7, 2016, the Company announced that it has successfully completed formulation development, scale-up, GMP (Good Manufacturing Practice) manufacturing, and the release of TPIV 200, its multi-epitope folate receptor peptide vaccine for breast and ovarian cancer. The manufactured product contains five peptide antigens freeze dried in a single vial, ready for injection after reconstitution and addition of granulocyte-macrophage colony-stimulating factor (GM-CSF). TPIV 200 doses are now available for the upcoming Phase II clinical trials in both triple negative breast cancer and ovarian cancer.

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Results of Operations

In this discussion of the Company’s results of operations and financial condition, amounts, other than per-share amounts, have been rounded to the nearest thousand dollars.

Three Months Ended June 30, 2016 Compared to Three Months Ended June 30, 2015

We recorded a net income of $5,974,000 or $0.08 basic and ($0.03) diluted per share during the three months ended June 30, 2016 compared to a net loss of $60,216,000 or ($1.80) basic and diluted per share for the three months ended June 30, 2015 due primarily to the changes in the fair value of our derivative liability.

Operating costs increased to $2,426,000 during the three months ended June 30, 2016 compared to $1,138,000 in the prior period. Significant changes in operating expenses are outlined as follows:

•	Research and development costs during the three months ended June 30, 2016 were $1,248,000 compared to $201,000 during the prior period. The increase was primarily due to the Company expensing the Mayo Foundation license fee payments in the current period and higher expenses relating to research.

•	General and administrative expenses increased to $1,177,000 during the three months ended June 30, 2016 from $937,000 during the prior period. This was due to generally increased expenses relating to consulting, general and administrative and professional fees during the three months ended June 30, 2016 due to increased activity in operations.

•	The changes in fair value of derivative liabilities for the three months ended June 30, 2016 was $8,237,000 as compared to ($59,079,000) for the three months ended June 30, 2015. The variance is due to the revaluation of the Series A, Series C, Series D and Series E warrants issued by us in January and March 2015. We revalue the derivative liabilities at each balance sheet date to fair value. The fair value is determined using Black-Scholes valuation model using various assumptions. The two most significant changes in the assumptions was the difference in the strike price used at June 30, 2016 of $0.51 compared to $0.96 at June 30, 2015 and the number of warrants with derivative liabilities. Due to these significant changes, the fair value of the derivative liabilities decreased by $8,237,000 with a corresponding gain in the condensed and consolidated statement of operations.

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015

We recorded a net income of $1,224,000 or $0.02 basic and loss of ($0.02) diluted per share during the six months ended June 30, 2016 compared to a net loss of $60,917,000 or ($1.99) basic and diluted per share for the six months ended June 30, 2015.

Operating costs increased to $4,179,000 during the six months ended June 30, 2016 compared to $2,166,000 in the prior period. Significant changes in operating expenses are outlined as follows:

•	Research and development costs during the six months ended June 30, 2016 were $2,234,000 compared to $811,000 during the prior period. This was due to the Company exercising its option to acquire Mayo Clinic technology as part of an agreement entered into in March 2014 and increased in in-house research activity in the current period.

•	General and administrative expenses increased to $1,945,000 during the six months ended June 30, 2016 from $1,356,000 during the prior period. This was due to generally increased expenses relating to consulting, general and administrative and professional fees during the six months ended June 30, 2016 as the Company’s operating activities increased substantially.

•	The changes in fair value of derivative liabilities for the six months ended June 30, 2016 was $5,241,000 as compared to $(58,752,000) for the six months ended June 30, 2015. The variance in the current period is due to the revaluation of the Series A, Series C, Series D and Series E warrants issued by us in January and March 2015. We revalue the derivative liabilities at each balance sheet date to fair value. The two most significant changes in the assumptions was the difference in the strike price used at June 30, 2016 of $0.51 compared to $0.96 at June 30, 2015 and the number of warrants with derivative liabilities. Due to these significant changes, the fair value of the derivative liabilities decreased by $5,241,000 with a corresponding gain in the condensed and consolidated statement of operations.

During the six months ended June 30, 2016, the Company received $231,000 of a grant awarded to Mayo Foundation from the US Department of Defense for the Phase II Clinical Trial of TPIV 200. The grant paid for the clinical supplies purchased by the Company.

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Liquidity and Capital Resources

We have not generated any revenues since inception, we have financed our operations primarily through public and private offerings of our stock and debt including warrants and the exercise thereof. The following table sets forth our cash and working capital as of June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Cash reserves	$3,768,000	$6,577,000
Working capital (deficit)	$(19,330,000)	$(21,360,000)

Net Cash Used in Operating Activities

Net cash used in operating activities during the six months ended June 30, 2016 was $2,784,000 compared to $1,828,000 during the prior period. We had no revenues during the current or prior periods. Operating expenditures, excluding non-cash interest and stock-based charges during the current period primarily consisted of consulting and management fees, office and general expenditures, and professional fees.

Net Cash Used in / Provided by Financing Activities

Net cash used in financing activities during the six months ended June 30, 2016 was $25,000 compared to net cash provided by financing activities of $4,791,000 during the prior period. In the current period we repaid a promissory note while prior period financing relates to proceeds from private placement.

Financings

Our current available funding has come from financings that we conducted in January and March of 2015 and from warrants issued in connection with our January and March, 2015 financings as well as our recent August 2016 private placement.

January 2015 Financing

In January, 2015, we entered into a Securities Purchase Agreement with certain investors for the sale of 7,320,000 units at a purchase price of $0.20 per unit, for a total purchase price of approximately $1,250,000, net of finders’ fee and offering expenses of approximately $214,000. Each unit consisting of (i) one share of the Company’s Common Stock, (ii) one Series A warrant to purchase one share of common stock, (iii) one Series B warrant to purchase one share of common stock (iv) one Series C warrant to purchase one share of common stock, (v) one Series D warrant to purchase one share of common stock, and (vi) one Series E warrant to purchase one share of common stock (the Series A, B, C, D and E warrants are hereby collectively referred to as the “January 2015 Warrants”). Series A warrants are exercisable at $1.50 per share, with a five year term. Series B warrants are exercisable at $0.40 per share, with a six month term. Series C warrants are exercisable at $1.00 per share, with a five year term. Series D warrants are exercisable at $0.75 per share only if and to the extent that the Series B warrants are exercised, with a five year term from the date that the Series B warrants are exercised. Series E warrants are exercisable at $1.25 per share, only if and to the extent that the Series C warrants are exercised, with a five year term from the date that the Series C warrants are exercised. Pursuant to a placement agent agreement, we agreed to issue warrants to purchase 366,000 common shares with substantially the same terms as the January 2015 Warrants.

March 2015 Financing

In March, 2015, we entered into a Securities Purchase Agreement with certain accredited investors for the sale of 5,000,000 units at a purchase price of $0.20 per unit, for a total purchase price of approximately $950,000, net of finders’ fee and offering expenses of approximately $50,000. Each unit consisting of (i) one share of the Company’s Common Stock, (ii) one Series A-1 warrant to purchase one share of common stock, (iii) one Series B-1 warrant to purchase one share of common stock (iv) one Series C-1 warrant to purchase one share of common stock, (v) one Series D-1 warrant to purchase one share of common stock, and (vi) one Series E-1 warrant to purchase one share of common stock (the Series A-1, B-1, C-1, D-1 and E-1 warrants are hereby collectively referred to as the “March 2015 Warrants”). The March 2015 Warrants have substantially the same terms as the January 2015 Warrants. Pursuant to a placement agent agreement, we agreed to issue warrants to purchase 125,000 common shares with substantially the same terms as the March 2015 Warrants.

Restructuring of January and March 2015 Financings

In May 2015, we entered into a restructuring agreement with the investors of the January 2015 and March 2015 financings, where:

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•	The exercise price of the Series A and Series A-1 warrants was changed from $1.50 per warrant to $0.10 per warrant,

•	The exercise price of Series B and Series B-1 warrants was changed from $0.40 per warrant to $0.20 per warrant,

•	Each warrant of Series B and Series B-1 existing prior to the restructuring agreement was replaced with two warrants of such series,

•	The exercise price of the Series C and Series C-1 warrants was changed from $1.00 per warrant to $0.50 per warrant, and

•	Each warrant of Series C and Series C-1 existing prior to the restructuring agreement was replaced with two warrants of such series.

As a result of the restructuring agreement, we issued an additional 12,320,000 Series B warrants and 12,320,000 Series C Warrants.

2016 Financing

August 2016 Private Placement Transaction. On August 10, 2016, we completed a private placement of units with certain accredited investors. The units (“Units”) consisted of (i) one share of our common stock, par value $0.001 per share and (ii) one five-year warrant to purchase one share of our common stock for $0.50 (the “PIPE Warrants”). We issued and sold an aggregate of 6.25 million Units at a purchase price per Unit of $0.40 for an aggregate of $2.5 million, pursuant to Subscription Agreements, in which we and investors made customary representations to each other.

Warrant Exercises

Between June 16, 2015 and December 9, 2015, 37,080,000 shares were issued upon exercise of certain warrants we issued in connection with our 2015 financings, providing $9.22 million in proceeds. On August 12, 2016, holders of an aggregate of 7 million outstanding Series C Warrants and 5 million Series C-1 Warrants, each providing for the purchase of one share of our common stock for $0.50 per share exercised their warrants for an aggregate exercise price of $6,000,000.

Future Capital Requirements

Our capital requirements for 2016 will depend on numerous factors, including the success of our research and development, the resources we devote to develop and support our technologies and our success in pursuing strategic licensing and funded product development relationships with external partners. Subject to our ability to raise additional capital including through possible joint ventures and/or partnerships, we expect to incur substantial expenditures to further develop our technologies including continued increases in costs related to research, nonclinical testing and clinical studies, as well as costs associated with our capital raising efforts and being a public company. We intend to spend approximately $7,500,000 over the next twelve months in carrying out our plan of operations . We will require substantial funds to conduct research and development and nonclinical and Phase II clinical testing of our licensed, patented technologies and to develop sublicensing relationships for the Phase II and III clinical testing. Our plans include seeking both equity and debt financing, alliances or other partnership agreements with entities interested in our technologies, or other business transactions that would generate sufficient resources to ensure continuation of our operations and research and development programs.

Our current available cash and cash equivalents (inclusion of our recent August 2016 private placement financing and proceeds of the exercise of outstanding warrants) are sufficient to satisfy our liquidity requirements. We believe our existing cash and cash equivalents will allow us to fund our operating plan through the end of 2017. We expect to continue to seek additional funding for our operations. Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned clinical testing and research and development activities, which could harm our business. The sale of additional equity or debt securities may result in additional dilution to our shareholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations. We also will require additional capital beyond our currently forecasted amounts.

Because of the numerous risks and uncertainties associated with research, development and commercialization of our product candidates, we are unable to estimate the exact amounts of our working capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

•	the number and characteristics of the product candidates we pursue;

•	the scope, progress, results and costs of researching and developing our product candidates, and conducting nonclinical and clinical trials including the research and development expenditures we expect to make in connection with our license agreements with Mayo Foundation;

•	the timing of, and the costs involved in, obtaining regulatory approvals for our product candidates;

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•	our ability to maintain current research and development licensing agreements and to establish new strategic partnerships, licensing or other arrangements and the financial terms of such agreements;

•	our ability to achieve our milestones under our licensing arrangements and the payment obligations we may have;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

•	the timing, receipt and amount of sales of, or royalties on, our future products, if any.

We have based our estimates on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our shares or debt and other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

Various conditions outside of our control may detract from our ability to raise additional capital needed to execute our plan of operations, including overall market conditions in the international and local economies. We recognize that the United States economy has suffered through a period of uncertainty during which the capital markets have been impacted, and that there is no certainty that these levels will stabilize or reverse despite the optics of an improving economy. Any of these factors could have a material impact upon our ability to raise financing and, as a result, upon our short-term or long-term liquidity.

Going Concern

We have no sources of revenue to provide incoming cash flows to sustain our future operations. As outlined above, our ability to pursue our planned business activities is dependent upon our successful efforts to raise additional capital.

While these factors raise substantial doubt regarding our ability to continue as a going concern. Our condensed consolidated financial statements have been prepared on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business. Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes of financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Tax Loss and Credit Carryforwards

As of December 31, 2015 and 2014, we have approximately $24,123,000 of federal and $4,336,000 of state NOLs that may be available to offset future taxable income, if any. The federal net operating loss carryforwards, if not utilized, will expire between 2029 and 2035. The state net operating loss carryforwards, if not utilized, will expire in 2035. Any greater than 50% change in ownership under Section 382 of the Internal Revenue Code, or the Code, places significant annual limitations on the use of such net operating loss carryforwards.

At December 31, 2015 and 2014, we recorded a 100% valuation allowance against our deferred tax assets of approximately $10,826,000 and $12,471,000, respectively, as our management believes it is uncertain that they will be fully realized. If we determine in the future that we will be able to realize all or a portion of our net operating loss carryforwards, an adjustment to our net operating loss carryforwards would increase net income in the period in which we make such a determination.

Inflation

Inflation affects the cost of raw materials, goods and services that we use. In recent years, inflation has been modest. However, fluctuations in energy costs and commodity prices can affect the cost of all raw materials and components. The competitive environment somewhat limits our ability to recover higher costs resulting from inflation by raising prices. Although we cannot precisely determine the effects of inflation on our business, it is management’s belief that the effects on revenues and operating results will not be significant. We do not believe that inflation has had a material impact on our results of operations for the periods presented, except with respect to payroll-related costs and other costs arising from or related to government imposed regulations.

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of the end of the period covered by this report. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is accumulated and communicated to management, including our Principal Executive Officer and Principal Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Based on such evaluation, our Principal Executive Officer and Principal Financial Officer has concluded that, as of the end of the period covered by this report, our disclosure controls and procedures are not effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports that we file or submit under the Exchange Act.

It should be noted that any system of controls is based in part upon certain assumptions designed to obtain reasonable (and not absolute) assurance as to its effectiveness, and there can be no assurance that any design will succeed in achieving its stated goals.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting during the six months ended June 30, 2016 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

Item 1.	Legal Proceedings

Management is not aware of any material legal proceedings and there are no pending material procedures that would affect the property of the Company. Management is not aware of any legal proceedings and contemplated by any government authority or any other party involving the Company. As of the date of this Quarterly Report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceeding. Management is not aware of any other legal proceedings pending or threatened against the Company.

Item 1A.	Risk Factors

Not required.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

(a)	We issued the following restricted securities during the period covered by this report to the named individual pursuant to exemptions under the Securities Act of 1933 including Section 4(2):

On May 1, 2016 the Company returned the 315,000 shares of Glynn Wilson, Ph.D., to the treasury and issued 228,218 shares to Dr. Glynn Wilson, Ph.D., to adjust for the withholding tax liability for the shares awarded.

On May 3, 2016 the Company issued 40,000 shares to Gary Poelstra, pursuant to a financial consulting agreement.

On May 28, 2016 the Company issued 41,037, 40,625 and 40,625 shares to Arsalan Farmanfarmai, Tona Family Trust and Frank Baughman, respectively, pursuant to debt conversion agreements of 2014.

On May 30, 2016 the Company issued 30,000 and 70,000 shares to Dennis S. Dobson and Dennis Dobson Jr., respectively, pursuant to an investor relations agreement.

On May 30, 2016 the Company issued 100,000 shares to Proactive Capital Resource Group, LLC, pursuant to an investor relations agreement.

Item 3.	Defaults Upon Senior Securities

None.

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Item 4.	Mine Safety Disclosure

Not Applicable.

Item 5.	Other Information

The disclosure set forth below is provided in lieu of a separate Form 8-K filing.

On August 10, 2016, holders of an aggregate of 7 million outstanding Series C Warrants and 5 million Series C-1 Warrants, each providing for the purchase of one share of Company common stock for $0.50 per share, entered into binding commitments to exercise those warrants for an aggregate exercise price of $6,000,000. The closing of the exercise of the warrants was conditioned on the closing of the Warrant Amendment Agreements entered into on August 10, 2016, between the Company and the holders of the Series C and Series C-1 Warrants, who also hold an aggregate of 37,159,975 outstanding Series A Warrants, Series A-1 Warrants, Series C Warrants, Series D Warrants, Series D-1 Warrants, Series E Warrants and Series E-1 Warrants (the “Outstanding Series Warrants”), in which they agreed to amend the terms of the Outstanding Series Warrants to remove provisions from the Outstanding Series Warrants that had previously caused them to be classified as a derivative liability as opposed to equity on the Company’s balance sheets.

The holders of the 7 million Series C Warrants and 5 million Series C-1 Warrants paid the $6 million exercise price for such warrants to the Company on August 11, 2016, and the Outstanding Series Warrants were amended on such date. In consideration for such amendment and the exercise of the Series C Warrants and Series C-1 Warrants, on August 11, 2016, the Company issued an aggregate of 9 million additional shares of restricted common stock to such warrant holders and new five-year Series F Warrants and Series F-1 Warrants to purchase an aggregate of 12 million shares of Company common stock at an exercise price of $0.60 per share. The form of the Series F and Series F-1 Warrants were filed as exhibits to the Prior Report.

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Item 6.	Exhibits

The following exhibits are included with this Quarterly Report on Form 10-Q:

		Incorporated by Reference
Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith

3.1	Amended and Restated Bylaws of TapImmune Inc.	8-K	000-27239	3.1	7/15/16

4.1	Form of PIPE warrant	8-K	000-27239	4.1	8/11/16

4.2	Form of Amended Series A Warrant	8-K	000-27239	4.2	8/11/16

4.3	Form of Amended Series C Warrant	8-K	000-27239	4.3	8/11/16

4.4	Form of Amended Series D Warrant	8-K	000-27239	4.4	8/11/16

4.5	Form of Series E Warrant	8-K	000-27239	4.5	8/11/16

4.6	Form of Amended Series A-1 Warrant	8-K	000-27239	4.6	8/11/16

4.7	Form of Amended Series D-1 Warrant	8-K	000-27239	4.7	8/11/16

4.8	Form of Amended Series E-1 Warrant	8-K	000-27239	4.8	8/11/16

4.9	Form of Series F Warrant	8-K	000-27239	4.9	8/11/16

4.10	Form of Series F1 Warrant	8-K	000-27239	4.10	8/11/16

4.11	Form of Katalyst Warrant	8-K	000-27239	4.11	8/11/16

10.1	Amendment to Employment Agreement between TapImmune Inc. and Glynn Wilson, dated as of July 18, 2016	8-K	000-27239	10.1	7/19/16

10.2	Employment Agreement between TapImmune Inc. and John Bonfiglio dated as of July 18, 2016.	8-K	000-27239	10.2	7/19/16

10.3	Form of Subscription Agreement	8-K	000-27239	10.1	8/11/16

10.4	Registration Rights Agreement	8-K	000-27239	10.2	8/11/16

10.5	Form of Warrant Amendment Agreement	8-K	000-27239	10.3	8/11/16

10.6	Agency Agreement with Katalyst Securities LLC and GP Nurmenkari Inc., dated as of July 21, 2016	8-K	000-27239	10.4	8/11/16

10.7	License and Assignment Agreement with Mayo Foundation for Medical Education and Research dated May 19, 2016.**					X

31.1	Certification of Principal Executive Officer and Acting Principal Accounting Officer Pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1933, as amended.					X

32.1	Certification of Principal Executive Officer and Acting Principal Accounting Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.					X

**	Confidential treatment has been requested for the redacted portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22

Exhibit 101

101.INS - XBRL Instance Document

101.SCH - XBRL Taxonomy Extension Schema Document

101.CAL - XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF - XBRL Taxonomy Extension Definition Linkbase Document

101.LAB - XBRL Taxonomy Extension Label Linkbase Document

101.PRE - XBRL Taxonomy Extension Presentation Linkbase Document

23

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TAPIMMUNE INC.

/s/ Glynn Wilson
Glynn Wilson Chairman, Chief Executive Officer, Principal Executive Officer and Chief Financial Officer Date: August 15, 2016

24

Exhibit 10.7

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

LICENSE AND ASSIGNMENT AGREEMENT

This patent, know-how, materials license and IND assignment agreement (“Agreement”) is by and between Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”), and TapImmune, Inc., a for-profit corporation, having a place of business at 50 North Laura Street, Suite 2500, Jacksonville, FL 32202 (“COMPANY”), each a “Party,” and collectively “Parties”.

WHEREAS, MAYO, the University of Washington (“UW”) and IDM Pharma, Inc. (“IDM” and all three together “COLLABORATORS”) have employees who are named inventors under the Patent Rights as defined herein and therefore share an interest in the Patent Rights.

WHEREAS (i) MAYO and the University of Washington and (ii) MAYO and IDM Pharma, Inc. have entered into separate agreements permitting MAYO to administer and commercialize the Patent Rights on behalf of the University of Washington and IDM Pharma, Inc.

WHEREAS, MAYO desires to make its intellectual property rights and the rights of the UW and IDM under the Patent Rights available for the development and commercialization of products, methods and processes for public use and benefit;

WHEREAS, COMPANY represents itself as being knowledgeable in developing and commercializing vaccine technology;

WHEREAS, MAYO and COMPANY entered into a Technology Option Agreement on May 25th, 2010 for the intellectual property rights to be licensed hereunder;

WHEREAS, COMPANY has exercised its option from MAYO; and

WHEREAS, MAYO is willing to grant and COMPANY is willing to accept license under such rights for the purpose of developing such technology.

NOW THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the Parties hereby agree as follows:

Article 1.00 - Definitions

For purposes of this Agreement, the terms defined in this Article will have the meaning specified and will be applicable both to the singular and plural forms:

1

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.01 For MAYO, “Affiliate”: any corporation or other entity within the same “controlled group of corporations” as MAYO or its parent MAYO Clinic. For purposes of this definition, the term “controlled group of corporations” will have the same definition as Section 1563 of the Internal Revenue Code as of November 10, 1998, but will include corporations or other entities which if not a stock corporation, more than fifty percent (50%) of the board of directors or other governing body of such corporation or other entity is controlled by a corporation within the controlled group of corporations of MAYO or Mayo Clinic. MAYO’s Affiliates include, but are not limited to: Mayo Clinic; Mayo Collaborative Services, Inc.; Mayo Clinic Hospital, Rochester; Mayo Clinic Florida; Mayo Clinic Arizona; and its Mayo Clinic Health System entities.

For COMPANY, UW and IDM, “Affiliate”: any corporation or other entity that controls, is controlled by, or is under common control with, COMPANY. For purposes of this definition, “control” means ownership of: (a) at least fifty percent (50%) or the maximum percentage, if less than fifty percent (50%), as allowed by applicable law, of the outstanding voting securities of such entity; or (b) at least fifty percent (50%) of the decision-making authority of such entity.

1.02 “Change of Control”: (a) the acquisition of COMPANY by another person or entity by means of any transaction or series of related transactions (including any stock transfer or series of transfers, reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of COMPANY; or (b) a sale of all or substantially all of the assets of COMPANY to which this Agreement relates.

1.03 “Confidential Information”: all proprietary unpublished or nonpublic information or materials including, but not limited to, written, oral or virtually presented information and such items as electronic media products, trade secrets, financial information, equipment, databases and the like provided by one Party to the other under this Agreement, or which is observed by a Party while on the other Party’s premises. Confidential Information does not include any information or material that receiving party evidences is: (a) already known to the receiving party at the time of disclosure (other than from the disclosing party); (b) publicly known other than through acts or omissions of the receiving party; (c) disclosed to the receiving party by a third party who was not and is not under any obligation of confidentiality; or (d) independently developed by employees of the receiving party without knowledge of or access to the Confidential Information.

1.04 “Effective Date”: May 4th, 2016.

1.05 “Field”: Therapeutic use against breast, ovarian, lung and any other cancers that overexpress Her2/Neu antigens.

1.06 “Know-How”: research and development information, unpatented inventions, trade secrets, know-how and supportive information developed by Dr. Keith Knutson while at MAYO, which are related to the technology under the Patent Rights, controlled by MAYO as of the Effective Date to the extent it is necessary for the development or manufacture of a Licensed Product (MAYO files #2007-223).

2

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.07 “Licensed Product”: Products or services that (i) in the absence of the Agreement, would infringe at least one Valid Claim or (ii) the development, manufacture or use incorporates or was derived from the Know-How or Materials provided to COMPANY by MAYO and/or its Affiliates.

1.08 “Materials”: Biological specimens, software or other tangible property including data and written information provided by MAYO to COMPANY including the trial data and analysis for Mayo Trial MC1136 listed in Exhibit 1.

1.09 “Net Sales”: the amount invoiced by COMPANY or, in the case of a permitted sublicense, a Sublicensee, for the sale or transfer of a Licensed Product to a third party, less documented: (a) sales, excise or use taxes shown on the face of the invoice, excluding value-added tax; (b) credits for defective or returned Licensed Products actually given; and (c) regular trade and discount allowances given. Leasing, lending, consigning or any other activity by means of which a non-affiliated third party acquires the right to possess or use a Licensed Product shall be deemed a transfer for the purpose of determining Net Sales. Net Sales on Licensed Products transferred as part of a non-cash exchange shall be calculated at the then-current customary sales price invoiced to third parties or fair market value if there are no current invoices to third parties. In the event that COMPANY transfers Licensed Products to an Affiliate, and the Affiliate retransfers the Licensed Product to third-party customers, the Net Sales shall be the price charged by the Affiliate to third-party customers, less documented allowable deductions actually taken. If such Affiliate does not transfer the Licensed Product to a third-party customer within one year, Net Sales shall be calculated to be the higher of (i) the price charged by the Licensee to the Affiliate, (ii) the average price charged by the licensee to third-party customers, or (iii) in the absence of sales to third-party customers, the fair market price for the Licensed Products.

Net Sales accrues with the first of delivery or invoice.

1.10 “Patent Rights”: U.S. provisional application 60/984,646, PCT/US2008/081799, U.S. patent application numbersl2/740,562 and 14/480,365, divisionals, continuations, and continuations-in-part (but only for subject matter supported pursuant to 35 U.S.C. §112 by the foregoing) therefrom, patents issuing thereon, re-examinations and re-issues thereof, as well as extensions and supplementary protection certificates and any foreign counterpart of any of the foregoing (MAYO file #2007-223).

1.11 “Sublicensee”: any third party or any Affiliate to whom COMPANY has conveyed rights or the forbearance of suit under the Patent Rights, Know-How or Material.

1.12 “Sublicense Income”: consideration in any form received by COMPANY from each Sublicensee, excluding amount paid by COMPANY to MAYO on Sublicensee’s Net Sales in Section 3.04 and milestone payments in Section 3.03. Sublicense Income shall include, (i) all

3

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

fees, (ii) payments, (iii) equity, (iv) research and development funding in excess of COMPANY’s reasonable and documented costs of performing such research and development, and (v) any consideration received for an equity interest in, extension of credit to, or other investment in COMPANY, to the extent such consideration exceeds the fair market value as promptly determined by agreement of the Parties or by an independent appraiser mutually agreeable to the Parties.

1.13 “Term”: begins on the Effective Date and ends, subject to Article 10, upon COMPANY’s last obligation to make payments to MAYO under Articles 3 and 4.

1.14 “Territory”: worldwide.

1.15 “Valid Claim”: a claim within the Patent Rights that is in force and has not been held to

Article 2.00 - Grant of Rights

2.01 GRANT. Subject to the terms and conditions of this Agreement, MAYO grants to COMPANY: (a) an exclusive license with the right to sublicense, within the Field and Territory, under the Patent Rights to make, have made, use, offer for sale, sell, and import Licensed Products; and (b) a nonexclusive license, with the right to sublicense, within the Field and Territory, to use the Know-How and Materials to develop, make, have made, use, offer for sale, sell, and import Licensed Products.

Once MAYO receives the upfront payment of $300,000 in Section 3.01, MAYO will provide reasonable access to necessary personnel to transfer Know-How and Materials including the CT.Gov record transfer and associated clinical trial data each under IND #14749 (“IND”), but in no event shall MAYO be required to provide any Know-How or Materials in tangible form if it does not exist in tangible form as of the Effective Date, and in no event shall MAYO be required to provide more than four (4) hours of service for such access.

Once MAYO receives the initial upfront payment from COMPANY of $300,000 in Section 3.01, MAYO will assign IND # 14749 to Taplmmune along with the associated regulatory documents listed in Exhibit 1 under Section 1. Taplmmune will assume all regulatory reporting responsibility for this IND and any existing or future liabilities associated with it. COMPANY does agree to allow MAYO and its Affiliates the right to cross-reference IND #14749 for any MAYO clinical trials on Her2/Neu vaccine and the COMPANY will use reasonable efforts to provide assistance that may be needed for MAYO to cross-reference IND #14749.

2.02 RESERVATION OF RIGHTS. All rights herein are subject to: (a) the rights and obligations to and requirements of the U.S. government, if any have arisen or may arise, regarding the Patent Rights, including as set forth in 35 U.S.C. §§200 et al., 37 C.F.R. Part 401 et al. (“Bayh-Dole Act”); (b) MAYO’s and its Affiliates’ reserved, irrevocable right to practice and

4

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

have practiced the Patent Rights in connection with MAYO’s and its Affiliates’ educational, research and clinical programs, including MAYO’s reference laboratory, Mayo Collaborative Services, Inc.; and (c) the University of Washington’s reserved, irrevocable right to practice and have practiced the Patent Rights in connection with the University of Washington’s and its affiliates’ educational, research and clinical programs . COMPANY agrees to comply with the provisions of the Bayh-Dole Act, including promptly providing to MAYO with information requested to enable MAYO to meet its compliance requirements and substantially manufacturing Licensed Product in the U.S.

2.03 NO OTHER RIGHTS GRANTED. This Agreement does not grant any right, title or interest in or to any tangible or intangible property right of MAYO or its Affiliates, including any improvements thereon, or to any Patent Rights, Know-How or Materials outside the Field that is not expressly stated in Section 2.01. All such rights, titles and interests are expressly reserved by MAYO and COMPANY agrees that in no event will this Agreement be construed as a sale, an assignment or an implied license by MAYO or its Affiliates to COMPANY of any such tangible or intangible property rights.

2.04 SUBLICENSES. Any sublicense by COMPANY shall be to a Sublicensee that agrees in writing to be bound by substantially the same terms and conditions as COMPANY herein, excluding financial terms and conditions, or such sublicense shall be null and void. Sublicenses granted hereunder shall not be transferable, including by further sublicensing, delegatable or assignable without the prior written approval of MAYO or such further sublicensing, delegation or assignation shall be null and void. COMPANY will provide MAYO with a copy of each sublicense agreement promptly after execution. COMPANY is responsible for the performance of all Sublicensees as if such performance were carried out by COMPANY itself, including the payment of any royalties or other payments provided for hereunder triggered by such Sublicense, regardless of whether the terms of any sublicense require that Sublicensee pay such amounts (such as in a fully paid-up license) to COMPANY or that such amounts be paid by the Sublicensee directly to MAYO. Each sublicense agreement shall name MAYO as a third party beneficiary and, unless MAYO has provided written consent, all rights of Sublicensees shall terminate when COMPANY’s rights terminate. COMPANY shall not grant any fully-paid up, royalty-free or exclusive sublicenses without MAYO’s prior written consent.

Article 3.00 - Royalties

3.01 UP-FRONT. COMPANY will make the following nonrefundable and noncreditable up-front license fee payments to MAYO totaling THREE HUNDRED THOUSAND DOLLARS (US $300,000) as partial consideration for entering into this agreement within thirty (30) days of the Effective Date of this Agreement. For avoidance of any doubt, failure of COMPANY to make any of the payments listed in this Section 3.01 on time is a material breach of this Agreement.

5

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.02 ANNUAL LICENSE MAINTENANCE FEE. During the Term of this Agreement, COMPANY will pay annual, nonrefundable and noncreditable license maintenance fees of ***** (US $*****) to MAYO beginning on the second (2nd) anniversary of the Effective Date and every anniversary thereafter (i) until royalties are due under Section 3.04 or (ii) unless COMPANY is making other payments to MAYO in such year pursuant to COMPANY’s obligation under Article 3.00.

3.03 MILESTONE FEES. COMPANY will pay the following nonrefundable and noncreditable milestone fees to MAYO for each Licensed Product developed by COMPANY it Affiliates or a Sublicensee within thirty (30) days of the achievement of the following events:

	EVENT	MILESTONE PAYMENT

1	Completion of a *successful phase II clinical trial for each Licensed Product and submission of a final report to the FDA	$US *****

2	Completion of a *successful phase III clinical trial for each Licensed Product and submission of a final report to the FDA	$US *****

3	Receipt of US regulatory approval for each Licensed Product	$US *****

4	Receipt of Canadian or European regulatory approval for each Licensed Product	$US *****

5	Achievement of annual worldwide Net Sales between $75-150 million	$US *****

6	Achievement of annual worldwide Net Sales between $150-500 million	$US *****

7	Achievement of annual worldwide Net Sales $500 million or greater	$US *****

8	Change in Control to another company with a market capitalization at the time of the Change in Control between $100-$750 million dollars	$US *****

9	Change in Control to another company with a market capitalization at the time of the Change in Control greater than $750 million dollars	$US *****

*	Success meaning the achievement of a primary or secondary endpoint or other success criteria defined in the protocol.

For avoidance of doubt, the annual period for milestone payments will be a calendar year.

There will be no Change of Control Milestones to another company with a market capitalization of under $100 million dollars.

6

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.04 EARNED ROYALTIES. COMPANY shall pay MAYO a nonrefundable and noncreditable royalty of ***** percent (*****%) of the Net Sales of the Licensed Product sold by COMPANY, its Affiliates and/or its Sublicensees (“Earned Royalties”). The Earned Royalties are payable as described in Section 4.01. Licensed Products transferred to MAYO or its Affiliates are not considered transfers for purposes of determining Net Sales or for calculating Earned Royalties. No Earned Royalties are due MAYO on transfers to MAYO or MAYO Affiliates. Earned Royalties shall terminate on a Licensed Product-by-Licensed Product and country-by-country basis the latter of (i) first date when there is no longer a Valid Claim covering such Licensed Product in the country where such Product is made or sold; or (ii) ten (10) years from the first commercial sale in a country when a Licensed Product is not covered by a Valid Claim in that country.

3.05 MINIMUM ROYALTIES. Beginning in the calendar year following the first commercial sale of a Licensed Product and continuing through the Tenn., COMPANY shall pay MAYO an annual minimum royalty (“Annual Minimum Royalty”) of ***** (US$*****) if the royalties otherwise due from the Net Sales of Licensed Products falls below this amount. If in any calendar year during the COMPANY’s obligation to make a minimum royalty payment the aggregate amount of the Earned Royalty payments made during such year is less than the applicable Annual Minimum Royalty for such year (a “Shortfall”), then COMPANY shall make an additional payment to MAYO in the amount of the Shortfall together with the second half-year Earned Royalty payment for such year.

3.06 ROYALTY STACKING. If COMPANY is a party to a license agreement with any third party, which license is required for the manufacture, use and/or sale of a Licensed Product and the total royalty due such third party and MAYO (to be paid by COMPANY) exceeds ***** (*****%) percent of Net Sales on a Licensed Product-by-Licensed Product and country-by-country basis, COMPANY may reduce the royalty rate applicable hereunder on such Licensed Product by 0.5% for each 1% of the royalty rate payable to such third party until such time that the total royalty obligation to all parties on such Licensed Product is ***** (*****%) or less; provided, however, that in no event will the Earned Royalties otherwise due to MAYO be reduced to less than ***** (*****%) percent. If such other license(s) include(s) a royalty stacking provision of like intent to this Section, the royalty rate reduction provided for in this Section 3.06 would be calculated as if such provision in such other license were absent. COMPANY agrees to notify MAYO immediately if COMPANY enters into any additional license(s) with a third party or parties that would affect the Earned Royalty amount received by MAYO.

For avoidance of any doubt, any royalties or other payments that the COMPANY may make to AYER or any other party for COMPANY’s acquisition of AYER’s rights under AYER’s existing option agreement with MAYO to take a license to Patent Rights, Know-How and Materials shall not be subject to the royalty stacking provisions under this Section 3.06.

7

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.07 SUBLICENSE INCOME ROYALTY. COMPANY will make nonrefundable and noncreditable payments to MAYO of: (i) *****percent (*****%) percent of Sublicense Income received by COMPANY resulting from sublicenses granted to Sublicensees prior to the completion of a phase II trial and (ii) ***** percent (*****%) of Sublicense Income received by the COMPANY resulting from sublicenses granted to Sublicensees after the completion of a phase II trial. The Sublicense Income is payable as described in Section 4.01.

3.08 BEST PRICE. Subject to any marketing agreement(s) between COMPANY and its marketing partner(s) and Sublicensees, MAYO may, at its sole option, purchase the Licensed Product from COMPANY or a Sublicensee for use within MAYO’s and its Affiliates’ educational, research and clinical programs in any quantity at the prior year’s best net price offered by the COMPANY to any end user. The prior year’s best net price will be determined on each January 1” and reported to MAYO in its Feb 1St reports due under Section 4.01 and will apply for the entire forthcoming calendar year (January 1 - December 31). COMPANY will report such sales to MAYO as part of the royalty report described in Section 4.01.

3.09 TAXES. COMPANY is responsible for all taxes, duties, import duties, assessments and other governmental charges, however designated, which are now or hereafter imposed by any authority on COMPANY: (a) by reason of the performance by MAYO of its obligations under this Agreement, or the payment of any amounts by COMPANY to MAYO under this Agreement; (b) based on the Patent Rights; or (c) related to use, sale or importation of the Licensed Product. Any withholding taxes that COMPANY is required by law to withhold on remittance of the royalty payments shall be paid forthwith to MAYO in an amount which shall result in the net amount being received by MAYO being equal to the amount which would have been received by MAYO had no such deduction or withholding been made. If necessary, COMPANY will obtain, or assist MAYO in obtaining, any tax reduction (including avoidance of double taxation), tax refund or tax exemption available to MAYO by treaty or otherwise.

3.10 U.S. CURRENCY. All payments to MAYO under this Agreement will be made by draft drawn on a U.S. bank, and payable in U.S. dollars. In the event that conversion from foreign currency is required in calculating a payment under this Agreement, the exchange rate used shall be the Interbank rate quoted by US Bank at the end of the last business day of the quarter in which the payment accrued.

3.11 OVERDUE PAYMENTS. If overdue, the payments due under this Agreement shall bear interest until paid at a per annum rate of two percent (2%) above the prime rate in effect at US Bank on the due date. MAYO shall be entitled to recover, in addition to all other remedies, reasonable attorneys’ fees and costs related to the administration or enforcement of this Agreement, including collection of payments, following COMPANY’s such failure to pay. The acceptance of any payment, including such interest, shall not foreclose MAYO from exercising any other right or seeking any other remedy that it may have as a consequence of the failure of COMPANY to make any payment when due.

8

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Article 4.00 - Accounting and Reports

4.01 REPORTS AND PAYMENT. COMPANY will deliver to MAYO on or before the following dates: 1 February and 1 August, a written report setting forth a full accounting showing how any amounts due to MAYO for the preceding calendar half-year have been calculated as provided in this Agreement, including an accounting of total Net Sales with a reporting of any applicable foreign exchange rates, deductions, allowances, and charges and any payments due from Sublicensees. Each report will include product names, part numbers and quantity sold for each country in which the Licensed Product was sold. Furthermore, the report will include detailed information about Licensed Products sold to MAYO or MAYO Affiliates at cost, pursuant to Section 3.08. If no Licensed Product transfers have occurred and no other amounts are due to MAYO, COMPANY will submit a report so stating. Each such report will be accompanied by the payment of all amounts due for such calendar half-year.

4.02 ACCOUNTING. COMPANY will, throughout the Term, keep complete, continuous, true and accurate books of accounts and records sufficient to support and verify the calculation of Net Sales, all royalties and any other amount believed due and payable to MAYO under this Agreement. Such books and records will be open at all reasonable times for inspection by a representative of MAYO for audit and verification of royalty statements or of compliance with other aspects of this Agreement. The MAYO representative will treat as confidential all relevant matters and will be a person or firm reasonably acceptable to COMPANY. In the event such audit reveals an underpayment by COMPANY, COMPANY will within thirty (30) days pay the royalty due in excess of the royalty actually paid. In the event the audit reveals an underpayment by COMPANY of more than ***** percent (*****%) of the amount due, COMPANY will pay interest on the royalty due in excess of the royalty actually paid at the highest rate then permitted by law. In either event, COMPANY will pay all of MAYO’s costs in conducting the audit.

Article 5.00 - Diligence

5.01 DILIGENCE. COMPANY, its Affiliate or a Sublicensee shall diligently develop the technology under the Patent Rights to bring Licensed Products to market.

5.02 DILIGENCE MILESTONES. COMPANY understands that such diligence by COMPANY is essential for MAYO to realize it value from the commercialization of the Patent Rights. Hence, COMPANY, its Affiliate or a Sublicensee shall, during the Term, use best efforts to achieve the diligence events described in this Section 5.02.

DILIGENCE EVENT

Initiate a Phase II clinical trial for a Licensed Product prior to the 2nd anniversary of the Agreement and, once initiated, keep current on all COMPANY phase II funding obligations.

Initiate a Phase IIB or III clinical trial for a Licensed Product prior to the 5th anniversary of the Agreement

9

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

If COMPANY fails to meet one of the diligence events, then MAYO may elect to terminate the License Agreement upon ninety (90) days’ prior written notice, in which case all licensed right in the Agreement will revert to MAYO, unless MAYO and COMPANY agree in writing to amend or modify the diligence events in connection with COMPANY’s demonstration to MAYO of its bona fide intention to commercialize a Licensed Product through COMPANY’s delivery to MAYO of a reasonable action plan to achieve the diligence event, its payment to MAYO of a mutually agreed amount, or otherwise. Notwithstanding the foregoing, COMPANY shall not be responsible for the failure to meet the diligence event stated in this section if the inability of COMPANY to do so results from scientific non-performance of a Licensed Product to achieve a primary endpoint. In any such case of non-performance, COMPANY shall promptly inform MAYO of such situation and Mayo will terminate the licenses granted in the Agreement unless COMPANY can reasonably demonstrate that it can rectify the situation within one hundred and eighty (180) days.

Article 6.00 - Intellectual Property Management

6.01 REIMBURSEMENT AND CONTROL. COMPANY will have the first right to prepare, file, prosecute abandon, or otherwise handle the Patent Rights with prior advice and comment from MAYO. COMPANY shall pay all costs and expenses associated with the filing, prosecution and maintenance of the Patent Rights, whether arising before or during the Term. COMPANY shall pay for costs and expenses associated with the Patent Rights incurred by MAYO prior to the Effective Date within ninety (90) days of receiving an invoice from MAYO. In the event that the COMPANY decides to abandon certain patents within the Patent Rights, COMPANY shall so inform MAYO within at least sixty (60) days of taking the action or failing to act, which would cause such abandonment of rights. Should MAYO choose to continue the prosecution or maintenance of the said patents(s) within the Patent Rights, MAYO shall pay the cost of such activity, and the license to the COMPANY for the said patent(s) within the Patent Rights shall terminate. MAYO shall have sole control over the protection, defense, enforcement, maintenance, abandonment and other handling of the Know-How and Materials. MAYO will have no liability to COMPANY for any act or omission in the preparation, filing, prosecution, maintenance, abandonment, or other handling of the Patent Rights, Know-How and Materials.

6.02 ENFORCEMENT. If either Party becomes aware of a third party infringement of any unexpired claim within the Patent Rights, that Party will promptly notify the other Party with written notice. COMPANY shall have the first right, but not the obligation, to prosecute in its own name and at its own expense any infringement of the Patent Rights. If COMPANY elects to commence an infringement action, COMPANY shall bear all expenses related to such action and, MAYO at its option, may join as a party to such action. Regardless of whether MAYO joins as a party, COMPANY shall control such action, and MAYO shall, within reason, cooperate fully with COMPANY in connection with any such action provided any reasonable out-of-pocket expense incurred by MAYO in providing such cooperation will be paid by COMPANY. Recoveries or reimbursements from infringement actions commenced by COMPANY shall be

10

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

distributed as follow: (i) the Parties shall be reimbursed litigation expenses, including but not limited to reasonable attorneys’ fees; (ii) as to ordinary damages, COMPANY shall receive an amount equal to its lost profits or a reasonable royalty on the sales of the infringer’s product (whichever measure of damages the court shall have applied) and shall be included towards Net Sales calculations for royalty determination for payment to MAYO; and (iii) any remaining recoveries or reimbursements shall be paid ***** percent (*****%) to COMPANY and ***** percent (*****%) to MAYO. If COMPANY decides not to prosecute infringement of any Patent Rights, MAYO reserves the right, without obligation, to prosecute such infringement, in which roles and returns stated above in this paragraph shall be reversed. For avoidance of doubt regarding returns resulting from MAYO prosecution, recoveries or reimbursements from infringement actions commenced by MAYO shall be distributed as follow: (i) the Parties shall be reimbursed litigation expenses, including but not limited to reasonable attorneys’ fees; (ii) as to ordinary damages, MAYO shall receive an amount equal to COMPANY’s lost profits or a reasonable royalty on the sales of the infringer’s product (whichever measure of damages the court shall have applied) and MAYO will apply the applicable Earned Royalty rate under Section 3.04 to the distribution received by MAYO and provide that calculated amount to the COMPANY; and (iii) any remaining recoveries or reimbursements shall be paid ***** percent (*****%) to MAYO and ***** percent (*****%) to COMPANY.

6.03 PATENT TERM EXTENSION. COMPANY shall consult with MAYO in selecting the patent covering each Licensed Product for patent term extension for or supplementary protection certificate under in accordance with the applicable laws of any country. Each Party agrees to execute any documents and to take any additional actions as the other Party may reasonably request in connection therewith.

6.04 PATENT MARKING. To the extent commercially feasible, COMPANY will mark all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent within the Patent Rights that cover such Licensed Product(s). Any such marking will be in conformance with the patent laws and other laws of the country of manufacture or sale.

6.05 DEFENSE. MAYO will have the first right, but not the obligation, to take any measures deemed appropriate by MAYO, regarding (a) challenges to the Patent Rights (including interferences in the U.S. Patent and Trademark Office and oppositions in foreign jurisdictions) and (b) defense of the Patent Rights (including declaratory judgment actions), Know-How or Materials. COMPANY shall reasonably cooperate in any such measures if requested to do so by MAYO.

6.06 THIRD PARTY LITIGATION. In the event a third party institutes a suit against COMPANY for patent infringement involving a Licensed Product, COMPANY will promptly inform MAYO and keep MAYO regularly informed of the proceedings. COMPANY agrees to indemnify, defend and hold harmless MAYO for any claims, demands or law suits related thereto.

11

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Article 7.00 - Use of Name

7.01 USE OF NAME AND LOGO. Neither Party will use for publicity, promotion or otherwise, any logo, name, trade name, service mark or trademark of the other Party or the University of Washington’s without the other Parties prior, written, express consent or, in the case of the use of University of Washington’s logo, name, trade name, service mark or trademark, prior, written, express consent of the University of Washington. COMPANY will not use for publicity, promotion or otherwise, any logo, name, trade name, service mark or trademark of MAYO or its Affiliates, including, but not limited to, the terms “MAYO®,” “MAYO Clinic®” and the triple shield MAYO logo, or any simulation, abbreviation or adaptation of the same, or the name of any MAYO employee or agent, without MAYO’s prior, written, express consent. Either Party may withhold such consent in its absolute discretion.

With regard to the use of MAYO’s name, all requests for approval pursuant to this Section must be submitted to the MAYO Clinic Public Affairs Business Relations Group, at the following e-mail address: PublicAffairsBR@MAYO.edu at least five (5) business days prior to the date on which a response is needed.

Article 8.00 - Confidentiality

8.01 TREATMENT OF CONFIDENTIAL INFORMATION. Except as provided for in Section 8.02, neither Party will disclose, use or otherwise make available the other’s Confidential Information during the Term and for three (3) years thereafter and will use the same degree of care it employs to protect its own confidential information.

8.02 RIGHT TO DISCLOSE.

(a)	To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, COMPANY may disclose Confidential Information of MAYO to its Sublicensees, consultants, and outside contractors on the condition that each such entity agrees to obligations of confidentiality and non-use at least as stringent as those therein.

(b)	To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, MAYO may disclose Confidential Information of COMPANY to its consultants and outside contractors on the condition that each such entity agrees to obligations of confidentiality and non-use at least as stringent as those therein.

(c)

If a Party is required by law, regulation or court order to disclose any of the Confidential Information, it will have the right to do so, provided it: (i) promptly notifies the disclosing party; and (ii) reasonably assists the

12

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

disclosing party to obtain a protective order or other remedy of disclosing party’s election and at disclosing party’s expense, and only disclose the minimum amount necessary to satisfy such obligation.

8.03 CONFIDENTIALITY OF AGREEMENTS. Except as otherwise required by law, the specific terms and conditions of this Agreement shall be Confidential Information but the existence and Field of this Agreement will not be Confidential Information and the Parties may state that COMPANY is licensed under the Patent Rights.

Article 9.00 - Warranties, Representations, Disclaimers and Indemnification

9.01 REPRESENTATIONS AND WARRANTIES OF COMPANY. COMPANY warrants and represents to MAYO that:

(a)	it is experienced in the development, production, quality control, service, manufacture, marketing and sales of products similar to the subject matter of the Patent Rights, and that it will commit itself to a thorough, vigorous and diligent program of developing and marketing the Licensed Products;

(b)	it has independently evaluated the Patent Rights, Know-How, and Materials and Confidential Information, if any, their applicability or utility in COMPANY’s activities, is entering into this Agreement on the basis of its own evaluation and not in reliance of any representation by MAYO, and assumes all risk and liability in connection with such determination;

(c)	it now maintains and will continue to maintain throughout the Term and beyond insurance coverage as set forth in Section 9.03 and that such insurance coverage sufficiently covers the MAYO Indemnitees;

(d)	the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute this binding Agreement;

(e)	it shall comply and require its Sublicensees to comply with all applicable international, national and state laws, ordinances and regulations in its performance under this Agreement; and

(f)	its rights and obligations under this Agreement do not conflict with any contractual obligation or court or administrative order by which it is bound.

13

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.02 DISCLAIMERS.

(a)	COLLABORATORS HAVE NOT MADE AND DO NOT MAKE ANY PROMISES, COVENANTS, GUARANTEES, REPRESENTATIONS OR WARRANTIES OF ANY NATURE, DIRECTLY OR INDIRECTLY, EXPRESS, STATUTORY OR IMPLIED, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY, DURABILITY, CONDITION, QUALITY OR ANY OTHER CHARACTERISTIC OF THE PATENT RIGHTS, KNOW-HOW, MATERIALS, IND, OR CONFIDENTIAL INFORMATION.

(b)	PATENT RIGHTS, KNOW-HOW, MATERIALS , IND, AND CONFIDENTIAL INFORMATION ARE PROVIDED “AS IS,” “WITH ALL FAULTS” AND “WITH ALL DEFECTS,” AND COMPANY EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST COLLABORATORS FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE, REPRESENTATION OR WARRANTY OF ANY KIND RELATING TO THE PATENT RIGHTS, KNOW-HOW, MATERIALS, IND OR CONFIDENTIAL INFORMATION. COLLABORATORS EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES ARISING FROM ANY COURSE OF DEALING, USAGE OR TRADE PRACTICE, WITH RESPECT TO: THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE PATENT RIGHTS, KNOW-HOW, MATERIALS, IND AND CONFIDENTIAL INFORMATION; THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION; OR THAT THE USE, SALE, OFFER FOR SALE OR IMPORTATION OF THE LICENSED PRODUCT WILL NOT INFRINGE OTHER INTELLECTUAL PROPERTY RIGHTS. NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS AN OBLIGATION FOR MAYO TO BRING, PROSECUTE OR DEFEND ACTIONS REGARDING THE PATENT RIGHTS, KNOW-HOW, MATERIALS, IND AND CONFIDENTIAL INFORMATION.

(c)

COMPANY AGREES THAT COLLABORATORS AND THEIR AFFILIATES WILL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY OR ARISING OUT OF ANY ASSIGNMENTS OR RIGHTS GRANTED OR PERFORMANCE MADE UNDER THIS AGREEMENT, WHETHER TO OR BY COMPANY, SUBLICENSEE OR A THIRD PARTY. IN NO EVENT WILL COLLABORATOR’S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, EVEN IF COLLABORATORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR EXCEED THE

14

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

TOTAL AMOUNT OF ROYALTIES THAT HAVE ACTUALLY BEEN PAID TO MAYO BY COMPANY AS OF THE DATE OF FILING AN ACTION AGAINST A COLLABORATOR OR COLLABORATORS THAT RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES TO COMPANY.

9.03 INDEMNIFICATION AND INSURANCE.

(a)	COMPANY will defend, indemnify and hold harmless COLLABORATORS, COLLABORATORS’ Affiliates and their respective trustees, officers, agents, independent contractors and employees (“COLLABORATORS Indemnitees”) from any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including attorneys’ fees, court costs and other expenses of litigation), regardless of the legal theory asserted, arising out of or connected with: (i) the practice or exercise of any rights and assignments granted hereunder by or on behalf of COMPANY or any Sublicensee; (ii) research, development, design, manufacture, distribution, use, sale, importation, exportation or other disposition of Licensed Products; and (iii) any act or omission of COMPANY or any Sublicensee hereunder, including the negligence or willful misconduct thereof. COLLABORATORS and COLLABORATORS’ Affiliates shall have no obligation to indemnify COMPANY hereunder.

(b)	The Parties agree that this indemnity should be construed and applied in favor of maximum indemnification of COLLABORATORS’ Indemnitees.

(c)	COMPANY will continuously carry occurrence-based liability insurance, including products liability and contractual liability, in an amount and for a time period sufficient to cover the liability assumed by COMPANY hereunder during the Term and after, such amount being at least FIVE MILLION (US $5,000,000). In addition, such policy will name COLLABORATORS and COLLABORATORS’ Affiliates as additional-named insureds. The minimum limits of any insurance coverage required herein shall not limit COMPANY’s liability.

(d)	COMPANY expressly waives any right of subrogation that it may have against COLLABORATORS Indemnitees resulting from any claim, demand, liability, judgment, settlement, costs, fees (including attorneys’ fees) and expenses for which COMPANY is obligated to indemnify, defend and hold COLLABORATORS’ Indemnitees harmless under this Agreement.

15

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.04 PROHIBITION AGAINST INCONSISTENT STATEMENTS. COMPANY shall not make any statements, representations or warranties, or accept any liabilities or responsibilities whatsoever that are inconsistent with any disclaimer or limitation included in this section or any other provision of this Agreement. COMPANY shall not settle any matter that will incur liability for MAYO or require MAYO to make any admission of liability without MAYO’s prior written consent.

Article 10.00 - Term and Termination

10.01 TERM. This Agreement will expire at the end of the Term. After expiration of this Agreement, COMPANY shall have a fully-paid up license.

10.02 TERMINATION FOR BREACH OR LACK OF DILIGENCE. If COMPANY commits a material breach of this Agreement, including without limitation, the failure to make any required royalty or fee payments hereunder, MAYO will notify COMPANY in writing of such breach and COMPANY will have thirty (30) days after such notice to cure such breach to MAYO’s satisfaction. If COMPANY fails to cure such breach, MAYO may, at its sole option, convert any or all exclusive licenses granted hereunder to non-exclusive licenses, or terminate this Agreement in whole or in part by sending COMPANY written notice of termination. MAYO may, at its sole option, terminate this Agreement if a sale of a Licensed Product has not occurred within ten (10) years of the Effective Date unless the Parties agree in writing to amend the Agreement to extend this deadline.

10.03 TERMINATION FOR SUIT. MAYO does not license entities that bring suit against MAYO or its Affiliates and as such, MAYO may immediately terminate this Agreement if COMPANY or any Sublicensee directly or indirectly brings any action or proceeding against MAYO or its Affiliates, except for an uncured material breach of this Agreement by MAYO.

10.04 INSOLVENCY OF COMPANY. This Agreement terminates immediately without an obligation of notice of termination to COMPANY in the event COMPANY ceases conducting business in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.

10.05 COMPANY’s RIGHTS TO TERMINATE. COMPANY may terminate the Agreement any time by providing written notice to MAYO and the provisions in Section 10.06 shall immediately apply.

10.06 SURVIVAL. The termination or expiration of this Agreement does not relieve either Party of its rights and obligations that have previously accrued. After the Term, all license rights granted immediately revert to MAYO. All Confidential Information of a Party shall be returned or destruction certified, at the disclosing party’s election. All tangible Know-How and

16

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Materials provided by MAYO to the COMPANY shall be returned or destruction certified, as directed by MAYO. MAYO shall have the right but not an obligation to have COMPANY reassign the IND and the associated regulatory files back to MAYO. Rights and obligations that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement including Sections 4.02 (Accounting), 9.03(Indemnification and Insurance), 10.6(Survival) and Articles 7 (Name Use), 8 (Confidentiality) and 11 (General Provisions). COMPANY, on behalf of itself and its Sublicensees, shall provide an accounting for and pay, within thirty (30) days of termination or expiration, all amounts due hereunder.

Article 11.00 - General Provisions

11.01 AMENDMENTS. This Agreement may not be amended or modified except by a writing signed by both Parties and identified as an amendment to this Agreement.

11.02 CONSTRUCTION. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be construed for or against either Party.

11.03 ENTIRE AGREEMENT. This Agreement constitutes the final, complete and exclusive agreement between the Parties with respect to its subject matter and supersedes all past and contemporaneous agreements, promises, and understandings, whether oral or written, between the Parties.

11.04 EXPORT CONTROL. The Parties agree not to use or otherwise export or re-export anything exchanged or transferred between them pursuant to this agreement except as authorized by United States law and the laws of the jurisdiction in which it was obtained. In particular, but without limitation, items exchanged may not be exported or re-exported (a) into any U.S. embargoed countries or (b) to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Department of Commerce Denied Person’s List or Entity List. By entering into this Agreement, each Party represents and warrants that they are not located in any such country or on any such list. Each Party also agrees that they will not use any item exchanged for any purposes prohibited by United States law, including, without limitation, the development, design, manufacture or production of missiles, or nuclear, chemical or biological weapons. In the event either Party becomes aware of any suspected violations of this paragraph that Party will promptly inform the other Party of such suspected violation, and cooperate with one another in any subsequent investigation and defense, be they civil or criminal.

11.05 GOVERNING LAW AND JURISDICTION. This Agreement is made and performed in Minnesota. The terms and conditions of this Agreement, as well as all disputes arising under or relating to this Agreement, shall be governed by Minnesota law, specifically excluding its choice-of-law principles, except that the interpretation, validity and enforceability of the Patent Rights will be governed by the patent laws of the country in which the patent

17

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

application is pending or issued. This is not an Agreement for the sale of goods and as such Article 2 of the Uniform Commercial Code as enacted in Minnesota does not apply. The exclusive fora for the foregoing are the State or District Court of Olmsted County, Minnesota, unless such action cannot by law be brought in such forum, in which case the venue required by law shall govern. COMPANY agrees unconditionally that it is personally subject to the jurisdiction of such courts.

11.06 HEADINGS. The headings of articles and sections used in this document are for convenience of reference only.

11.07 INDEPENDENT CONTRACTORS. It is mutually understood and agreed that the relationship between the Parties is that of independent contractors. Neither Party is the agent, employee, or servant of the other. Except as specifically set forth herein, neither Party shall have nor exercise any control or direction over the methods by which the other Party performs work or obligations under this Agreement. Further, nothing in this Agreement is intended to create any partnership, joint venture, lease or equity relationship, expressly or by implication, between the Parties.

11.08 INDUCEMENT OF REFERRALS. It is not the purpose of this Agreement or the intent of the Parties to induce or encourage the referral of patients, and there is no requirement under this Agreement or under any other Agreement between the Parties that COMPANY or its staff refer patients to MAYO for products or services. No payment made under this Agreement is made in return for the referral of patients, or is made in return for the purchasing, leasing, or ordering of any products or services.

11.09 LIMITATION OF RIGHTS CREATED. This Agreement is personal to the Parties and shall be binding on and inure to the sole benefit of the Parties and their permitted successors and assigns and shall not be construed as conferring any rights to any third party. Specifically, no interests are intended to be created for any customer, patient, research subjects, or other persons (or their relatives, heirs, dependents, or personal representatives) by or upon whom the Licensed Products may be used.

11.10 NO ASSIGNMENT. Neither Party may assign its rights hereunder to any third party without the prior written consent of the other Party; provided, that a Party may assign its rights without the prior written consent of the other Party to any affiliate or other entity that controls, is controlled by or is under common control with such Party. Any purported assignment in violation of this clause is void. Such written consent, if given, shall not in any manner relieve the assignor from liability for the performance of this Agreement by its assignee.

11.11 NOTICES. All notices and other business communications between the Parties related to this Agreement shall be in writing, sent by certified mail, addressed as follows:

To MAYO:	Mayo Foundation for Medical Education and Research
Mayo Clinic Ventures - BB4

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CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

200 First Street SW
Rochester, Minnesota 55905-0001
Attn: Ventures Operations, Leif Nelson
Phone: (507)293-3900
Facsimile: (507) 284-5410
Email: MayoClinicVentures@mayo.edu
Fed Tax ID: 41-1506440

To COMPANY:	Taplmmune Inc.
50 North Laura Street, Suite 2500
Jacksonville, FL 32202
Phone: (904) 516-5436
Email: gwilson@tapimmune.com

Notices sent by certified mail shall be deemed delivered on the third day following the date of mailing. Either Party may change its address or facsimile number by giving written notice in compliance with this section.

11.12 REGISTRATION OF LICENSES. COMPANY will register and give required notice concerning this Agreement, at its expense, in each country in the Territory where an obligation under law exists to so register or give notice.

11.13 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect as if the invalid or unenforceable provision had never been a part of the Agreement.

11.14 WAIVER. The failure of either Party to complain of any default by the other Party or to enforce any of such Party’s rights, no matter how long such failure may continue, will not constitute a waiver of the Party’s rights under this Agreement. The waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other provision. No part of this Agreement may be waived except by the further written agreement of the Parties.

19

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

This Agreement may be executed in any number of counterparts which, when taken together, will constitute an original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each Party hereto consents to be bound by photocopy or facsimile signatures of such Party’s representative hereto.

MAYO FOUNDATION FOR MEDICAL		COMPANY
EDUCATION AND RESEARCH

By	/s/ Daniel D. Estes	By	/s/ Glynn Wilson
	Name: Daniel D. Estes		Name: Glynn Wilson, Ph.D.
	Title: Assistant Treasurer		Title: CEO

Date: May 19, 2016		Date: April 16, 2016

20

CONFIDENTIAL TREATMENT REQUESTED BY TAPIMMUNE, INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT 1

1.	Regulatory Documentation to be assigned by MOYO to COMPANY:

•	IND #14749 documentation, IND amendments and FDA communications

•	Clinical regulatory documentation for May Trial MC1136

•	Results of ongoing stability studies conducted during the course of Mayo Trial MC1136

2.	Trial Data and analysis for Mayo Trial MC1015 to be licensed as Material:

•	Annotated eCRF

•	Clinical and research laboratory datasets in appropriate format such as SAS or excel

•	Final set of listings, tables, graphs and figures as developed by statistician for analysis of the data

•	Programs in SAS as developed by statistician for analysis of the data

•	Draft or final manuscript (with tables and figures) for publication of results by Mayo Clinic (article, or poster)

Exhibit 31.1

CERTIFICATION

I, Glynn Wilson, certify that:

(1)	I have reviewed this Report on Form 10-Q for the quarterly period ended June 30, 2016 of TapImmune Inc.;

(2)	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report;

(4)	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurances regarding the reliability of financial reporting in the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this Report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of the internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 15, 2016

/s/ Glynn Wilson
By:	Glynn Wilson
Title:	Chairman, Chief Executive Officer, Principal Executive Officer and Acting Principal Accounting Officer

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Glynn Wilson, the Principal Executive Officer and Acting Principal Accounting Officer of TapImmune Inc. (the “Company”) hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report on Form 10-Q of TapImmune Inc., for the quarterly period ended June 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of TapImmune Inc.

Date: August 15, 2016

/s/ Glynn Wilson
Glynn Wilson Chairman, Chief Executive Officer, Principal Executive Officer and Acting Principal Accounting Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 10, 2016

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement Transaction

On August 10, 2016, TapImmune Inc. (the “Company”) completed a private placement of units with certain accredited investors under Rule 506 of Regulation D (the “Offering”). The units (“Units”) consisted of (i) one share of the Company’s common stock, par value $0.001 per share and (ii) one five-year warrant to purchase one share of Company common stock for $0.50 (the “PIPE Warrants”). The Company issued and sold an aggregate of 6.25 million Units at a purchase price per Unit of $0.40 for an aggregate of $2.5 million, pursuant to Subscription Agreements, in which the Company and investors made customary representations to each other.

Pursuant to a Registration Rights Agreement entered into in connection with the Offering, promptly, but no later than 120 calendar days after the closing of the Offering, the Company is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering for resale (a) the common stock issued in the Offering; (b) the shares of common stock issuable upon the exercise of the PIPE Warrants; and (c) the shares of common stock issuable upon the exercise of the warrants issued to Katalyst Securities LLC, which acted as placement agent in the Offering (as described below). The Company is required to use its commercially reasonable efforts to ensure that the Registration Statement is declared effective within 90 calendar days after filing with the SEC.

The foregoing is a summary of the terms of the PIPE Warrant, Subscription Agreement and the Registration Rights Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the PIPE Warrant, Subscription Agreement and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 4.1, 10.1 and 10.2 and incorporated herein by reference.

Warrant Exercises

Simultaneously with the closing of the Offering, holders of an aggregate of 7 million outstanding Series C Warrants and 5 million Series C-1 Warrants, each providing for the purchase of one share of Company common stock for $0.50 per share, entered into binding commitments to exercise their warrants for an aggregate exercise price of $6,000,000. Closing of the exercise of the warrants is conditioned on the closing of the Warrant Restructuring transaction described below.

Warrant Restructuring

Simultaneous with the closing of the Offering, the Company and holders of an aggregate of 37,159,975 outstanding Series A Warrants, Series A-1 Warrants, Series C Warrants, Series C-1 Warrants, Series D Warrants, Series D-1 Warrants, Series E Warrants and Series E-1 Warrants (the “Outstanding Series Warrants”) entered into Warrant Amendment Agreements, dated August 10, 2016 (the “Amendment Agreement”), in which they agreed to amend the terms of the Outstanding Series Warrants to remove provisions from the Outstanding Series Warrants that had previously caused them to be classified as a derivative liability as opposed to equity on the

Company’s balance sheets. In consideration for such amendment and the exercise of the Series C Warrants and Series C-1 Warrants, the Company issued an aggregate of 9 million additional shares of common stock to such warrant holders and new five-year warrants to purchase 12 million shares of Company common stock at an exercise price of $0.60 per share (the “Series F Warrants”).

The Company incurred approximately $925,000 in expenses relating to the Offering, the exercise of the outstanding Series C Warrant and Series C-1 Warrants and the amendment of the Outstanding Series Warrants, including agency fees described below, resulting in net proceeds to the Company of approximately $7.6 million. The Company intends to use the net proceeds for general corporate purposes, including clinical trial expenses and research and development expenses.

The foregoing is a summary of the terms of the amended Outstanding Series Warrants, the Series F Warrant and the Amendment Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the forms of the Outstanding Series Warrants, the Series F Warrant and the Amendment Agreement, copies of which are filed herewith as Exhibits 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 10.3, respectively, and incorporated herein by reference.

Agency Agreement; Agent Warrants

Pursuant to an Agency Agreement, dated July 21, 2016, as amended by the First Amendment, dated July 29, 2016, by and between the Company and Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”) (the “Agency Agreement”), Katalyst and GPN agreed to act as the Company’s agents in connection with the Offering and GPN agreed to act as the Company’s agent in connection with the solicitation of the amendment of the Outstanding Series Warrants and the exercise of the outstanding Series C Warrants.

Pursuant to the Agency Agreement, the Company agreed to pay to Katalyst: (i) an aggregate cash fee for placement agent and financial advisory services equal to 10% of the gross proceeds of the Offering from investors first contacted by Katalyst in connection with the Offering; (ii) warrants to purchase a number of shares of common stock of the Company equal to 10% of the number of shares sold in the Offering to investors first contacted by Katalyst in connection with the Offering (the “Katalyst Warrants”); (iii) legal fees and expenses in the aggregate amount of $50,000 plus (iv) its reasonable out-of-pocket expenses up to an aggregate of $10,000 in expenses. The Katalyst Warrants have the same terms as the PIPE Warrants issued in the Offering, except that the exercise price of the Katalyst Warrants is $0.40.

Pursuant to the Agency Agreement, the Company will pay a cash fee to GPN equal to 7% of (i) the gross proceeds of the Offering from investors first contacted by GPN in connection with the Offering and (ii) the proceeds from the exercise of the Series C Warrants. GPN will not receive any warrants or be paid any fee in connection with the exercise of the Series C-1 Warrants. The Company will also reimburse GPN for its legal fees and expenses up to an aggregate amount of $10,000, plus its reasonable out-of-pocket expenses up to an aggregate of $500 in expenses.

The foregoing descriptions of the Agency Agreement and the Katalyst Warrant are only summaries of their material terms and do not purport to be complete. A copy of the Agency Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02. The securities were sold in reliance upon exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder. In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) and Rule 506, the Company relied on the following facts: (i) all of the purchasers in the Offering were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) the Company did not use any form of general solicitation or advertising to offer the Units; and (iii) the investment intent of the purchaser.

Item 8.01. Other Events.

Expansion of the Board of Directors

In the Warrant Amendment Agreement, the Company has also agreed that, as promptly as practicable, the Board of Directors of the Company shall take all necessary actions to appoint Mr. Joshua Silverman as a member of the Board of Directors, provided that pursuant to the Company’s background check, none of the events enumerated in Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended, are applicable to Mr. Silverman. Mr. Silverman is the Co-founder of Iroquois Capital Management, LLC.

Application for Nasdaq Listing

The Company has submitted an application with the Nasdaq Stock Market to obtain a listing of its common stock on the Nasdaq Capital Market. In connection with the Warrant Restructuring, the Company agreed in the Amendment Agreement that no later than the sixth trading day following the date of the Amendment Agreement, the Company (A) will have its Board of Directors adopt the appropriate resolutions to effect a reverse stock split of the shares of common stock of the Company, in such ratio as shall be determined by the Board of Directors of the Company (the “Reverse Stock Split”), so that the bid price of the common stock of the Company will comply with the Nasdaq Capital Market’s minimum bid price requirement for initial listing at the effective time of the Reverse Stock Split, and (B) will submit to the Financial Industry Regulatory Authority, Inc. an application to effect the Reverse Stock Split no later than 40 days following the date of the Amendment Agreement. There can be no assurance that the Company’s application for listing will be approved.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

4.1	Form of PIPE Warrant

4.2	Form of Amended Series A Warrant

4.3	Form of Amended Series C Warrant

4.4	Form of Amended Series D Warrant

4.5	Form of Amended Series E Warrant

4.6	Form of Amended Series A-1 Warrant

4.7	Form of Amended Series D-1 Warrant

4.8	Form of Amended Series E-1 Warrant

4.9	Form of Series F Warrant

4.10	Form of Series F-1 Warrant

4.11	Form of Katalyst Warrant

10.1	Form of Subscription Agreement

10.2	Registration Rights Agreement

10.3	Form of Warrant Amendment Agreement

10.4	Agency Agreement

99.1	Press Release dated August 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: August 11, 2016	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chairman and CEO

Exhibit 4.1

INVESTOR WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

WARRANT NO. [ ]	NUMBER OF SHARES: [ ]
DATE OF ISSUANCE: [ ]	(subject to adjustment hereunder)
EXPIRATION DATE: [ ]

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

TAPIMMUNE INC.

This Warrant is issued to [             ], or its registered assigns (including any successors or assigns, the “Warrantholder”), which is hereby acknowledged in connection with that certain Subscription Agreement, dated as of [                     ], by and among TapImmune Inc., a Nevada corporation (the “Company”) and each of the those persons and entities listed as a Purchaser on the Annex A thereto ( the “Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein and set forth in the Purchase Agreement, the Warrantholder is entitled to purchase from the Company up to [                 ] shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) (as adjusted from time to time pursuant to the provisions of this Warrant) (the “Warrant Shares”), at a purchase price of [                 ]1 per share (the “Exercise Price”), on or before 5:00 p.m. New York City time on the fifth anniversary of the Date of Issuance (the “Expiration Date”) (subject to earlier termination of this Warrant as set forth herein).

(b) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Warrantholder may exercise this Warrant in accordance with Section 5 herein, by either:

(1) wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or

(2) exercising of the right to credit the Exercise Price against the Fair Market Value of the Warrant Shares (as defined below) at the time of exercise (the “Net Exercise”) pursuant to Section 1(c).

[1]	To be inserted at the time of the issuance of the Investor Warrants. The purchase price is the 125% of the Purchase Price of the Securities.

Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(c) Net Exercise. If the Company shall receive written notice from the Warrantholder at the time of exercise of this Warrant that the holder elects to Net Exercise the Warrant, the Company shall deliver to such Warrantholder (without payment by the Warrantholder of any exercise price in cash) that number of Warrant Shares computed using the following formula:

Where

X =	The number of Warrant Shares to be issued to the Warrantholder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The Fair Market Value of one (1) share of Common Stock on the trading date immediately preceding the date on which Warrantholder elects to exercise this Warrant.

B =	The Exercise Price (as adjusted hereunder).

The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock)

(collectively, “Bloomberg”), (y) if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the Common Stock as reported by Bloomberg or, (z) if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s Board of Directors.

“OTC Markets” shall mean either OTC QX or OTC QB of the OTC Markets Group, Inc.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Markets (or any successors to any of the foregoing).

(d) Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a net exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of Warrant Shares to the Warrantholder pursuant to the provisions of Section 1(c) above and this Section 1(d).

2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(2) Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the

Warrantholder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Warrantholders immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).2

(b) Notice to Warrantholder. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change of Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Warrantholder a notice of such transaction at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(c) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Treatment of Warrant upon a Change of Control.

(1) If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then a holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall

[2]	Clause 3 relating to adjustments upon subsequent equity sales deleted – not part of terms expressed in the Katalyst term sheet provided to TapImmune and approved by the TI Board.

assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to purchase, and the other obligations under this Warrant.

(2) As used in this Warrant, a “Change of Control” shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly at least a majority of the voting power of the capital stock of the Company.

3. NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Warrantholder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) except as provided in Section 8 below.

5. MECHANICS OF EXERCISE.

(a) Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the address of the Warrantholder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A by facsimile or e-mail attachment and paying the Exercise Price (unless the Warrantholder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the holder by crediting the account of the holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the holder in the Notice of Exercise by the end of the day on the date that is three (3) trading days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (unless exercised by means of a cashless exercise pursuant to Section 1(c)). The Warrant Shares shall be deemed to have been issued, and the holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by Net Exercise) and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, having been paid.

(b) Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Warrantholder the Warrant Shares pursuant to Section 5(a) by the Warrant Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.

(c) Warrantholder’s Exercise Limitations. A holder shall not have the right to exercise this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the holder that the Company is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the holder, and the submission of a Notice of Exercise shall be deemed to be the holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercise of the Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the U.S. Securities and

Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a holder, the Company shall within two (2) trading days confirm in writing to the holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 5(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

6. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Warrantholder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

7. COMPLIANCE WITH SECURITIES LAWS.

(a) The Warrantholder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Warrantholder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Warrantholder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c) The Warrantholder acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

8. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

10. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

11. TRANSFERS; EXCHANGES.

(a) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred by the Warrantholder to any Affiliate (as defined below) with respect to any or all of the Warrant Shares purchasable hereunder (a “Permitted Transfer”). For a transfer of this Warrant as an entirety by the Warrantholder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Warrantholder, and shall issue to the Warrantholder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred. The term “Affiliate” as used herein means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, and any officers, employees or partners of the Warrantholder.

(b) Upon any Permitted Transfer, this Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Warrantholder and signed by the Warrantholder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

12. AUTHORIZED SHARES. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be quoted or listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

13. MISCELLANEOUS.

(a) This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought under this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York.

(b) All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at TapImmune Inc., 50 North Laura Street, Suite 2500, Jacksonville, FL 32202 Attn: Mr. Glynn Wilson, Ph.D., e-mail: gwilson@tapimmune.com; with a copy to (which shall not constitute notice) Shumaker, Loop & Kendrick, LLP, 101 East Kennedy Blvd., Ste 2800, Tampa, FL 33602, Attn: Mark A. Catchur, Esq., e-Mail: mcatchur@slk-law.com, and (b) if to the Warrantholder, at such address or addresses (including copies to counsel) as may have been furnished by the Warrantholder to the Company in writing.

(c) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above.

TAPIMMUNE INC.

By:
Name:	Mr. Glynn Wilson, Ph.D
Title:	Chief Executive Officer

[Signature Page to Warrant No. [    ]

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

To: TapImmune Inc.

The undersigned, the Warrantholder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      (                ) shares of Common Stock of TapImmune Inc. and (choose one)

                     herewith makes payment of          Dollars ($        ) thereof

or

                     elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to                     , whose address is                                         .

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED:

(Signature must conform in all respects to name of the Warrantholder as specified on the face of the Warrant)

[ ]
Address:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [                    ] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of TapImmune Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:

By:

Its:

Address:

Exhibit 4.2

TAPIMMUNE INC.

SERIES A WARRANT TO PURCHASE COMMON STOCK

Series A Warrant No.: 1-12-15 – [    ]

Date of Issuance: January 12, 2015 (“Issuance Date”)

Taplmmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after November 28, 2015 but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                    ] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of January 12, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant

Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.10 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate to the Holder without restrictive legend and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) “B” as set out in the formula in Section 1(d).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

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For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2. ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

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(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant

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immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends

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or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii)

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authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Securities Purchase Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such

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dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such

9

security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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(l) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Name:
Title:

12

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series A Warrant No.                     (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:

Name:
Title:

Account Number:

(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:

(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

14

Exhibit 4.3

TAPIMMUNE INC.

SERIES C WARRANT TO PURCHASE COMMON STOCK

Series C Warrant No.: 1-12-15 – [    ]

Date of Issuance: January 12, 2015 (“Issuance Date”)

Taplmmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                    ] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of January 12, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this

Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.50 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate to the Holder without restrictive legend and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

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For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 14.

(f) Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2. ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 14 of this Warrant.

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(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Any adjustment in the Exercise Price of this Warrant shall simultaneously result in a pro-rata adjustment to the Mandatory Exercise Trading Price (as defined below).

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares

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of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. MANDATORY EXERCISE. If at any time from and after the Issuance Date (i) the VWAP of the Common Stock listed on the Principal Market equals or exceeds $1.00 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the Issuance Date) for not less than ten (10) consecutive Trading Days (the “Mandatory Exercise Measuring Period”) and (ii) no Equity Conditions Failure (as defined below) has occurred (unless the Holder has waived such Equity Conditions Failure) as of such date (clauses (i) and (ii), the “Mandatory Exercise Conditions”), then the Company shall have the right to require the Holder to exercise all or any portion of this Warrant still unexercised for a cash exercise, as designated in the Mandatory Exercise Notice on the Mandatory Exercise Date (each as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1 hereof at the Exercise Price as of the Mandatory Exercise Date (as defined below) (a “Mandatory Exercise”). The Company may exercise its right to require exercise under this Section 5 by delivering within not more than two (2) Trading Days following the end of such Mandatory Exercise Measuring Period a written notice thereof by facsimile and electronic mail to the Holder (the “Mandatory Exercise Notice” and the date that the Holder received such notice is referred to as the “Mandatory Exercise Notice Date”). The Mandatory Exercise Notice shall be irrevocable. The Mandatory Exercise Notice shall (x) state (I) the Trading Day on which

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the Mandatory Exercise shall occur, which shall be the third Trading Day following the Mandatory Exercise Notice Date (the “Mandatory Exercise Date”) and (II) the aggregate number of Warrants which the Company has elected to be subject to such Mandatory Exercise from the Holder (the “Mandatory Exercise Amount”) pursuant to this Section 5 and (y) certify that the Mandatory Exercise Conditions have been satisfied. The Mandatory Exercise thereunder may only occur on the Mandatory Exercise Date if there is no Equity Conditions Failure (unless the Holder has waived such Equity Conditions Failure) during the ten (10) consecutive Trading Day period that occurs immediately prior to the Mandatory Exercise Date (the “Mandatory Exercise Bring-Down Conditions”).

The Company shall deliver to the Holder a notice no later than 10:00 a.m., New York Time, on the Mandatory Exercise Date (the “Bring-Down Notice”), which notice shall certify whether or not the Mandatory Exercise Bring-Down Conditions have been satisfied. If the Mandatory Exercise Bring-Down Conditions have not been satisfied at such time (and are not waived by the Holder), the Mandatory Exercise Notice will be null and void, ab initio. Notwithstanding anything to the contrary in this Section 5, until the Mandatory Exercise has occurred, the Mandatory Exercise Amount may be exercised, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 1. The Company covenants and agrees that it will honor all Exercise Notices tendered from the time of delivery of the Mandatory Exercise Notice until the Mandatory Exercise has occurred. Unless otherwise indicated by the Holder, all Warrants exercised by the Holder after the Mandatory Exercise Notice Date shall reduce the Mandatory Exercise Amount of this Warrant required to be exercised on the Mandatory Exercise Date. Upon an Equity Conditions Failure, the Holder may revoke any Exercise Notice delivered after the Mandatory Exercise Notice is received by the Holder, and the Company, within one (1) Business Day of such revocation, shall return the Aggregate Exercise Price applicable to any such Exercise Notice(s) to the Holder by wire transfer of immediately available funds and any Warrants so exercised shall be deemed reinstated and returned to the Holders, if applicable. Delivery of any shares of Common Stock issuable pursuant to a Mandatory Exercise shall be made electronically to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal at Custodian system in accordance with the provisions of Section 1 above.

Notwithstanding anything to the contrary contained herein, if the Holder’s obligation to exercise this Warrant upon a Mandatory Exercise would result in the Holder exceeding the Maximum Percentage, the Holder shall still be required to exercise the Warrants and pay the Exercise Price for all Warrant Shares (without regard to the Maximum Percentage), but the Holder shall not be entitled to receive any shares of Common Stock to the extent such shares of Common Stock would result in the Holder exceeding the Maximum Percentage (the “Excess Shares”) (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage.

6. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

7. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any

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reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

8. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 9, the failure to deliver any notice under this

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Section 9 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 9.

10. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Securities Purchase Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

11. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

14. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant

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Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

15. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

16. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Equity Conditions” means each of the following conditions: (i) a registration statement shall be effective and available for the issuance or resale of all remaining Warrant Shares issuable upon exercise of this Warrant; (ii) the Company shall have delivered all shares of Common Stock upon exercise of all warrants previously exercised by the Holder, including under this Warrant, in each case in accordance with the terms of the applicable warrants; (iii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iv) the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or any of their respective agents or affiliates; and (v) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market. For point of clarification, the non-delivery of shares of Common Stock as a result of their designation as “Excess Shares” shall not constitute an Equity Conditions Failure.

(i) “Equity Conditions Failure” means that on any day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(j) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(k) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company

11

or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(l) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Name:
Title:

13

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series C Warrant No.                      (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                      Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                      Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account
Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

15

Exhibit 4.4

TAPIMMUNE INC.

SERIES D WARRANT TO PURCHASE COMMON STOCK

Series D Warrant No.: 1-12-15 – [      ]

Date of Issuance: January 12, 2015 (“Issuance Date”)

TapImmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                    ] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of January 12, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof.

On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this

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Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding any provision of this Warrant to the contrary, no more than the Maximum Eligibility Number of Warrant Shares shall be exercisable hereunder.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.75 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate without restrictive legend to the Holder and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

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For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2. ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

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(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of

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capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

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6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of

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such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Securities Purchase Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic

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calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the

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Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the date of the initial exercise of the Series B Warrant or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d)

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and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(j) “Maximum Eligibility Number” means initially zero and shall be increased upon each exercise of the Series B Warrant held by the Holder by such aggregate number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued upon any such exercise of such Series B Warrant (as adjusted for stock splits, stock distributions, recapitalizations and similar events).

(k) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(n) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(o) “Series B Warrant” means the Series B Warrant to Purchase Common Stock issued pursuant to the Securities Purchase Agreement.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series D Warrant No.                      (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

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Exhibit 4.5

TAPIMMUNE INC.

SERIES E WARRANT TO PURCHASE COMMON STOCK

Series E Warrant No.: 1-12-15 – [    ]

Date of Issuance: January 12, 2015 (“Issuance Date”)

TapImmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                    ] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of January 12, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant

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Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding any provision of this Warrant to the contrary, no more than the Maximum Eligibility Number of Warrant Shares shall be exercisable hereunder.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.25 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate to the Holder without restrictive legend and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

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(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2. ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

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(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of

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capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

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6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of

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such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Securities Purchase Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic

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calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the

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Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the date of the initial exercise of the Series C Warrant or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d)

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and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(j) “Maximum Eligibility Number” means initially zero and shall be increased upon each exercise of the Series C Warrant held by the Holder by such aggregate number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued upon any such exercise of such Series C Warrant (as adjusted for stock splits, stock distributions, recapitalizations and similar events).

(k) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(n) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(o) “Series C Warrant” means the Series C Warrant to Purchase Common Stock issued pursuant to the Securities Purchase Agreement.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Name:
Title:

12

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series E Warrant No.                      (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $          to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                  to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

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Exhibit 4.6

TAPIMMUNE INC.

SERIES A-1 WARRANT TO PURCHASE COMMON STOCK

Series A-1 Warrant No.: 3-9-15 – AR-[    ]

Date of Issuance: March 9, 2015 (“Issuance Date”)

TapImmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after November 28, 2015 but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 5,000,000 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 9, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(h)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant

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Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.10 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate to the Holder without restrictive legend and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

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For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) HSR Compliance. The Company acknowledges that issuance of the Warrant and the Warrant Shares to Holder may subject Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, the issuance of the Warrant Shares may be subject to compliance by Holder with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the expiration of any period of time for Holder to exercise any right or comply with any obligation with respect to the Warrants or the Warrant Shares under the Warrant, the Securities Purchase Agreement or otherwise, Holder has notified the Company of its inability to exercise such right or comply with such obligation prior to the expiration of such period because of HSR Act Restrictions, Holder shall be entitled to exercise such right or comply with such obligation without waiver or breach of the Warrant or the Securities Purchase Agreement, notwithstanding the fact that the exercise of such right or compliance with such obligation would occur after expiration of such period, so long as Holder uses its reasonable best efforts to comply with the filing requirements of the HSR Act (including its waiting periods) until such time as Holder exercises such right or complies with such obligation. The Company will cooperate with Holder in making all applicable filings under the HSR Act.

(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the

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date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

(h) Limitation on Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 49.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the proviso of this paragraph with respect to any subsequent determination of exercisability. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provision of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its common stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 49.9% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder.

Notwithstanding anything to the contrary contained herein, if the Holder’s election to exercise this Warrant would result in the Holder exceeding the Maximum Percentage, the Holder may still exercise the Warrants and pay the Exercise Price for all Warrant Shares (without regard to the Maximum Percentage), but the Holder shall not be entitled to receive any shares of Common Stock to the extent such shares of Common Stock would result in the Holder exceeding the Maximum Percentage (the “Excess Shares”) (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage. The Holder shall not have rights as a stockholder with respect to any such Excess Shares held in abeyance for the benefit of the Holder, including, but not limited to, the right to vote or direct the disposition of such Excess Shares.

For purposes of clarity, Excess Shares shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii)

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subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

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4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of

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the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written

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certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(g) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of this Warrant or any portion of this Warrant, Holder shall not have nor exercise any rights by virtue of ownership of this Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein (other than Section 1(h)), the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Securities Purchase Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11. GOVERNING LAW; ARBITRATION. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. Except as otherwise provided herein, any dispute, controversy, or claim arising out of, relating to, or in connection with this Warrant, including but not limited to the issue of whether or not a dispute is arbitrable, or the breach, termination, or validity of this Warrant, shall be finally settled in accordance with the procedures set forth in Section 8(b) of the Securities Purchase Agreement.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the

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Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

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(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(j) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(m) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(n) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(o) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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(p) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Glynn Wilson, Chief Executive Officer

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series A-1 Warrant No.                      (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

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Exhibit 4.7

Form of Series D-1 Warrants

TAPIMMUNE INC.

SERIES D-1 WARRANT TO PURCHASE COMMON STOCK

Series D-1 Warrant No.: 3-9-15 – AR-[    ]

Date of Issuance: March 9, 2015 (“Issuance Date”)

TapImmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), Five Million (5,000,000) (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 9, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(h)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address

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as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding any provision of this Warrant to the contrary, no more than the Maximum Eligibility Number of Warrant Shares shall be exercisable hereunder.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.75 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate without restrictive legend to the Holder and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

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(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

                                       B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) HSR Compliance. The Company acknowledges that issuance of the Warrant and the Warrant Shares to Holder may subject Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, the issuance of the Warrant Shares may be subject to compliance by Holder with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the expiration of any period of time for Holder to exercise any right or comply with any obligation with respect to the Warrants or the Warrant Shares under the Warrant, the Securities Purchase Agreement or otherwise, Holder has notified the Company of its inability to exercise such right or comply with such obligation prior to the expiration of such period because of HSR Act Restrictions, Holder shall be entitled to exercise such right or comply with such obligation without waiver or breach of the Warrant or the Securities Purchase Agreement, notwithstanding the fact that the exercise of such right or compliance with such obligation would occur after expiration of such period, so long as Holder uses its reasonable best efforts to comply with the filing requirements of the HSR Act (including its waiting periods) until such time as Holder exercises such right or complies with such obligation. The Company will cooperate with Holder in making all applicable filings under the HSR Act.

(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the

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Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

(h) Limitation on Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 49.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the proviso of this paragraph with respect to any subsequent determination of exercisability. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provision of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its common stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 49.9% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder.

Notwithstanding anything to the contrary contained herein, if the Holder’s election to exercise this Warrant would result in the Holder exceeding the Maximum Percentage, the Holder may still exercise the Warrants and pay the Exercise Price for all Warrant Shares (without regard to the Maximum Percentage), but the Holder shall not be entitled to receive any shares of Common Stock to the extent such shares of Common Stock would result in the Holder exceeding the Maximum Percentage (the “Excess Shares”) (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage. The Holder shall not have rights as a stockholder with respect to any such Excess Shares held in abeyance for the benefit of the Holder, including, but not limited to, the right to vote or direct the disposition of such Excess Shares.

For purposes of clarity, Excess Shares shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent

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that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock

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are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant

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(in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(g) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of this Warrant or any portion of this Warrant, Holder shall not have nor exercise any rights by virtue of ownership of this Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(h)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Securities Purchase Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited,

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invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW; ARBITRATION. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. Except as otherwise provided herein, any dispute, controversy, or claim arising out of, relating to, or in connection with this Warrant, including but not limited to the issue of whether or not a dispute is arbitrable, or the breach, termination, or validity of this Warrant, shall be finally settled in accordance with the procedures set forth in Section 8(b) of the Securities Purchase Agreement.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the

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remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the date of the initial exercise of the Series B Warrant or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(j) “Maximum Eligibility Number” means initially zero and shall be increased upon each exercise of the Series B Warrant held by the Holder by such aggregate number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued upon any such exercise of such Series B Warrant (as adjusted for stock splits, stock distributions, recapitalizations and similar events).

(k) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(n) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(o) “Series B Warrant” means the Series B Warrant to Purchase Common Stock issued pursuant to the Securities Purchase Agreement.

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(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series D-1 Warrant No.                      (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $        to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

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Exhibit 4.8

Form of Series E-1 Warrant

TAPIMMUNE INC.

SERIES E-1 WARRANT TO PURCHASE COMMON STOCK

Series E-1 Warrant No.: 3-9-15 – AR-[    ]

Date of Issuance: March 9, 2015 (“Issuance Date”)

TapImmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), Five Million (5,000,000) (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of March 9, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(h)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common

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Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding any provision of this Warrant to the contrary, no more than the Maximum Eligibility Number of Warrant Shares shall be exercisable hereunder.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.25 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate to the Holder without restrictive legend and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance of the

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Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) HSR Compliance. The Company acknowledges that issuance of the Warrant and the Warrant Shares to Holder may subject Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, the issuance of the Warrant Shares may be subject to compliance by Holder with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the expiration of any period of time for Holder to exercise any right or comply with any obligation with respect to the Warrants or the Warrant Shares under the Warrant, the Securities Purchase Agreement or otherwise, Holder has notified the Company of its inability to exercise such right or comply with such obligation prior to the expiration of such period because of HSR Act Restrictions, Holder shall be entitled to exercise such right or comply with such obligation without waiver or breach of the Warrant or the Securities Purchase Agreement, notwithstanding the fact that the exercise of such right or compliance with such obligation would occur after expiration of such period, so long as Holder uses its reasonable best efforts to comply with the filing requirements of the HSR Act (including its waiting periods) until such time as Holder exercises such right or complies with such obligation. The Company will cooperate with Holder in making all applicable filings under the HSR Act.

(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all

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of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

(h) Limitation on Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 49.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the proviso of this paragraph with respect to any subsequent determination of exercisability. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provision of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its common stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 49.9% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder.

Notwithstanding anything to the contrary contained herein, if the Holder’s election to exercise this Warrant would result in the Holder exceeding the Maximum Percentage, the Holder may still exercise the Warrants and pay the Exercise Price for all Warrant Shares (without regard to the Maximum Percentage), but the Holder shall not be entitled to receive any shares of Common Stock to the extent such shares of Common Stock would result in the Holder exceeding the Maximum Percentage (the “Excess Shares”) (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage. The Holder shall not have rights as a stockholder with respect to any such Excess Shares held in abeyance for the benefit of the Holder, including, but not limited to, the right to vote or direct the disposition of such Excess Shares.

For purposes of clarity, Excess Shares shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum

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Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a

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“Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the

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number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(g) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of this Warrant or any portion of this Warrant, Holder shall not have nor exercise any rights by virtue of ownership of this Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(h)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Securities Purchase Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and

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enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW; ARBITRATION. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. Except as otherwise provided herein, any dispute, controversy, or claim arising out of, relating to, or in connection with this Warrant, including but not limited to the issue of whether or not a dispute is arbitrable, or the breach, termination, or validity of this Warrant, shall be finally settled in accordance with the procedures set forth in Section 8(b) of the Securities Purchase Agreement.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such

9

breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the date of the initial exercise of the Series C Warrant or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(j) “Maximum Eligibility Number” means initially zero and shall be increased upon each exercise of the Series C Warrant held by the Holder by such aggregate number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued upon any such exercise of such Series C Warrant (as adjusted for stock splits, stock distributions, recapitalizations and similar events).

(k) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(n) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(o) “Series C Warrant” means the Series C Warrant to Purchase Common Stock issued pursuant to the Securities Purchase Agreement.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:

Name:
Title:

13

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series E-1 Warrant No.                      (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

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Exhibit 4.9

Form of Series F Warrant

TAPIMMUNE INC.

SERIES F WARRANT TO PURCHASE COMMON STOCK

Series F Warrant No.: 8-      -16 – #

Date of Issuance: August     , 2016 (“Issuance Date”)

TapImmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after August [    ], 2016 but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                    ] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.60 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate to the Holder without restrictive legend and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance or resale of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

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For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934 Act, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Series F Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Series F Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Series F Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Series F Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2. ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any of its subsidiaries) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

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(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other transaction documents executed in connection therewith in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the

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consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the Series F Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Series F Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Series F Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this

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Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given to the Company at its principal business office, and to the Holder at its address appearing in the Company’s warrant register, or such other address as the Holder shall have provided to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of

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Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under that certain Warrant Amendment Agreement, dated as of August 10, 2016, or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such

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dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.

The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such

9

security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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(l) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Glynn Wilson, Chief Executive Officer

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series F Warrant No.                      (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

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Exhibit 4.10

Form of Series F-1 Warrant

TAPIMMUNE INC.

SERIES F-1 WARRANT TO PURCHASE COMMON STOCK

Series F-1 Warrant No.: 8-  -16 – [-]

Date of Issuance: August     , 2016 (“Issuance Date”)

TapImmune Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after August [    ], 2016 but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 5,000,000 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(h)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd ) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being

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acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.60 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder within three (3) Trading Days after receipt of the applicable Exercise Notice, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the applicable Exercise Notice, the Company shall fail to issue and deliver (or cause to be issued and delivered) a certificate to the Holder without restrictive legend and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be), and if on or after such third (3rd ) Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof there is no effective registration statement registering the issuance or resale of the Warrant Shares to the Holder under the Securities Act of 1933, as amended, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

2

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) HSR Compliance. The Company acknowledges that issuance of the Warrant and the Warrant Shares to Holder may subject Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, the issuance of the Warrant Shares may be subject to compliance by Holder with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the expiration of any period of time for Holder to exercise any right or comply with any obligation with respect to the Warrants or the Warrant Shares under the Warrant or otherwise, Holder has notified the Company of its inability to exercise such right or comply with such obligation prior to the expiration of such period because of HSR Act Restrictions, Holder shall be entitled to exercise such right or comply with such obligation without waiver or breach of the Warrant, notwithstanding the fact that the exercise of such right or compliance with such obligation would occur after expiration of such period, so long as Holder uses its reasonable best efforts to comply with the filing requirements of the HSR Act (including its waiting periods) until such time as Holder exercises such right or complies with such obligation. The Company will cooperate with Holder in making all applicable filings under the HSR Act.

(g) Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Series F-1 Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Series F-1 Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Series F-1 Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Series F-1 Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the

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approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

(h) Limitation on Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 49.9% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the proviso of this paragraph with respect to any subsequent determination of exercisability. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934 Act, as amended, and the rules and regulations promulgated thereunder. The provision of this paragraph shall not be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its common stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding, including, without limitation, pursuant to this Warrant. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 49.9% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder.

Notwithstanding anything to the contrary contained herein, if the Holder’s election to exercise this Warrant would result in the Holder exceeding the Maximum Percentage, the Holder may still exercise the Warrants and pay the Exercise Price for all Warrant Shares (without regard to the Maximum Percentage), but the Holder shall not be entitled to receive any shares of Common Stock to the extent such shares of Common Stock would result in the Holder exceeding the Maximum Percentage (the “Excess Shares”) (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage. The Holder shall not have rights as a stockholder with respect to any such Excess Shares held in abeyance for the benefit of the Holder, including, but not limited to, the right to vote or direct the disposition of such Excess Shares.

For purposes of clarity, Excess Shares shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the date of the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (a)

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the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Other Events. In the event that the Company (or any of its subsidiaries) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

(c) Voluntary Adjustment. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities

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or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder (without the right to dispose of or, to the extent available, vote such Distribution) until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other transaction documents executed in connection therewith in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

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5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the Series F-1 Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Series F-1 Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Series F-1 Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

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(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given to the Company at its principal business office, and to the Holder at its address appearing in the Company’s warrant register, or such other address as the Holder shall have provided to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of this Warrant or any portion of this Warrant, Holder shall not have nor exercise any rights by virtue of ownership of this Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) other than as provided in this Section 8.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein (other than Section 1(h)), the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under that certain Warrant Amendment Agreement, dated as of August 10, 2016, or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11. GOVERNING LAW; ARBITRATION. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. Except as otherwise provided herein, any dispute, controversy, or claim arising out of, relating to, or in connection with this Warrant, including but not limited to the issue of whether or not a dispute is arbitrable, or the breach, termination, or validity of this Warrant, shall be finally settled in accordance with the arbitration procedures set forth in Section 12 of that certain Warrant Amendment Agreement, dated as of August 10, 2016.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(g) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

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(h) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, exclusively license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(j) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(m) “Principal Market” means the Over-the-Counter Bulletin Board of the Financial Industry Regulatory Authority, Inc.

(n) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(o) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(p) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

11

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TAPIMMUNE INC.

By:
Glynn Wilson, Chief Executive Officer

12

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TAPIMMUNE INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), evidenced by Series F-1 Warrant No.                     (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                  Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                  Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at[a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

13

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                      to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20    , from the Company and acknowledged and agreed to by                     .

TAPIMMUNE INC.

By:
Name:
Title:

14

Exhibit 4.11

BROKER WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

WARRANT NO. [ ]	NUMBER OF SHARES: [ ]
DATE OF ISSUANCE: [ ]	(subject to adjustment hereunder)
EXPIRATION DATE: [ ]

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

TAPIMMUNE INC.

This Warrant is issued to [            ], or its registered assigns (including any successors or assigns, the “Warrantholder”), which is hereby acknowledged by TapImmune Inc., a Nevada corporation (the “Company”).

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein and set forth herein, the Warrantholder is entitled to purchase from the Company up to [                ] shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) (as adjusted from time to time pursuant to the provisions of this Warrant) (the “Warrant Shares”), at a purchase price of [                ]1 per share (the “Exercise Price”), on or before 5:00 p.m. New York City time on the fifth anniversary of the Date of Issuance (the “Expiration Date”) (subject to earlier termination of this Warrant as set forth herein).

(b) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Warrantholder may exercise this Warrant in accordance with Section 5 herein, by either:

(1) wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or

(2) exercising of the right to credit the Exercise Price against the Fair Market Value of the Warrant Shares (as defined below) at the time of exercise (the “Net Exercise”) pursuant to Section 1(c).

[1]	To be inserted at the time of the issuance of the Broker Warrants. The purchase price is the price per share of the Securities.

Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(c) Net Exercise. If the Company shall receive written notice from the Warrantholder at the time of exercise of this Warrant that the holder elects to Net Exercise the Warrant, the Company shall deliver to such Warrantholder (without payment by the Warrantholder of any exercise price in cash) that number of Warrant Shares computed using the following formula:

X =	Y (A - B) A

Where

X =	The number of Warrant Shares to be issued to the Warrantholder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The Fair Market Value of one (1) share of Common Stock on the trading date immediately preceding the date on which Warrantholder elects to exercise this Warrant.

B =	The Exercise Price (as adjusted hereunder).

The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”), (y) if the foregoing does not apply, the last sales price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, and, if there are no sales, the last reported bid price of the

Common Stock as reported by Bloomberg or, (z) if fair market value cannot be calculated as of such date on either of the foregoing bases, the price determined in good faith by the Company’s Board of Directors.

“OTC Markets” shall mean either OTC QX or OTC QB of the OTC Markets Group, Inc.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Markets (or any successors to any of the foregoing).

(d) Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a net exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of Warrant Shares to the Warrantholder pursuant to the provisions of Section 1(c) above and this Section 1(d).

2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(2) Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash)

receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Warrantholders immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).2

(b) Notice to Warrantholder. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change of Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Warrantholder a notice of such transaction at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(c) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Treatment of Warrant upon a Change of Control.

(1) If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then a holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to purchase, and the other obligations under this Warrant.

(2) As used in this Warrant, a “Change of Control” shall mean (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (ii) the sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets or all or a majority of the outstanding voting shares of capital stock of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, or (iv) a “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly at least a majority of the voting power of the capital stock of the Company.

[2]	Clause 3 relating to adjustments upon subsequent equity sales deleted – not part of terms expressed in the Katalyst term sheet provided to TapImmune and approved by the TI Board.

3. NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Warrantholder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) except as provided in Section 8 below.

5. MECHANICS OF EXERCISE.

(a) Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the address of the Warrantholder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A by facsimile or e-mail attachment and paying the Exercise Price (unless the Warrantholder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the holder by crediting the account of the holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the holder in the Notice of Exercise by the end of the day on the date that is three (3) trading days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (unless exercised by means of a cashless exercise pursuant to Section 1(c)). The Warrant Shares shall be deemed to have been issued, and the holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by Net Exercise) and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, having been paid.

(b) Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Warrantholder the Warrant Shares pursuant to Section 5(a) by the Warrant Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.

(c) Warrantholder’s Exercise Limitations. A holder shall not have the right to exercise this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the holder that the Company is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the holder, and the submission of a Notice of Exercise shall be deemed to be the holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercise of the Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a holder, the Company shall within two (2) trading days confirm in writing to the holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 5(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

6. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Warrantholder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

7. COMPLIANCE WITH SECURITIES LAWS.

(a) The Warrantholder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Warrantholder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Warrantholder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c) The Warrantholder acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER

APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

8. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

10. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

11. TRANSFERS; EXCHANGES.

(a) Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred by the Warrantholder to any Affiliate (as defined below) with respect to any or all of the Warrant Shares purchasable hereunder (a “Permitted Transfer”). For a transfer of this Warrant as an entirety by the Warrantholder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Warrantholder, and shall issue to the Warrantholder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred. The term “Affiliate” as used herein means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, and any officers, employees or partners of the Warrantholder.

(b) Upon any Permitted Transfer, this Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Warrantholder and signed by the Warrantholder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

12. AUTHORIZED SHARES. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be quoted or listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

13. MISCELLANEOUS.

(a) This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought under this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York.

(b) All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at TapImmune Inc., 50 North Laura Street, Suite 2500, Jacksonville, FL 32202 Attn: Mr. Glynn Wilson, Ph.D., e-mail: gwilson@tapimmune.com; with a copy to (which shall not constitute notice) Shumaker, Loop & Kendrick, LLP, 101 East Kennedy Blvd., Ste 2800, Tampa, FL 33602, Attn: Mark A. Catchur, Esq., e-Mail: mcatchur@slk-law.com, and (b) if to the Warrantholder, at such address or addresses (including copies to counsel) as may have been furnished by the Warrantholder to the Company in writing.

(c) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above.

TAPIMMUNE INC.

By:
Name:	Mr. Glynn Wilson, Ph.D
Title:	Chief Executive Officer

[Signature Page to Warrant No. [    ]

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

To: TapImmune Inc.

The undersigned, the Warrantholder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      (                ) shares of Common Stock of TapImmune Inc. and (choose one)

                     herewith makes payment of          Dollars ($        ) thereof

or

                     elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to                     , whose address is                                         .

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED:

(Signature must conform in all respects to name of the Warrantholder as specified on the face of the Warrant)

[ ]
Address:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [                    ] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of TapImmune Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:

By:
Its:

Address:

Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) by TapImmune Inc., a Nevada corporation (the “Company”), of Units (“Units”), with each Unit consisting of one share of the Company’s common stock (“Common Stock”), par value $0.001 per share (each, a “Share”) and one warrant to purchase one share of Common Stock with an exercise price equal to 125% of the Purchase Price (as defined below) (each an “Investor Warrant”). The offering price per Unit shall be the lesser of (i) 90% of the weighted average of the TPIV closing prices for the five (5) trading days preceding the Initial Closing of the Offering, and (ii) Fifty Cents ($0.50) (the “Purchase Price”). This subscription is being submitted to you in accordance with and subject to the terms and conditions described in this Agreement.

The Units being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act.

The undersigned acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”).

The undersigned acknowledges receipt of a copy of the Warrant Agreement for the Investor Warrants, substantially in the form of Exhibit B hereto.

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at the offices of Katalyst Securities LLC, 1330 Avenue of the Americas, 14th Floor, New York, NY 10019.

The Company may conduct one or more Closings for the sale of the Units until the termination of the Offering.

Any term sheet, disclosure schedule or other information document, delivered to the Subscriber prior to Subscriber’s execution of this Agreement, and any such document delivered to the Subscriber after Subscriber’s execution of this Agreement and prior to the Closing of the Subscriber’s subscription hereunder are collectively referred to as the “Disclosure Materials.”

1.	Subscription. The undersigned Subscriber hereby subscribes to purchase the number of Units set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Subscription Procedure. To complete a subscription for the Units, the Subscriber must fully comply with the subscription procedure provided in paragraphs a. through c. of this Section on or before the Closing Date.

a.

Subscription Documents. On or before the Closing Date, the Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement, the Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company’s attorneys, Shumaker, Loop & Kendrick, LLP (“Shumaker”), at the address set forth under the caption “How to subscribe for Units in the private offering of TapImmune Inc.” below.

Executed documents may be delivered to Shumaker by facsimile or .pdf sent by electronic mail (e-mail), if the Subscriber delivers the original copies of the documents to Shumaker as soon as practicable thereafter.

b.	Purchase Price. Simultaneously with the delivery of the Subscription Documents to Shumaker as provided herein, and in any event on or prior to the Closing Date, the Subscriber shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Units in the private offering of TapImmune Inc.” below. Such funds will be held for the Subscriber’s benefit and will be returned promptly, without interest or offset, if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing as defined herein.

c.	Company Discretion. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.	Placement Agent.

a. Katalyst Securities LLC, a broker-dealer licensed with Financial Industry Regularity Authority (“FINRA”), has been engaged as placement agent for the Offering on a reasonable best efforts basis. The Placement Agent may sell Units through other broker dealers who are FINRA members (collectively the “Sub Agents”). The Placement Agent and its sub-agents will be paid at closing a cash commission of Ten Percent (10%) of funds raised from investors in the Offering introduced by them (“Placement Agent Cash Fee”) and will receive warrants to purchase a number of shares of Common Stock equal to Ten Percent (10%) of the amount of Common Stock sold in the Offering to investors introduced by them, with a term of five (5) years and at an exercise price equal to the Purchase Price (the “Placement Agent Warrants”) (collectively referred to as the “Placement Agent Fee”). The Placement Agent Warrants and the Investor Warrants are referred to collectively herein as the “Warrants.” Any sub-agent of this Placement Agent that introduces investors to the Offering will be entitled to share in the Placement Agent Cash Fee and Placement Agent Warrants attributable to those investors as described above, pursuant to the terms of an executed sub-agent agreement. The Company will pay certain expenses of this Placement Agent in connection with the Offering, including, but not limited to, reasonable out of pocket expenses of the Placement Agent up to an aggregate of $10,000 (“Placement Agent Expenses”) and the legal fees of the Placement Agent’s counsel of $50,000 (“Placement Agent Legal Fee”), upon the first closing of the Offering from the proceeds in the Escrow Account.

b. GP Nurmenkari Inc., (“GPN”) a broker dealer licensed with FINRA, has been engaged as separate placement agent for the Offering on a reasonable best efforts basis. GPN will be paid at closing a cash commission of Seven Percent (7%) of funds raised from investors in the Offering introduced by them (“GPN Cash Fee”) and shall not be entitled to any of the Placement Agent Warrants, Placement Agent Expenses and Placement Agent Legal Fee.

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4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber, as of the Closing Date (unless otherwise specified), the following:

a.	Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has no material subsidiaries.

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Shares and Warrants, in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares and Warrants, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.

Capitalization. The authorized capital stock of the Company consists of 500,000,000 Shares of Common Stock and 5,000,000 shares of preferred stock. As of July 19, 2016, the Company has 71,416,267 Shares of Common Stock and no preferred stock issued and outstanding. All of the outstanding Shares of Common Stock and of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Except as described in the reports, schedules, forms, statements and other documents filed with the Securities and Exchange Commission (the “SEC”) by the Company (“SEC Reports”) and as set forth on Schedule 4c attached hereto: (i) no Shares of capital stock of the Company or any of its subsidiaries are (and the Shares will not be) subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any Shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of

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its subsidiaries is or may become bound to issue additional Shares of capital stock of the Company or any of its subsidiaries, (iii) there are no outstanding debt securities of the Company or its subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no registration statements that have been filed but are not yet effective relating to securities of the Company, or any outstanding comment letters from the SEC or any other regulatory agency; (vi) there are no securities or instruments containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Units as described in this Agreement; and (vii) no co-sale rights, rights of first refusal or other similar rights exist with respect to the Units or the issuance and sale thereof. Upon request, the Company will make available to the Subscriber true and correct copies of the Company’s Articles of Incorporation, and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d.	Issuance of Shares and Warrant Shares. The Shares and the Common Stock underlying the Investor Warrants and the Placement Agent Warrants (“Warrant Shares”) are duly authorized and, upon issuance in accordance with the terms hereof and the terms of the Warrants, as applicable, shall be duly issued, fully paid and nonassessable, and are free from all taxes, liens and charges with respect to the issue thereof.

e.

No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected. Neither the Company nor any subsidiary is in violation of any term of or in default under its Articles of Incorporation or By-laws. Except for those violations or defaults which would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the

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Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

f.	Absence of Litigation. Except as described in the SEC Reports, there is no action, suit, claim, inquiry, notice of violation, proceeding or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries.

g.	Acknowledgment Regarding Subscriber’s Purchase of the Units. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

h.	No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

i.	No Integrated Offering. Neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units under the Securities Act or cause this offering of the Units to be integrated with prior offerings by the Company for purposes of the Securities Act.

j.	Employee Relations. Neither Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

k.	Intellectual Property Rights. Except as described in the SEC Reports, the Company and its subsidiaries own or possess sufficient rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for such conflicts that would not result in a Material Adverse Effect. Neither Company nor any subsidiary has received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

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l.	Environmental Laws.

(i)	The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)	To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(iii)	The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses except to the extent that the failure to have such permits, licenses or other approvals would not have a Material Adverse Effect and (ii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

m.

Permits; Regulatory Compliance. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The conduct of business by the Company complies, and at all times has substantially complied, in all material respects with the Food, Drug and

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Cosmetic Act of 1938, as amended and similar federal, state and foreign laws applicable to the evaluation, testing, manufacturing, distribution, advertising and marketing of each of the Company’s products, in whatever stage of development or commercialization except to the extent that the failure to so comply would not have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof, neither the U.S. Food and Drug Administration (the “FDA”) nor any comparable regulatory authority or governmental agency is considering limiting, suspending or revoking any such Permit or changing the classification or labeling of the products of the Company or any of its subsidiaries. To the knowledge of the Company, there is no false or misleading information or material omission in any product application or other submission by the Company or any of its subsidiaries to the FDA or any comparable regulatory authority or governmental agency. The Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect. To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company or any of its subsidiaries is in compliance in all material respects with all Permits insofar as they pertain to the manufacture of product components or products for the Company. The Company and its subsidiaries have not received any notice of adverse finding, warning letter, notice of violation, notice of action or any other notice from the FDA or other governmental agency alleging or asserting noncompliance with any applicable laws or Permits. The Company and its subsidiaries have made all notifications, submissions and reports required by applicable federal, state and foreign laws, except to the extent that the failure to make such notifications, submission or reports would not have a Material Adverse Effect.

n.	Title. Neither the Company nor any of its subsidiaries owns any real property. Except as described in the SEC Reports, each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as described in the SEC Reports, with respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

o.	No Material Breaches. Neither Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has had, or could reasonably be expected to have, a Material Adverse Effect.

p.	Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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q.	Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

r.	Insurance. The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

s.	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (or that it would be required to be filed by it if it were subject to the reporting requirements of such sections), for the two years preceding the date hereof (or such shorter period since the Company was first required by law or regulation to file such material).

t.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to any Placement Agent or brokers that have been or may be retained by the Company as described in Section 3 above.

u.	Disclosure Materials. The Disclosure Materials taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

v.	Reliance. The Company acknowledges that the Subscriber is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Units. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

5.	Representations, Warranties and Agreements of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company the following:

a.	The Subscriber has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Units and the tax consequences of the investment, and have the ability to bear the economic risks of the investment. The Subscriber can afford the loss of its entire investment.

b.

The Subscriber is acquiring the Units for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Subscriber understands and acknowledges that the Units and the underlying Common Stock have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Units. The Subscriber understands

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and acknowledges that the offering of the Units pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c.	The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Subscriber, and Subscriber shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Subscriber resides in the jurisdiction set forth on the Subscriber’s Omnibus Signature Page affixed hereto.

d.	The Subscriber (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

e.	The Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities. The Subscriber further acknowledges and understands that the Company is relying on the representations and warranties made by the Subscriber hereunder and that such representations and warranties are a material inducement to the Company to sell the Units to the Subscriber. The Subscriber further acknowledges that without such representations and warranties of the Subscriber made hereunder, the Company would not enter into this Agreement with the Subscriber.

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f.	The Subscriber understands that no public market now exists, and there may never be a public market for, the Investor Warrants, that only a limited public market for the Company’s Common Stock exists and that there can be no assurance that an active public market for the Common Stock will exist or continue to exist.

g.	The Subscriber has received and reviewed information about the Company, including the Disclosure Materials, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Subscriber understands that such discussions, as well as any Disclosure Materials provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Subscriber understands and represents that it is purchasing the Units notwithstanding the fact that the Company may disclose in the future certain material information the Subscriber has not received, including (without limitation) financial statements of the Company for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that it is not relying on any such information in connection with its purchase of the Units and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Units of any such information. Each Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

h.	The Subscriber acknowledges that none of the Company or any Placement Agent or brokers that may be retained by the Company in connection with the Offering is acting as a financial advisor or fiduciary of the Subscriber (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company or any Placement Agent or brokers that may be retained by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Subscriber further represents to the Company that the Subscriber’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Subscriber and its representatives.

i.	As of the Closing, all actions on the part of Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Subscriber, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

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j.	Subscriber represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Subscriber is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Subscriber”). The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Subscriber consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to comply with applicable U.S. antimony laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Subscriber is a financial institution that is subject to the USA Patriot Act, the Subscriber represents that it has met all of its obligations under the USA Patriot Act. The Subscriber acknowledges that if, following its investment in the Company, the Company reasonably believes that the Subscriber is a Prohibited Subscriber or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to transfer the Units. The Subscriber further acknowledges that the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

k.	The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

l.	The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford complete loss of such investment.

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m.	The Subscriber is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

n.	The Subscriber acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Units or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

o.	The Subscriber agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

p.	All of the information that the Subscriber has heretofore furnished or which is set forth herein is true, correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Subscriber will immediately furnish revised or corrected information to the Company.

q.	(For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6.	Transfer Restrictions. The Subscriber acknowledges and agrees as follows:

a.	The Units have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; other than as expressly provide in the Registration Rights Agreement, the Company does not currently intend to register Common Stock under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Common Stock.

b.	The Subscriber understands that there are substantial restrictions on the transferability of the Common Stock that the certificates representing the Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION

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STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Stock upon which it is stamped, if (a) such Common Stock is sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Common Stock is being made pursuant to an exemption from such registration and that the Common Stock, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

c.

Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 6(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Effective Date if required by the transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 6(c), it will, no later than three Trading Days (as defined in the Registration Rights Agreement) following the delivery by a Subscriber to the Company or the transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Subscriber a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to the Subscriber by crediting the account of the Subscriber’s prime broker with the Depository Trust Company System as directed by such Subscriber. “Effective Date” means the earliest of the date that (a) the initial Registration

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Statement has been declared effective by the Commission, (b) all of the Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of Shares or Warrant Shares is not an Affiliate of the Company, all of the Shares and Warrant Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company’s legal counsel has delivered to such Subscriber a standing written unqualified opinion that resales may then be made by such Subscriber of the Shares and Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such Subscriber.\

d.	In addition to such subscriber’s other available remedies, the Company shall pay to a Subscriber, in cash, the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the Weighted Average Price of the Shares on the date such Securities are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 6(c), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (i) issue and deliver (or cause to be delivered) to a Subscriber by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Subscriber that is free from all restrictive and other legends or (ii) if after the Legend Removal Date such Subscriber purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by such Subscriber of all or any portion of the number of Shares, or a sale of a number of Shares equal to all or any portion of the number of Shares that such Subscriber anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Subscriber’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares that the Company was required to deliver to such Subscriber by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Shares on any Trading Day during the period commencing on the date of the delivery by such Subscriber to the Company of the applicable Shares (as the case may be) and ending on the date of such delivery and payment under this clause (d).

e.	Each Subscriber understands that until July 15, 2002, the Company was a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Common Stock) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Common Stock cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

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7.	Indemnification.

a.	The Company agrees to indemnify and hold harmless the Subscriber from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other any other Disclosure Materials. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Subscriber hereunder.

b.	Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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8.	Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or the Placement Agent at least three business days prior to the Closing on such subscription. The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.	Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought to be enforced.

10.	Immaterial Modifications to the Registration Rights Agreement. The Company may, at any time prior to the initial Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Subscriber.

11.	Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, with a copy (which shall not constitute notice) to Shumaker, Loop & Kendrick, LLP, Attention Mark C. Catchur, Esq., facsimile 813-229-1660, or (b) if to the Subscriber, at the address set forth on the Omnibus Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12.	Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Units shall be made only in accordance with all applicable laws.

13.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

14.	Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

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d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.	All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority with the arbitration held in the State of New York, New York County. Judgment on any award of any such arbitration may be entered in the courts of the State of New York sitting in New York County and the United States District Court for the Southern District of New York sitting in Manhattan, and any state or appellate court therefrom, or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation, the matter will be resolved by arbitration as provided above. The arbitration shall take place in the New York, New York on an expedited basis.

15.	Blue Sky Qualification; Form D. The Company agrees to timely file a Form D with respect to the Securities and provide a copy thereof, promptly upon request of any Subscriber. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Subscriber at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Subscriber.

16.	Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.

Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, including, without limitation, the Disclosure Materials, was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the Company about or belonging to third parties. The Subscriber understands that the Company may rely on Subscriber’s agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act of 1933 as set forth in Rule 100(a)(b)(2)(ii) of Regulation

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FD. In addition, the Subscriber acknowledges that it is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company. The provisions of this Section 17 are in addition to and not in replacement of any other confidentiality agreement between the Company and the Subscriber.

18.	Independent Nature of Subscribers’ Obligations and Rights. The obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement. Nothing contained herein and no action taken by any Subscriber pursuant hereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

19.	Miscellaneous.

a.	This Agreement, together with the Registration Rights Agreement and any confidentiality agreement between the Subscriber and the Company, constitute the entire agreement between the Subscriber and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.	The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Units.

c.	Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d.	This Agreement may be executed in one or more original or facsimile (including by an e-mail which contains a.pdf file of an executed signature page) counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

e.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

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f.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g.	The Subscriber understands and acknowledges that there may be multiple Closings for the Offering.

h.	The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

20.	Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

21.	Public Disclosure. Neither the Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

22.	Potential Conflicts. Legal counsel to the Company and the Placement Agent or any brokers that may be retained by the Company in connection with the Offering, and/or their respective affiliates, principals, representatives or employees, may now or hereafter own stock of the Company or warrants to purchase Company stock.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the      day of August, 2016.

TAPIMMUNE INC.

By:
	Name:	Glynn Wilson, Ph.D
	Title:	Chief Executive Officer

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How to subscribe for Units in the private offering of

TapImmune Inc.

1.	Date and Fill in the number of Units being purchased and complete and sign the Omnibus Signature Page.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Complete and sign the Anti-Money Laundering Information Form.

5.	Fax or email all forms and then send all signed original documents to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, FL 33602
Attention: Mark A. Catchur, Esq.
Facsimile #: 813-229-1660
Email: mcatchur@slk-law.com

6.	If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing should be made payable to the order of “Delaware Trust Company, as Escrow Agent for TapImmune Inc. Acct. # 79-2750” Insert Subscribers name and should be sent directly to Delaware Trust Company, 2711 Centerville Road, One Little Falls Centre, Wilmington, DE 19808, Attn: Alan R. Halpern.

Checks take up to five (5) business days to clear. A check must be received by the Escrow Agent at least six (6) business days before the closing date.

7.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Units you are purchasing according to the following instructions:

Bank:	PNC Bank 300 Delaware Avenue Wilmington, DE 19899

ABA Routing #:	031100089

SWIFT CODE:	PNCCUS33

Account Name:	Delaware Trust Company

Account #:	5605012373

Reference:	“FFC: TapImmune Inc. Acct: 79-2750 [INSERT SUBSCRIBER’S NAME]”

Thank you for your interest,

TapImmune Inc.

TapImmune Inc.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of                      ,1 2016 (the “Subscription Agreement”), between the undersigned, TapImmune Inc., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned and (iii) purchase the Units of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Units from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Subscriber” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement and the Registration Rights Agreement.

Dated:              , 2016

	X	$	= $
Number of Units		Purchase Price per Share	Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

[1]	Will reflect the Closing Date. Not to be completed by Subscriber.

TapImmune Inc.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of TapImmune Inc.
For Non-Individual Investors (Entities)
(all Non-Individual Investors must INITIAL where appropriate):

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

TapImmune Inc.

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:

Net Worth*:

Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.

Please deliver certificate to the following address:

Section C – Form of Payment –Wire Transfer

Check payable to Delaware Trust Company, as Escrow Agent for TapImmune Inc., Acc’t #79-2750 (insert Subscriber’s name)
Wire funds from my outside account according to Section 2(b) of the Subscription Agreement, Delaware Trust Company, Escrow Agent for TapImmune Inc. Acct# 79-2750, insert Subscriber’s name.
The funds for this investment are rolled over, tax deferred from within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm:

Investor Signature	Date

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID# OF INVESTOR:

YEARLY INCOME:

NET WORTH:	*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

Schedule 4c

Capitalization

The Company is currently negotiating with the holders of 2,499,995 Series A Warrants, 12,019,995 Series C Warrants, 7,319,995 Series D Warrants, 7,319,995 Series E Warrants, 5,000,000 Series A-1 Warrants, 5,000,000 Series C-1 Warrants, 5,000,000 Series D-1 Warrants, and 5,000,000 Series E-1 Warrants, to modify the terms of such warrants in order that such warrants will no longer have to be accounted for as derivative liabilities on the Company’s balance sheet. It is expected that if such warrants are modified as currently anticipated, the Company will reduce its derivative liability by approximately $21,091,740 (based upon the Black Scholes valuation of such warrants as of June 30, 2016).

In connection with such warrant modification, the warrant holders have agreed to exercise 12 million of the Series C and Series C-1 warrants and acquire 12 million shares of Company Common Stock at $0.50 per share, for a total of $6 million. GP Nurmenkari will be paid a fee of $245,000 by the Company in connection with its solicitation of certain of the warrant holders for such warrant modification.

In consideration for the warrant modification and exercise, the Company will issue to such warrant holders:

•	an aggregate of 12 million warrants to purchase an aggregate of 12 million shares of Company Common Stock. The exercise price for such warrants will be $0.60 per share, and such warrants will have a term of 5 years. Such warrants will not contain provisions that would prevent them from being accounted for as equity instruments.

•	an aggregate of 8 million shares of Company Common Stock.

Upon the consummation of the warrant modification and exercise and the closing of this Offering, the Company intends to seek to have the Company Common Stock listed on the Nasdaq Capital Market. In connection with such a listing, a reverse stock split would likely be necessary to meet the minimum closing price requirement for such a listing.

In connection with the warrant modification, each of the warrant holders will agree that (i) for a period commencing on the date the warrant modification agreement is entered into and ending three (3) Trading Days following the NASDAQ Stock Market’s approval of the Company’s application for initial listing of its Common Stock on the NASDAQ Capital Market (the “Leak-Out Period”), the warrant holder, on behalf of itself and each affiliate (as defined in Rule 405 under the Securities Act) of such holder which (x) had knowledge of the warrant modification transactions, (y) has or shares discretion relating to such warrant holder’s investments or trading or information concerning such warrant holder’s investments, including in respect of the securities issuable hereunder, or (z) is subject to such warrant holder’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), will not sell, dispose or otherwise transfer shares of Company Common Stock on any Trading Day during the Leak-Out Period and (ii) the warrant holder, on behalf of itself and each Trading Affiliates, for a period commencing on the date following the expiration of the Leak-Out Period and ending 30 Trading Days thereafter, will not sell, dispose or otherwise transfer shares of Common Stock which represent more than five percent (5%) of the Company’s daily trading volume; provided, however, that these trading restrictions shall not apply to any sale, disposal or other transfer at a price at or greater than $0.75 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date of the warrant modification agreement). As used herein, “Trading Day” means a day on which the principal Trading Market is open for trading and

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Stock Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). These restrictions will terminate if the NASDAQ Stock Market does not approve the Company’s application for initial listing of its Common Stock on The NASDAQ Capital Market by October 15, 2016.

There can be no assurance that the warrant modification transaction described above will be completed.

There can be no assurance that even if the warrant modification transaction described above is completed, that the Company Common Stock will become listed on the Nasdaq Capital Market.

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B

Form of Investor Warrant

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of August 10, 2016 (the “Effective Date”) between TapImmune Inc. a Nevada corporation (the “Company”), and the persons who have executed the omnibus or counterpart signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”), and the persons or entities identified in Schedule 1 hereto holding Placement Agent Warrants (as defined below) (collectively the “Brokers”).

RECITALS:

WHEREAS, the Company has offered and sold in compliance with Rule 506 of Regulation D promulgated under the Securities Act (as defined herein) to accredited investors in a private placement offering (the “Offering”) Units (“Unit”), each Unit consisting of (i) one share of the Company’s common stock (the “Common Stock”), par value $0.001 per share (each, a “Share”) and (ii) one warrant to purchase one share of Common Stock, with an exercise price equal to 125% of the Unit Offering Price (each a “Warrant”), pursuant to that certain Subscription Agreement entered into by and between the Company and each of the subscribers for the Units set forth on the signature pages affixed thereto (the “Subscription Agreement”); as well as a warrant (the “Placement Agent Warrant”) to purchase shares of Common Stock (the “Placement Agent Shares”) issued to the placement agent (the “Placement Agent”) in the Offering;

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Purchasers in the Offering who purchased the Units and with the Brokers who hold Placement Agent Warrants;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Allowed Delay” has the meaning set forth in Section 3(e)(2).

“Approved Market” means the Over-the-Counter Bulletin Board, the OTC Markets, the Pink Sheets, the Nasdaq Stock Market, the New York Stock Exchange or the NYSE MKT.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, because of the occurrence of an event of the kind described in Section 4(f) hereof, to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the

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Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Effective Date” has the meaning given it in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

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“Majority Holders” means at any time Holders representing a majority of the Registrable Securities.

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners, (b) with respect to a corporation, its stockholders, (c) with respect to a limited liability company, its members or former members, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

“Piggyback Registration” means, in any registration of Common Stock as set forth in Section 3(b), the ability of holders of Registrable Securities to include Registrable Securities in such registration.

“Placement Agent” has the meaning given it in the recitals of this Agreement.

“Placement Agent Warrant” has the meaning given it in the recitals of this Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Shares and the Registrable Warrant Shares but excluding, subject to Section 3(e), (i) any Registrable Securities that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise, without any limitations or restrictions; (ii) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

“Registrable Warrant Shares” means (i) the shares of Common Stock issuable upon the exercise of the Warrants, and (ii) the shares of Common issuable upon the exercise of the Placement Agent Warrants.

“Registration Default Date” means the date that is 90 days after the date the Registration Statement is actually filed with the Commission.

“Registration Event” means the occurrence of any of the following events:

(a) the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b) the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(c) after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities (including a Blackout Period) for a period of more than twenty (20) consecutive Trading Days;

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(d) the Registrable Securities, if issued, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) consecutive Trading Days; or

(e) the Company does not comply with the information requirements of Rule 144, so long as such non-compliance prevents the resale of the Registrable Securities pursuant to such rule.

“Registration Filing Date” means the date that is 120 days after date of the final closing of the Offering.

“Registration Statement” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Subscription Agreement” has the meaning given it in the recitals of this Agreement.

“Trading Day” means (a) if the Common Stock is listed or quoted on an Approved Market, then any day during which securities are generally eligible for trading on the Approved Market, or (b) if the Common Stock is not then listed or quoted and traded on an Approved Market, then any business day.

“Units” has the meaning given it in the recitals of this Agreement.

2. Term. This Agreement shall continue in full force and effect until the one (1) year anniversary of the SEC Effective Date, unless terminated sooner hereunder.

3. Registration.

(a) Registration on Form S-1. Not later than the Registration Filing Date, the Company shall file with the Commission a Registration Statement on Form S-1, or other applicable form, relating to the resale by the Holders of all of the Registrable Securities, and the Company shall use its commercially reasonably efforts to cause such Registration Statement to be declared effective prior to the Registration Default Date.

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(b) Piggyback Registration. In addition to the Company agreement pursuant to Section 3(a) above, if the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company shall promptly give to the Holders written notice thereof (and in no event shall such notice be given less than 20 calendar days prior to the filing of such registration statement), and shall, subject to Section 3(c), include as a Piggyback Registration all of the Registrable Securities specified in a written request delivered by the Holder thereof within 10 calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

(c) Underwriting. If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Holders of the Registrable Securities eligible for inclusion in such Registration Statement pursuant to Sections 3(b). In that event, the right of any Holder to Piggyback Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell any of their Registrable Securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or the selling stockholders, as applicable. Notwithstanding any other provision of this Section, if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to include their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Holder the number of shares of Registrable Securities that may be included in the registration and underwriting, if any. The number of shares of Registrable Securities to be included in such registration and underwriting shall be allocated among such Holders as follows:

(i) If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; and

(ii) If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand and then, subject to obligations and commitments existing as of the date hereof, to all other selling stockholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

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No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration and no liquidated damages as set forth in Section 3(d) shall accrue with respect to such excluded securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw such Holder’s Registrable Securities therefrom by delivering a written notice to the Company and the underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

(d) Liquidated Damages. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities, as liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of ten percent (10%) per annum of the aggregate purchase price for such Registrable Securities pursuant to the Subscription Agreement or upon exercise of Placement Agent Warrants (or in the case of unexercised Placement Agent Warrants, of the exercise price thereof) with respect to such Holder’s Registrable Securities that are affected by such Registration Event, for the period during which such Registration Event continues to affect such Registrable Securities (the “Registration Default Period”). Each payment of liquidated damages pursuant to this Section 3(d) shall be due and payable in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. The Registration Default Period shall terminate upon the earlier of such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event and (v) for each Holder, such Holder’s Registrable Securities become eligible for resale pursuant to Rule 144 in the case of clause (e) of the definition of Registration Event. The amounts payable as liquidated damages pursuant to this Section 3(d) shall be payable in cash in lawful money of the United States. Notwithstanding the foregoing, the Company will not be liable for the payment of liquidated

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damages described in this Section 3(d) for any delay in registration of Registrable Securities that would otherwise be includable in the Registration Statement solely as a result of a comment received by the Staff requiring a limit on the number of Registrable Securities included in such Registration Statement in order for such Registration Statement to be able to avail itself of Rule 415 (a “Cutback Comment”). In the event of any such Cutback Comment, the Company will use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale the Registrable Securities that have been cut back from being registered pursuant to Cutback Comment only with respect to that portion of the Holders’ Registrable Securities that are then Registrable Securities.

(e) Cutbacks:

(1)(a) if the Commission does not declare the Registration Statement effective on or before the Registration Default Date, or (b) if the Commission allows the Registration Statement to be declared effective at any time before or after the Registration Default Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for (a) or (b) is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that in the case of (b) the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder. In any such pro rata reduction, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by (i) first, the Registrable Securities represented by the Registrable Warrant Shares (applied, in the case that some Registrable Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Warrant Shares held by such Holders on a fully diluted basis), and (ii) second, Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders). In addition, any such affected Holder shall be entitled to Piggyback Registration rights after the Registration Statement is declared effective by the Commission until such time as: (AA) all Registrable Securities have been registered pursuant to an effective Registration Statement, (BB) the Registrable Securities may be resold without restriction pursuant to Rule 144 of the Securities Act, or (CC) the Holder agrees to be named as an underwriter in any such registration statement. The Holders acknowledge and agree the provisions of this paragraph may apply to more than one Registration Statement; and

(2) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact

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or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading, including in connection with the filing of a post-effective amendment to such Registration Statement in connection with the Company’s filing of an Annual Report on Form 10-K for any fiscal year (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

4. Registration Procedures for Registrable Securities. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a) prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective for a period of one year or for such shorter period ending on the earlier to occur of (i) the date as of which all of the Holders as selling stockholders thereunder may sell all of the Registrable Securities registered for resale thereon without restriction pursuant to Rule 144 (or any successor rule thereto) promulgated under the Securities Act or (ii) the date when all of the Registrable Securities registered thereunder shall have been sold (the “Effectiveness Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Purchasers shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto);

(b) if the Registration Statement is subject to review by the Commission, respond in a commercially reasonable manner to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(d) furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

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(e) use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f) notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event (as promptly as practicable after becoming aware of such event), which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g) comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i) use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC Bulletin Board or such other Approved Market on which securities of the same class or series issued by the Company are then listed or traded;

(j) provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(k) if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered

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to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(l) during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

(m) take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

5. Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6. Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section and Section 9, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

8. Information by Holder. A Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required in order to comply with any applicable law or regulation in connection with the registration of such Holder’s Registrable Securities or any qualification or compliance with respect to such Holder’s Registrable Securities and referred to in this Agreement.

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9. Indemnification.

(a) In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with this Agreement; and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that such indemnity agreement found in this Section 9(a) shall in no event exceed the net proceeds from the Offering received by the Company; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

(b) As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 9 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any form of

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prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the registration statement or such prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(f) hereof, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the advice contemplated in Section 4(f). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

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(d) If the indemnification provided for in Section 9(a) or 9(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

10. Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144, (iii) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the Commission permitting the selling of any such Registrable Securities without registration and (iv) undertake any additional actions commercially reasonably necessary to maintain the availability of the use of Rule 144.

11. Independent Nature of Each Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute such Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations

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or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12. Other Registration Rights. The Company shall not grant any additional registration rights other than those contemplated herein without the consent of the Majority Holders prior to the effectiveness of the Registration Statement other than, in the case of the Company (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8) or (ii) a registration on Form S-4 or Form F-4 in connection with a merger, acquisition, divestiture, reorganization or similar event.

13. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(e) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

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(f) Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

TapImmune Inc.

50 North Laura Street

Suite 2500

Jacksonville, FL 32202

Attn: Mr. Glynn Wilson, Ph.D

E-mail: gwilson@tapimmune.com

with copy to:

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd.

Suite 2800

Tampa, FL 33602

Attn: Mark A. Catchur, Esq.

E-mail: mcatchur@slk-law.com

If to the Purchasers:

To each Purchaser at the address set forth on the signature page hereto or at such other address as any party shall have furnished to the other parties in writing.

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or electronic transmission via .PDF file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

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(i) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Purchasers acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

[SIGNATURE PAGES FOLLOW]

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This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

TAPIMMUNE INC.

By:	/s/ Glynn Wilson
Name:	Glynn Wilson, Ph.D
Title:	CEO

EACH PURCHASER’S SIGNATURE TO THE OMNIBUS SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.

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Exhibit 10.3

Execution Version

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (the “Agreement”) is made as of August 10, 2016, by and between TapImmune Inc., a Nevada corporation (the “Company”), and each of the warrant holders (each, including its successors and assigns, a “Holder” and collectively, the “Holders”), identified on the signature pages hereto, of certain Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants to purchase common stock, par value $0.001 per share (the “Common Stock”), of the Company, originally issued by the Company on January 12, 2015.

RECITALS

WHEREAS, the Company, each of the Holders and certain other holders are parties to that certain Securities Purchase Agreement, dated as of January 12, 2015 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Holders purchased from the Company certain Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants and Series E Warrants (collectively with Eastern Capital Limited, the “Other Holders”);

WHEREAS, the Company’s outstanding Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants (collectively, the “Warrants”) contain certain provisions relating to anti-dilution and other provisions that create accounting treatment of the Warrants as a derivative liability on the balance sheets of the Company;

WHEREAS, Section 9 of each of the Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants, respectively, requires the written consent of the Holder to amend the terms thereof;

WHEREAS, the Company and each of the Holders wish to enter into this Agreement, pursuant to which, among other things, (i) the Holders agree to amend the Warrants and remove such provisions so that the Warrants will be classified as equity instruments on the balance sheets of the Company and (ii) the Company shall issue to the Holders additional shares of Common Stock and warrants to purchase Common Stock as set forth next to the Holder’s name on Schedule I attached hereto.

AGREEMENT

NOW, THEREFORE, IT IS RESOLVED, in consideration of mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.	Amendment of the Warrants; Exercise of Warrants and PIPE.

(a) Subject to the satisfaction (or waiver) of the closing conditions set forth in Section 10 hereof, upon the Closing (as herein defined) the Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants will be amended as set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto, respectively (the “Amended Series A Warrants,” the “Amended Series C Warrants,” the “Amended Series D Warrants” and the “Amended Series E Warrants,” respectively, and collectively the “Amended Warrants”).

(b) Following the Closing, the Holder shall have the right to exercise the Amended Warrants based on the amended terms without having received a new certificate evidencing such Amended Warrants.

(c) Before or simultaneous with the execution hereof, the Holders and the Other Holders shall have delivered to the Company duly executed irrevocable notices of exercise, in the form attached hereto as Exhibit C, for the exercise of an aggregate of 12.0 million Series C Warrants and Series C-1 Warrants, as applicable, at the exercise price of $0.50 per share. Subject to the satisfaction or waiver of the closing conditions set forth in Section 10(a) hereof, the exercise price for the warrants being exercised shall be delivered to the Company on the first business day after the date of the execution of this Agreement.

(d) Before or simultaneous with the execution hereof, investors in the PIPE (as such term is defined below) shall have delivered to the Company duly executed and acceptable irrevocable subscription agreements in an aggregate amount of at least $2.0 million in gross proceeds to the Company. The purchase price for the securities sold in the PIPE shall be delivered to the Company at or prior to the Closing.

2.	Closing. Upon the terms and subject to the conditions set forth herein, the closing of this Agreement and the exercise of the Series C Warrants and the Series C-1 Warrants contemplated in Section 1 (the “Closing”) will take place at 2:00 p.m., New York time, on the first business day after the satisfaction or waiver of the closing conditions set forth in Section 10 at Closing, at the offices of Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Blvd., Suite 2800, Tampa, Florida, unless this Agreement has been terminated pursuant to its terms or unless another time, date or place is agreed to in writing by the parties. The date on which the Closing occurs is referred to herein as the “Closing Date.”

3.	Issuance of Additional Shares and Warrants. Within three (3) Trading Days following the Closing Date, the Company shall issue and deliver to the Holders shares of Common Stock (the “Additional Shares”) and five-year warrants to purchase Common Stock, with an exercise price of $0.60 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof), in the form of Series F Warrants, attached hereto as Exhibit B and in such amounts as set forth next to the Holder’s name on Schedule I attached hereto (the “Additional Warrants,” and collectively with the Additional Shares, the “Additional Shares and Warrants”). In addition, within three (3) Trading Days following the Closing Date, the Company shall deliver to the Holder the Amended Series A Warrants, the Amended Series C Warrants, the Amended Series D Warrants and the Amended Series E Warrants. Following the Closing Date, the Holder shall deliver to the Company the outstanding Series A Warrants, Series C Warrants, Series D Warrants and Series E Warrants held by Holder.

4.	Legends.

(a) The Holder understands that the Additional Shares and Warrants are not, and will not be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such Additional Shares and Warrants shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(b) Certificates evidencing the Additional Shares and the shares underlying the Additional Warrants (the “Warrant Shares”) shall not contain any legend (including the legend set forth in Section 4(a) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Additional Shares or Warrant Shares pursuant to Rule 144, (iii) if such Additional Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Additional Shares and Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such Additional Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such Additional Shares or Warrant Shares (assuming a cashless exercise of the Additional Warrants with respect to the Warrant Shares), or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If all or any portion of an Additional Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Additional Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Additional Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Additional Shares and Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section 4(b), it will, no later than three (3) Trading Days following the delivery by a Holder to the Company or the transfer agent of a certificate representing Additional Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Additional Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder. “Delegend Date” means the earliest of the date that (a) a registration statement with respect to the Additional Shares and Warrant Shares has been declared effective by the Commission, (b) all of the Additional Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the six (6) month anniversary of the Closing Date provided that a Holder of Additional Shares or Warrant Shares is not an Affiliate of the Company, the Company is in compliance with the current public information required under Rule 144 (“Current Public Information Requirement”) and all of the Additional Shares and Warrant Shares may be sold pursuant to Rule 144 or an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions; provided, further, however, that if the Company fails to comply with the Current Public Information Requirement at any time following the six (6) month anniversary of the Closing Date and the one (1) year anniversary of the Closing Date, the Company shall promptly provide notice to the Holder and the Holder undertakes not to sell any of the Additional Shares and the Additional Warrants pursuant to Rule 144 until the Company notifies the Holder that it has regained compliance with the Current Public Information Requirement.

(c) In addition to such Holder’s other available remedies, the Company shall pay to a Holders, in cash, the greater of (A) as partial liquidated damages and not as a penalty, for each $1,000 of Additional Shares (based on the weighted average price of the shares on Common Stock on the date such securities are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 4(b), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after (x) the Legend Removal Date until such certificate is delivered without a legend or (y) the Company fails to Comply with the Current Public Information Requirement, and (B) if either (i) the Company fails to issue and deliver (or cause to be delivered) to a Holder by the Legend Removal Date the Additional Shares or the Warrant Shares so delivered to the Company by such Holder electronically without any restrictive and other legends by crediting such aggregate number of shares to such Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian System, or (ii) after the Legend Removal Date such Holder purchases (in an open market transaction or otherwise) shares to deliver in satisfaction of a sale by such Holder of all or any portion of the number of Additional Shares and Warrant Shares, or a sale of a number of Shares and

Warrant Shares equal to all or any portion of the number of Shares and Warrant Shares that such Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (x) such number of Additional Shares and Warrant Shares that the Company was required to deliver to such Holder by the Legend Removal Date multiplied by (y) the lowest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by such Holder to the Company of the applicable Additional Shares and Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (c).

5.	Public Information. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Additional Shares and Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Additional Shares and Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate market price of such Holder’s Additional Shares and Warrant Shares on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Holders to transfer the Additional Shares and Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 5 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.	Representations and Warranties of the Company. The Company represents, warrants and covenants to the Holders as follows.

(a) Each of the Company and its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company to perform any of its obligations hereunder. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, (i) owns any of the capital stock or holds an equity or similar interest or (ii) controls or operates all or any part of the business, operations or administration of such Person. A “Subsidiary” means any Person (as defined in the Securities Purchase Agreement) in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing. As of the date of this Agreement, the Company has no Subsidiaries other than GeneMax Pharmaceuticals Inc.

(b) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to deliver the Amended Warrants and issue the Additional Shares and Warrants in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Amended Warrants and the Additional Shares and Warrants) have been duly authorized by the Company’s board of directors and (other than filings as may be required by applicable federal and state securities laws regarding the issuance of the Additional Shares and Warrants), no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been and the other documents or instruments to be delivered on or prior to the Closing Date will be duly executed and delivered by the Company, and upon such execution will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) The issuance of the Additional Shares and the Additional Warrants (and the shares issuable thereunder) have been duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issuance thereof. The Company shall have reserved from its duly authorized capital stock as of the Closing Date number of shares underlying the Amended Warrants and the Additional Warrants (determined without taking into account any limitations on the exercise of the Amended Warrants and the Additional Warrants set forth therein). Upon exercise in accordance with the Amended Warrants or the Additional Warrants, the underlying shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Additional Shares and the Additional Warrants (including the shares issuable thereunder) are exempt from registration pursuant to Section 4(a)(2) of the 1933 Act.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of Additional Shares and the Additional Warrants (including the shares issuable thereunder) and the reservation for issuance of the Amended Warrants (including the shares issuable thereunder), the Additional Shares and the Additional Warrants (including the shares issuable thereunder) as contemplated under Section 6(c) above) will not (i) result in a violation of the Company’s articles of incorporation or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the principal market on which the Common Stock is quoted or traded and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal and state securities laws), any governmental entity or other self-regulatory organization or body or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(f) Schedule I shall include a complete and final list of all of the Amended Warrants and the Company shall not have entered into or otherwise agreed to any agreement, arrangement or understanding (including, without limitation, any purchase agreement, warrant amendment or other document) with, or issued securities to, or any Other Holders that would provide for different (disproportional or otherwise) rights or consideration than what is being offered to the Holders hereunder nor shall there any be any side or other letters, agreements or understandings with any Other Holder not provided for in this Agreement (adjusted ratably). The Company will file a supplement to the registration statements on Form S-1, Commission File Nos. 333-205757 and 333-196115 (as amended or supplemented by any prospectus supplement, including post effective amendments) immediately following the Effective Date to disclose the transactions contemplated hereby, and shall maintain the effectiveness of the registration statements and the availability of the prospectus included therein for the resale of the shares underlying the Amended Series A Warrants, Amended Series C Warrants, Amended Series D Warrants and Amended Series E Warrants. The Company shall use its best efforts to cause such registration statements to remain available to the Holder following the date hereof.

(g) Except as set forth in Schedule 6(g) hereof, the Company is not now, and following the Closing Date will not be, liable for any brokerage, finder’s or solicitation fees or commissions with respect to the transactions contemplated by this Agreement.

(h) Except as set forth in Schedule 6(h) hereof, immediately after the consummation of the transactions contemplated by this Agreement, the Company shall have no outstanding financial instruments that must be accounted for as derivative liabilities on its balance sheets having a value in an aggregate amount that exceed $50,000.

(i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, except as set forth in Schedule 6(i) hereof, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which 71,416,267 shares are issued and outstanding and 68,403,289 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock (other than the securities issued in connection with the PIPE) and (ii) 5,000,000 shares of preferred stock, of which, (A) 1,250,000 shares have been designated as Series A Preferred Stock, no such shares being issued and outstanding, and (B) 1,500,000 shares have been designated as Series B Preferred Stock, no such shares being issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. 21,123,675 shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “Affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “Affiliates” without conceding that any such Persons are “Affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary and, except as set forth in Schedule 6(j) hereof, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of any of the Company or Company’s Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of the Company’s Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries with an aggregate value that exceed $50,000. Except as set forth in the SEC Documents, (A) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (B) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act, except as set forth in Schedule 6(j) hereto; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) except as set forth in Schedule 6(j) hereto, there are no securities or instruments containing anti-dilution or similar provisions in an aggregate amount that exceed $50,000 that will be triggered by the issuance of the Securities; (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (G) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The SEC Documents contain true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof, and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(k) After giving effect to the transactions contemplated by this Agreement, the Company has sufficient authorized shares of Common Stock to issue upon the conversion of all outstanding shares of the Company’s convertible securities, and the exercise of all Amended Warrants and the Additional Warrants and all outstanding warrants as of the date hereof.

7.	Representations and Warranties of the Holders. Each Holder represents, warrants and covenants to the Company as follows:

(a) The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full capacity, right, corporate, partnership, limited liability company or similar power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) The Holder is acquiring the Additional Shares and Warrants hereunder as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Additional Shares and Warrants (this representation and warranty not limiting the Holder’s right to sell the Additional Shares and Warrants in compliance with applicable federal and state securities laws). The Holder is acquiring the Additional Shares and Warrants hereunder in the ordinary course of its business.

(c) The Holder understands that the Additional Shares and Warrants are being offered and sold to in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Holder contained in this Agreement in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Additional Shares and Warrants.

(d) The Holder understands that its investment in the securities of the Company hereunder involves a significant degree of risk, and the Holder has full cognizance of and understands all of the risk factors related to its purchase of the Additional Shares and Warrants, including, but not limited to, those risk factors including in the SEC Documents. The Holder understands that no representation is being made as to the future value of the Additional Shares and Warrants.

(e) At the time the Holder was offered the Shares hereunder, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(f) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Additional Shares and Warrants, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Additional Shares and Warrants and, at the present time, is able to afford a complete loss of such investment.

(g) The Holder owns (i) a number of Series A Warrants, Series D Warrants and Series E Warrants equal to the number of Amended Series A Warrants, Amended Series D Warrants and Amended Series E Warrants reflected on Schedule I attached hereto, and (ii) a number of Series C Warrants equal to the aggregate number of Amended Series C Warrants, if any, and Series C Warrants being exercised simultaneous herewith, both as reflected on Schedule I attached hereto.

The representations and warranties of the Holder shall in no way limit or modify the representations and warranties of the Company set forth in Section 5.

8.	Further Covenants. The Company hereby covenants and agrees that:

(a) On or before 9:00 a.m., New York time, on the first (1st) Business Day following the execution of this Agreement by the Company and the Holders, the Company shall file a Current Report on Form 8-K, including the form of this Agreement and all exhibits to this Agreement as exhibits thereto (the “8-K Filing”), with the Commission in the form required by the Securities Exchange Act of 1934, as amended (the “1934 Act”). From and after the 8-K Filing, the Company represents to the Holders that it shall have publicly disclosed all material, non-public information delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Holders or any of their Affiliates on the other hand, shall terminate.

(b) Following the consummation of the transactions contemplated by this Agreement and the Company’s raising a minimum of $2.0 million in gross proceeds in the concurrent PIPE offering being conducted by Katalyst Securities LLC and GP Nurmenkari, Inc. (the “PIPE”), the Company shall use its best efforts to have its Common Stock approved for listing on the NASDAQ Capital Market.

(c) No later than the sixth trading day following the Closing Date, the Company (A) shall have its Board of Directors adopt the appropriate resolutions to effect a reverse stock split of the shares of common stock of the Company, in such ratio as shall be determined by the Board of Directors of the Company (the “Reverse Stock Split”), so that the bid price of the common stock of the Company will comply with the NASDAQ Capital Market’s minimum bid price requirement for initial listing at the effective time of the Reverse Stock Split, and (B) shall submit to the Financial Industry Regulatory Authority, Inc. (FINRA) an application to effect the Reverse Stock Split no later than 40 days following the Closing Date. The Holder acknowledges that the Company will need to effect the Reverse Stock Split in order to list its Common Stock on the NASDAQ Capital Market.

(d) Following the Reverse Stock Split, based on the various ratios indicated in the table below (without taking into account additional new stockholders who participated in the PIPE), the Company expects to have such number of Round Lot Holders (as such term is defined by NASDAQ) as indicated in the table below:

Ratio	Round Lot Holders

1-for-5	3,193

1-for-10	2,749

1-for-15	2,050

1-for-20	2,050

1-for-25	1,656

(e) Based on the budget which was provided by the Company to NASDAQ in connection with its initial listing application, the Company needs approximately $9,246,461 in working capital to fund its current level of operations and expenditures pursuant to its business plan for at least from August 1, 2016 through December 31, 2017.

[(f) [TO BE ADDED TO IROQUOIS AGREEMENT ONLY]As promptly as practicable following the execution of this Agreement, the Board of Directors of the Company shall take all necessary actions to appoint Mr. Joshua Silverman as a member of the Board of Directors, provided that pursuant to the Company’s background check, none of the events enumerated in Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended, are applicable to Mr. Silverman.]

9.

Leak-Out Restrictions. Each of the Holders agrees that for a period commencing on the date hereof and ending three (3) Trading Days following the listing of the Common Stock on the NASDAQ Capital Market (the “Leak-Out Period”), the Holder agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the Securities Act) of such holder which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the securities issuable hereunder, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), not to sell, dispose or otherwise transfer shares of Common Stock on any Trading Day during the Leak-Out Period and further agrees, on behalf of itself and each Trading Affiliates, that for a period commencing on the date following the expiration of the Leak-Out Period and ending 30 Trading Days thereafter, it will not sell, dispose or otherwise transfer shares of Common Stock which represent more than five percent (5%) of the Company’s daily trading volume; provided, however, that these trading restrictions shall not apply to any sale, disposal or other transfer at a price at or greater than $0.75 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof). As used herein, “Trading Day” means a day on which the principal Trading Market is open for trading and “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Stock Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). It is hereby agreed between the parties that the restrictions contained in this Section 9 shall be terminated if the NASDAQ Stock Market LLC does not approve the Company’s application for initial listing of its Common Stock on the NASDAQ Capital Market by October 30, 2016.

10.	Closing Conditions.

(a)	Holder’s Closing Conditions. Each Holder’s obligations to consummate the transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Holder, of the following conditions:

(1)	the Company shall have executed and delivered to each of the Holders this Agreement;

(2)	a legal opinion of the Company’s counsel, in form and substance reasonably satisfactory to the Holders, shall have been delivered to each of the Holders;

(3)	a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of the Additional Shares, registered in the name of the Holders in accordance with Schedule I hereto, shall have been delivered to the Holders;

(4)	Series F Warrants, in the form attached hereto as Exhibit B, registered in the name of each of the Holders in accordance with Schedule I hereto and executed by the Company, with an exercise price equal to $0.60, subject to adjustment therein shall have been electronically delivered to the Holders (such Warrant certificate shall be delivered physically to the Holder within three (3) Trading Days of the Closing Date);

(5)

Amended Series A Warrants, Amended Series C Warrants, Amended Series D Warrants and Amended Series E Warrants, in the forms attached hereto as Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4, respectively, registered in the name of each of the Holders in accordance with Schedule I hereto and executed by the Company , shall have been electronically delivered to the Holders (such warrant certificates shall be delivered physically to the Holder within three (3) Trading Days of the Closing Date);

(6)	the registration statements on Form S-1, Commission File Nos. 333-205757 and 333-196115 (as amended or supplemented by any prospectus supplement, including post effective amendments) shall remain effective and available for the resale of the shares underlying the Amended Series A Warrants, Amended Series C Warrants and Amended Series D Warrants and Amended Series E Warrants immediately following the Closing Date;

(7)	the accuracy in all material respects (or to the extent representations or warranties are qualified by materiality or material adverse effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be true and correct as of such date);

(8)	each of the Other Holders shall have executed and delivered to the Company an agreement, in the form substantially identical to this Agreement;

(9)	the Company shall have raised at least $2.0 million in gross proceeds in the PIPE; and

(10)	the Holders and the Other Holders shall have exercised an aggregate of 12 million series C Warrants and Series C-1 Warrants, at the exercise price of $0.50 per share.

(b)	Company Closing Conditions. The Company’s obligation to consummate the transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Company, of the following conditions:

(1)	each Holder shall have executed and delivered to the Company this Agreement;

(2)	each of the Other Holders (other than Eastern Capital Limited) shall have executed and delivered to the Company an agreement, in the form substantially identical to this Agreement;

(3)	Eastern Capital Limited shall have entered into an agreement in the form substantially identical to this Agreement providing for the same modifications to the Series A-1 Warrants, Series C-1 Warrants, Series D-1 Warrants and Series E-1 Warrants held by it; and

(4)

the Holders and the Other Holders shall have exercised an aggregate of 12.0 million Series C Warrants and Series C-1 Warrants, as applicable, at the exercise price of $0.50 per share, and the exercise price shall be delivered in accordance with the exercise notices to (i) the Company or (ii) Delaware Trust Company, to be held pursuant to the Escrow Agreement, dated July 19, 2016, as amended by the First Amendment dated July 29, 2016, by and among the Company, Delaware Trust Company, Katalyst Securities, LLC and GP Nurmenkari Inc., on or prior to the business day following the date of exercise.

11.	Taxes. Each Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Each Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Each Holder understands that it (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of the transactions contemplated by this Agreement, but the Company shall be responsible for any transfer taxes in connection with the amendment of the Amended Warrants (and the issuance of any shares issuable thereunder) and the issuance of the Additional Shares and the Additional Warrants (and any shares issuable thereunder).

12.	Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, the other transaction documents and the schedules and exhibits attached hereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holders, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other transaction documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, except as specifically set forth herein, nothing contained in this Agreement or any other transaction document shall (or shall be deemed to) (i) have any effect on any agreements a Holder has entered into with, or any instruments a Holder has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Holder in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to a Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and a Holder, or any instruments such Holder received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor a Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. As a material inducement for each Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by the Holder, any of its advisors or any of its representatives shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement and (ii) unless a provision of this Agreement is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect a Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as follows.

If to the Holders at the last address on record with the Company:

If to the Company at:

50 N. Laura Street, Suite 2500

Jacksonville, Florida

Attention: Chief Executive Officer

Phone: 904-516-5436

Email: gwilson@tapimmune.com

with a copy to:

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

Attention: Mark A. Catchur, Esq.

Phone: 813-229-7600

Fax: 813-229-1660

Email: mcatchur@slk-law.com

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any assignee of any of the securities issuable hereunder. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder. Provided a Holder provides the Company with written notice thereof, a Holder may assign some or all of its rights hereunder in connection with any transfer of any of the securities issuable hereunder without the consent of the Company, in which event such assignee shall be deemed to be a holder hereunder with respect to such assigned rights, provided such assignment is in compliance with applicable securities laws.

(h) Expenses. The Company shall pay the legal fees in connection with the transactions contemplated hereby as set forth in Schedule 12(h) hereto.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. The representations, warranties, agreements and covenants shall survive the Effective Date.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(m) Independent Nature of Holder’s Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any Other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any Other Holder under this Agreement. Nothing contained herein or in the Securities Purchase Agreement or in any other transaction documents relating hereto and thereto, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Securities Purchase Agreement or the transaction documents relating thereto, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement, the Securities Purchase Agreement or the transaction documents relating hereto or thereto. The decision of each Holder to enter into this Agreement and to effectuate the transactions contemplated by this Agreement has been made by such Holder independently of any Other Holder. Each Holder acknowledges that no Other Holder has acted as agent for such Holder in connection with such Holder making its decision to enter into this Agreement or effectuating the transactions contemplated hereby and hereunder and that no Other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Securities or enforcing its rights under this Agreement, the Securities Purchase Agreement or the transaction documents relating thereto. The Company and each Holder confirms that each Holder has independently participated with the Company in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other transaction document, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the transactions contemplated herein and hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement and the transaction documents relating thereto is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

[The next pages are the signature pages]

IN WITNESS WHEREOF, the undersigned have executed this Warrant Amendment Agreement as of the date first written above.

COMPANY:

TAPIMMUNE INC.

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

[Signature Page - Warrant Amendment Agreement]

EXHIBIT A-1

Amended Series A Warrants

EXHIBIT A-2

Amended Series C Warrants

EXHIBIT A-3

Amended Series D Warrants

EXHIBIT A-4

Amended Series E Warrants

EXHIBIT B

Form of Series F Warrants

Schedule I1/

Holder	Number of Series C Warrants Being Exercised	Number of Additional Shares	Number of Series F Warrants	Number of Amended Series A Warrants	Number of Amended Series C Warrants	Number of Amended Series D Warrants	Number of Amended Series E Warrants

1/	NTD: each investor group will have a separate agreement with the company and therefore Schedule I will only include information regarding such investor group’s entities.

EXHIBIT C

EXERCISE NOTICE

TAPIMMUNE INC.

The undersigned holder (the “Holder”) hereby exercises the right to purchase                  shares of common stock (“Warrant Shares”) of TapImmune Inc., a Nevada corporation (the “Company”), pursuant to that certain Series C Warrant originally issued on January 12, 2015, as amended (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

In consideration of the Company entering into that certain Warrant Amendment Agreement of even date herewith with the Holder (the “Warrant Amendment Agreement”) and subject to the satisfaction or waiver by Holder of the conditions set forth in Section 10(a) of the Warrant Amendment Agreement, the Holder agrees to pay the aggregate exercise price in the sum of $         to the Company in accordance with the terms of the Warrant not later than 2 p.m. on the first business day hereafter in cash or via wire transfer of immediately available funds.

The Holder acknowledges that the Company will enter into other agreements with other third parties and incur substantial obligations thereunder in reliance upon the Holder’s execution of this exercise notice, and agrees that the exercise of the Warrant for the number of Warrant Shares set forth above upon the terms set forth herein shall be irrevocable.

The Company shall deliver to the Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to the undersigned holder, or for its benefit, to the following address:

Date:	August , 2016

Name of Registered Holder

By:
Name:
Title:

Account
Number:

(if shares are delivered by electronic book entry transfer)

Transaction Code

Number:

(if shares are delivered by electronic book entry transfer)

Exhibit 10.4

KATALYST SECURITIES LLC

1330 AVENUE OF THE AMERICAS, 14TH FLOOR

NEW YORK, NY 10019

TEL: 212-400-6993

Member: FINRA & SIPC

GP NUREMENKARI INC.

18 EAST 41ST STREET, SUITE 1902

NEW YORK, NY 10017

TEL: 212-447-5550

Member: FINRA & SIPC

AGENCY AGREEMENT

July 21, 2016

Mr. Glynn Wilson, Ph.D

Chief Executive Officer

TapImmune Inc.

50 North Laura Street

Suite 2500

Jacksonville, FL 32202

Re: Private placement offering of TapImmune Inc. Units and Exercise of Series C Warrants and Series C-1 Warrants

Dear Mr. Wilson:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”), both registered broker-dealers and members of the Financial Industry Regulatory Authority (“FINRA”) (hereinafter referred to as the “Agents”), shall be engaged by TapImmune Inc., a publicly traded Nevada corporation (hereinafter referred to as the “Company”), to act as independent Agents. Each of the Agents shall be engaged by the Company in connection with the private placement (the “Offering”) of the securities of the Company referred to below (the “Securities”), and GPN shall be engaged by the Company in connection with the exercise of up to Six Million Dollars ($6,000,000) of Series C Warrants and Series C-1 Warrants held by certain warrant holders of the Company (the “Warrant Exercise”). The initial closing of the Offering will be conditioned upon and acceptance of subscriptions for the Minimum Amount (as defined below) and the certain other conditions described herein.

1. Appointment of Agents.

(a) On the basis of the written and documented representations and warranties of the Company provided herein, and subject to the terms and conditions set forth herein, the Company hereby appoints (i) each Agent as an Agent of the Company during the Offering Period (as defined in Section 1(b) below) to assist the Company in finding qualified subscribers for the Offering and (ii) GPN as an Agent of the Company during the Offering Period to assist the Company with its solicitation of certain of the warrant holders to participate in the Warrant Exercise and to modify other warrants (the “Warrant Modification”) as described in Section 4(c) of the Subscription Agreement (as defined herein). Katalyst may offer the Securities through other broker-dealers who are FINRA members (collectively, the “Sub Agents”) and may reallow all or a portion of Katalyst’s Broker Compensation (as defined in Section 3A below) it receives to such other Sub Agents or pay a finders or consultant fee as allowed by

Placement Agency Agreement (PIPE)	Page 1

applicable law. On the basis of such representations and warranties and subject to such terms and conditions, the Agents hereby accept such appointment and agree to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and in compliance with applicable law and to use its reasonable best efforts to assist the Company in finding subscribers of the Securities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D. The Agents have no obligation to purchase any of the Securities or sell any Securities. Unless sooner terminated in accordance with this Agreement, the engagement of each Agent pursuant to subclause (i) above shall continue until the later of the Termination Date or the Final Closing (as defined below) and the engagement of GPN hereunder shall continue until the earlier of one-year from the date hereof or completion of the Warrant Exercise and the Warrant Modification. The Offering is currently anticipated to be the private placement of Units (“Units”), with each Unit consisting of (i) one share of the Company’s common stock (the “Common Stock”), par value $0.001 (each, a “Share”) and (ii) one warrant to purchase one share of Common Stock with an exercise price equal to 125% of the Purchase Price (defined below) (each, a “Warrant” and collectively with the Shares, the Warrant Shares (as defined herein) and the Units, the “Securities”). The Offering is for a minimum of gross proceeds of Two Million Dollars ($2,000,000) (the “Minimum Offering”) and a maximum of gross proceeds of Four Million Dollars ($4,000,000 (the “Maximum Offering”) through the sale of the Units, with an over-subscription option up to an additional One Million Dollars ($1,000,000). The offering price per Unit will be the lesser of (i) 90% of the weighted average closing prices of the Common Stock for the five (5) trading days preceding Thursday, July 28, 2016, and (ii) Fifty Cents ($0.50) (the “Purchase Price”). The minimum subscription is Twenty Five Thousand Dollars ($25,000), provided, however, that subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

(b) Placement of the Securities by the Agents will be made on a reasonable best efforts basis. The Company agrees and acknowledges that the Agents are not acting as an underwriter with respect to the Offering or Warrant Exercise, and the Company shall determine the purchasers in the Offering in its sole discretion. The Securities will be offered by the Company to potential subscribers, which may include related parties of the Agents or the Company, commencing on August 3, 2016 (the “Initial Offering Period”), which date may be extended by the Company and the Agents for a period of up to 30 days from the date of the Initial Closing (as defined below) (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering is terminated shall be referred to as the “Termination Date”. The closing of the Offering may be held up to ten days after the Termination Date.

(c) The Company shall only offer securities to and accept subscriptions from or sell Securities to, persons or entities that qualify as (or are reasonably believed to be) “accredited investors,” as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

(d) The offering of Securities will be made by each Agent on behalf of the Company solely pursuant to the Subscription Agreement and the Exhibits to the Subscription Agreement, including, but not limited to, and to the extent applicable, a Registration Rights Agreement, the Warrant and any documents, agreements, supplements and additions thereto (collectively, the “Subscription Documents”), which at all times will be in form and substance reasonably acceptable to the Company and each Agent and their counsel and contain such legends and other information as the Company, the Agents and their counsel, may, from time to time, deem necessary and desirable to be set forth therein.

(e) With respect to the Offering, the Company shall provide the Agents, on terms set forth herein, the right to offer all of the available Securities being offered during the Offering Period (subject to prior offer and sale of some of the Securities). It is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Securities or allot to any prospective

Agency Agreement (PIPE and Warrant Exercise)	Page 2

subscriber less than the number of Securities that such subscriber desires to purchase. Purchases of Securities may be made by the Agents and any selected sub-dealers and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

2. Representations, Warranties and Covenants.

A. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Agents that, except as otherwise set forth in the Company’s SEC Filings (as defined in Section 2(A)(b) below) immediately prior to the closing of the transactions contemplated hereby, each of the representations and warranties contained in this Section 2 is true in all respects as of the date hereof and will be true in all respects as of the Closing Date and any subsequent Closing Dates, as defined under Section 4(e). In addition to the representations and warranties set forth herein, the Agents shall be entitled to rely upon the representations and warranties made or given by the Company to any acquirer of Securities in the Offering in any agreement, certificate, legal opinion or otherwise in connection with an Offering. For purposes of this Section 2(A), the term Company includes all of the Company’s subsidiaries (if any).

(a) The Subscription Documents have been and/or will be prepared by the Company, in conformity with all applicable laws, and in compliance with Regulation D and/or Section 4(a)(2) of the Act and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Agents notify the Company that the Securities are to be offered and sold (including U.S. states). The Securities will be offered and sold pursuant to the registration exemption provided by Regulation D and/or Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Agents notify the Company that the Securities are being offered for sale. None of the Company, its predecessors or its affiliates, or any person acting on its or their behalf (other than the Agents, their affiliates or any person acting on their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D and/or Section 4(a)(2) of the Act and applicable state securities laws, or knows of any reason why any such exemption would be otherwise unavailable to it). Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Act of the issuance of the Securities or the Brokers Warrants (as hereinafter defined). None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D or the equivalent state securities law requirements. The Company has not, for a period of six months prior to the commencement of the Offering sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Securities pursuant to this Agreement, would cause the exemption from registration set forth in Rule 506 of Regulation D and state securities laws to become unavailable with respect to the offer and sale of the Securities to this Agreement in the United States. The Shares, and the shares issued upon the exercise of the Warrants will be quoted on the OTCQB or the Nasdaq Stock Market (the “Principal Market”). The Company has taken no action designed to, or likely to have the effect of, terminating the quotation of the Common Stock on the Principal Market. The Company, on the Closing Date, will be in compliance with all of the then-applicable requirements for continued quotation of the Common Stock on the Principal Market.

Agency Agreement (PIPE and Warrant Exercise)	Page 3

(b) The Subscription Documents, as prepared and contemplated by the Company, will not and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the statements, documents, certificates or other items made, prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed in the Subscription Documents or which is not disclosed in the filings (the “SEC Filings”) that the Company makes with the SEC and of which the Company is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business or business prospects of the Company or (ii) ability of the Company to perform its obligations under this Agreement and the other Subscription Documents (the “Company Material Adverse Effect”). Notwithstanding anything to the contrary herein, the Company makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Agents or their respective representatives, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation. Other than the Company’s SEC Filings, the Company has not distributed and will not distribute prior to the Closing any offering material in connection with the offering and sale of the Securities, unless such offering materials are provided to the Agents prior to or simultaneously with such delivery to the offerees of the Securities.

(c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Subscription Documents and/or the SEC Filings), has all the necessary and requisite documents and approvals from all state authorities, has all requisite corporate power and authority to (i) issue shares of common stock upon the exercise of the warrants in the Warrant Exercise, (ii) to undertake the Warrant Modification and (iii) enter into and perform its obligations under this Agreement, the Subscription Agreement substantially in the form made part of the Subscription Documents (the “Subscription Agreement”), the Registration Rights Agreement substantially in the form made part of the Subscription Documents (the “Registration Rights Agreement”), the Warrant Agreement substantially in the form made part of the Subscription Documents (the “Warrant Agreement”), the agreements for the Warrant Modification and the other agreements, if any, contemplated by the Offering and the Warrant Exercise (all such agreements, together with this Agreement, the “Company Transaction Documents”) and subject to necessary Board and stockholder approvals, to issue, sell and deliver the Shares and the shares of Common Stock issuable upon exercise of the Warrants and the Broker Warrants (as hereinafter defined) (the shares of Common Stock issuable upon exercise of the Warrants and the Broker Warrants are hereinafter referred to collectively as the “Warrant Shares”) and to make the representations in this Agreement accurate and not misleading. Prior to the First Closing, as defined under Section 4(e), each of the Company Transaction Documents and the Offering will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Company Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in

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effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d) None of the execution and delivery of or performance by the Company under this Agreement, the Warrant Modification, the issuance of shares of common stock upon the exercise of warrants in the Warrant Exercise or any of the other Company Transaction Documents or the consummation of the transactions in this Agreement or in the Subscription Documents (including the issuance and sale of the Shares, the issuance of the Warrants or the issuance of the Warrants Shares conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Article of Incorporation as in effect on the date hereof or any closing date for the Offering (the “Articles of Incorporation”) or By-Laws as in effect on the date hereof or any closing date for the Offering (the “By-Laws”) of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Articles of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a Company Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Shares, the Warrants, the Broker Warrants and the Warrant Shares by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state securities laws, which shall be timely filed by the Company.

(e) The Company’s financial statements, together with the related notes, if any, included in the Subscription Documents or the Company’s SEC Filings, present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year end adjustments. If the financials for the Company are unaudited financial statements, it will state such clearly on the financials. During the period of engagement of the Company’s independent certified public accountants, there have been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company in all material respects, subject only to year-end adjustments. Except as set forth in such financial statements or otherwise disclosed in the Subscription Documents, the Company’s senior management has no knowledge of any material liabilities of any kind, whether accrued, absolute or contingent, or otherwise, and subsequent to the date of the Subscription Documents and prior to the date of the First Closing, it shall not enter into any material transactions or commitments without promptly thereafter notifying the Agents, the purchasers in the Offering and the warrant holders in the Warrant Exercise in writing of any such material transaction or commitment. The other financial and statistical information with respect to the Company and any pro forma information and related notes included in the SEC Filings present fairly the information shown therein on a basis consistent with the financial statements of the Company included in the SEC Filings. Except as disclosed in the Subscription Documents, the Company does not know of any facts,

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circumstances or conditions which could materially adversely affect its operations, earnings or prospects that have not been fully disclosed in the financial statements appearing in the SEC Filings or other financial statements appearing in the SEC Filings or other documents or information provided by the Company.

(f) Immediately prior to the First Closing, the Shares, the Warrants, the shares underlying the Warrants (“Warrant Shares”), the Broker Warrants and the Shares underlying the Broker Warrants (“Broker Warrant Shares”) will have been duly authorized and, when issued and delivered against payment therefor as provided in the Company Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of any of the Shares, Warrants Shares or Broker Warrant Shares will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Shares, Warrants, Warrant Shares, Broker Warrants or Broker Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. Immediately prior to the First Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the exercise of the Warrants and the Brokers Warrants.

(g) Except as described in the Subscription Documents and/or the Company’s SEC Filings and for the Warrants, and as of the date of each Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no Securities of the Company or other securities of the Company are reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including, without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person prior to the execution of this Agreement by the Company holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration. Immediately prior to the First Closing, the issued and outstanding shares of capital stock of the Company will conform in all material respects to all statements in relation thereto contained in the Company’s SEC Filings and the Company’s SEC Filings describe all material terms and conditions thereof. All issuances by the Company of its securities have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from registration requirements under the Act, and were issued in accordance with any applicable Federal and state securities laws.

(h) Except as described in the Subscription Documents and/or the Company’s SEC Filings, the Company has no subsidiaries and does not own any equity interest and has not made any loans or advances to or guarantees of indebtedness to any person, corporation, partnership or other entity and is not a party to any joint venture. The Company’s subsidiaries are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on their respective business or properties. All of the outstanding capital stock or other voting securities of such subsidiaries are owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances. The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United

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States, or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Subscription Documents and/or the Company’s SEC Filings and except as such regulation is applicable to US public companies and commercial enterprises generally. The Company has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted. The Company has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have a Company Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

(i) Except as described in the Subscription Documents and/or the Company’s SEC Filings, no default by the Company or, to the knowledge of the Company, any other party, exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”). The Company Agreements, if any, disclosed in the Subscription Documents and/or the Company’s SEC Filings are the only material agreements to which the Company is bound or by which its assets are subject, are accurately described in the Subscription Documents and/or the Company’s SEC Filings and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(j) Subsequent to the respective dates as of which information is given in the Subscription Documents, the Company has operated its business in the ordinary course and, except as may otherwise be set forth in the Subscription Documents or the Company’s SEC Filings, there has been no: (i) Company Material Adverse Effect; (ii) material transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its Board of Directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any material asset or property of the Company; or (v) agreement to permit any of the foregoing.

(k) Except as set forth in the Subscription Documents and/or the Company’s SEC Filings, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of the Company, threatened, against the Company, or involving its assets or any of its officers or directors (in their capacity as such) which, (i) if determined adversely to the Company or such officer or director, could reasonably be expected to have a Company Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Company Transaction Documents (as defined in this Agreement) or the enforceability hereof or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

(l) The Articles of Incorporation and By-laws of the Company are true, correct and complete copies of the certificate of incorporation and bylaws of the Company, as in effect on the date hereof. Any subsequent amendments to the certificate of incorporation or bylaws will be provided promptly to the Agents, investors in the Offering and those warrant holders that participated in the Warrant Exercise. The Company is not: (i) in violation of its Articles of Incorporation or By-Laws; (ii) in default of any contract, indenture, mortgage, deed of trust, note, loan agreement, security agreement, lease, alliance agreement, joint venture agreement or other agreement, license, permit, consent, approval or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Company Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to the

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Company, the violation of which would have a Company Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Company and specifically naming the Company, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(m) Except as disclosed in the Subscription Documents and/or the Company’s SEC Filings, as of the date of this Agreement, no current or former stockholder, director, officer or employee of the Company, nor, to the knowledge of the Company, any affiliate of any such person is presently, directly or indirectly through his/her affiliation with any other person or entity, a party to any loan from the Company or any other transaction (other than as an employee) with the Company.

(n) The Company is not obligated to pay, and has not obligated the Agents to pay, a finder’s or origination fee in connection with the Offering other than to the Agents under this Agreement, and hereby agrees to indemnify the Agents from any such claim made by any other person as more fully set forth in Section 8 hereof. Except as set forth in the Subscription Documents, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Agents’ rights, described herein, shall apply.

(o) Until the earlier of (i) the Termination Date or (ii) the Final Closing (as hereinafter defined), the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering or the Warrant Exercise without the Agents’ prior written consent, which consent will not unreasonably be withheld or delayed, and subject to any applicable laws and regulations.

(p) No representation or warranty contained in Section 2A of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties. The Agents shall be entitled to rely on such representations and warranties.

(q) No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the Warrant Exercise, the transactions contemplated herein or in the other Company Transaction Documents, except for required filings with the SEC and the applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, the Company), and those which are required to be made after the First Closing (all of which will be duly made on a timely basis).

(r) Neither the sale of the Securities by the Company nor its use of the proceeds thereof or from the Warrant Exercise will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Company and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001). Each of the Company, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to,

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applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s) None of Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Agents a copy of any disclosures provided thereunder.

(t) The Company is not aware of any person (other than any Issuer Covered Person or Agents Covered Person (as defined below) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any the Securities. For purposes of this subsection Agents Covered Persons shall mean Katalyst Securities LLC, GP Nurmenkari Inc., or any of their respective directors, executive officers, general partners, managing members or other officers participating in the Offering.

(u) The Company will promptly notify the Agents in writing of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person. The Company will notify the Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(v) The authorized capital stock of the Company as of the First Closing will be set forth in the Subscription Agreement. As of the First Closing, the Company’s issued and outstanding capital stock will be set forth in the Subscription Agreement. All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the Company’s SEC Filings, have been issued and sold in

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compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired. Except as set forth in the Subscription Agreement and the Company’s SEC Filings, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(w) The Company has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property has been filed and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. There are no proceedings have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

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(x) Marcum LLP, which expressed its opinion with respect to the consolidated financial statements contained in the Company SEC Documents, has advised the Company that it is or was, and to the knowledge of the Company it is or was, a registered independent public accounting firm as and when required by the Securities Act and the rules and regulations promulgated thereunder.

(y) The Company has filed all necessary federal, state, local and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction, other than any deficiency which the Company is contesting in good faith and with respect to which adequate reserves for payment have been established.

(z) The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(aa) On each Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities and the Brokers Warrants will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

(bb) The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by the Offering and the Warrant Exercise.

(cc) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company.

(dd) The Company’s report on its disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), is set forth in its SEC Filings, including its most recent Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the year ended December 31, 2015.

(ee) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(ff) The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(gg) The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or

Agency Agreement (PIPE and Warrant Exercise)	Page 11

any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(hh) None of the Company, its subsidiaries or any executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or the Warrant Shares. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities and the proposed warrant modification transaction described in Schedule 4(c) to the Subscription Agreement, neither it nor any other person acting on its behalf has provided any of the potential investors or their agent or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the potential investors shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(ii) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any potential investor as a result of the transactions contemplated by the Offering and the Warrant Exercise, including, without limitation, the Company’s issuance of the Securities and any potential investor’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its capital stock or a change in control of the Company.

(jj) The Company acknowledges that the Agents, any sub agents, legal counsel to the Company and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

B. Representations, Warranties and Covenants of Agents.

1. Representations, Warranties and Covenants of Katalyst. Katalyst hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a) Katalyst represents that neither it, nor to its knowledge any of its Sub-Agents or any of its or their respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Katalyst Covered Person” and, together, “Katalyst Covered Persons”), is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has or will have been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(b) Katalyst will notify the Company promptly in writing of any Disqualification Event relating to any Katalyst Covered Person not previously disclosed to the Company in accordance with the prior section.

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2. Representations, Warranties and Covenants of GPN. GPN hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a) GPN represents that neither it, nor to its knowledge any of its respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “GPN Covered Person” and, together, “GPN Covered Persons”), is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has or will have been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(b) GPN will notify the Company promptly in writing of any Disqualification Event relating to any GPN Covered Person not previously disclosed to the Company in accordance with the prior section.

3. Agents Compensation.

A. Katalyst Compensation

(a) In connection with the Offering, the Company will pay a cash fee (the “Katalyst Cash Fee”) to Katalyst at each Closing equal to Ten Percent (10%) of each Closing’s gross proceeds from any sale of Securities in the Offering during the Term to investors first contacted by Katalyst in connection with the Offering. The Katalyst Cash Fee shall be paid to Katalyst in cash by wire transfer from the escrow account established for the Offering, and as a condition to closing, simultaneous with the distribution of funds to the Company.

b) Also, at each Closing, the Company will deliver to Katalyst (or its designees), warrants to purchase shares of the Company’s Common Stock, substantially in the form of Attachment I, equal, in the aggregate, to Ten Percent (10%) of the number of Securities sold in the Offering on which Katalyst receives compensation pursuant to Section 3(a), which warrants shall have a term of five years and an initial exercise price equal to the price per share of the Securities (the “Brokers Warrants”). To the extent permitted by applicable laws, all warrants shall permit unencumbered transfer to Katalyst’s employees and affiliates and the warrants may be issued directly to Katalyst’s employees and affiliates at Katalyst’s request. The Katalyst Cash Fee and the Broker Warrants are sometimes referred to collectively as the “Katalyst Broker Compensation”.

(c) To the extent there is more than one Closing, payment of the proportional amount of the Katalyst Cash Fees will be made out of the gross proceeds from any sale of Securities sold at each Closing and the Company will issue to Katalyst the corresponding number of Brokers Warrants. All cash compensation and warrants under this Agreement shall be paid directly by the Company to and in the name provided to the Company by Katalyst.

B. GPN Compensation.

(a) In connection with the Offering, the Company will pay a cash fee (the “GPN Offering Fee”) to GPN at each Closing equal to Seven Percent (7%) of each Closing’s gross proceeds from any sale of Securities in the Offering during the Term to investors first contacted by GPN in connection with the Offering. The GPN Offering Fee shall be paid to GPN in cash by wire transfer from the escrow account established for the Offering, and as a condition to closing, simultaneous with the distribution of funds to the Company. GPN shall not be entitled to any Broker Warrants.

(b) In Connection with the Warrant Exercise, the Company will pay a cash fee (the “GPN Cash Fee”) to GPN equal to Seven Percent (7%) of the exercise price of each Series C Warrant exercised pursuant to the Warrant Exercise. The GPN Cash Fee shall be paid to GPN in cash by wire transfer from the Company within one Business Day of each such exercise. GPN shall not be entitled to any Broker Warrants in connection with the Warrant Exercise. No fee is due to GPN in connection with the exercise of the Series C-1 Warrants exercised pursuant to the Warrant Exercise.

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C. Tail Compensation

Provided that an Offering is consummated during the Offering Period, Katalyst shall be entitled to the Katalyst Cash Fee and Brokers Warrants calculated in the manner provide in Section 3A above and GNP shall be entitled to the GNP Cash Fee as calculated in the manner provided in Section 3B above with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided the Company, or to any Affiliate of the Company, by investors whom the respective Agents had “introduced” (as defined below), directly or indirectly, to the Company during the Offering Period if such Subsequent Financing is consummated at any time within the twelve (12) month period following the earlier of expiration or termination of this Agreement or the closing of the Offering, if an Offering is consummated (the “Tail Period”). A party “introduced” by the respective Agent shall mean an investor who either (i) participated in the Offering, (ii) met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering or (iii) was provided by the Agents with a copy of the Company’s offering memorandum (or other materials prepared and/or approved by the Company in connection with the Offering) (in each case of (i) – (iii), based upon such investor expressing an interest, directly or indirectly, to the Agents in investing in the Offering). An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.

4. Subscription and Closing Procedures.

(a) The Company shall make available to the Agents and their representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Agents. The Company recognizes and agrees that the Agents (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

Offering

(b) The Company shall cause to be delivered to the Agents copies of the Subscription Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Agents and their agents and employees to use the Subscription Documents in connection with the sale of the Securities until the earlier of (i) the Termination Date or (ii) the Final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than those contained in the Subscription Documents in connection with the sale of the Securities, unless the Company first provides the Agents with notification of such information, representations or offering materials.

(c) Each prospective purchaser in the Offering will be required to complete and execute the Subscription Documents, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the respective Agent at that respective Placement Agent’s offices at the address set forth in Section 12 hereof or to an address identified in the Subscription Documents.

(d) Simultaneously with the delivery to the Agents of the Subscription Documents, the subscriber’s check or other good funds will be forwarded directly by the subscriber to the escrow agent and deposited into a non interest bearing escrow account (the “Escrow Account”) established for

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such purpose (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, Katalyst, GPN and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the amount for Closing, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Agents for distribution to the subscribers. The Company will give notice to the respective Agent of its acceptance of each subscription. The Company, or the respective Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the respective Agent upon such return.

(e) If subscriptions for at least the Minimum Offering Amount for Closing have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Securities sold (the “First Closing”). Thereafter, the remaining Securities will continue to be offered and sold until the earlier of the Termination Date or the date that additional subscription amounts up to the Maximum Offering amount have been collected by the Escrow Agent. Additional Closings (each a “Closing”, collectively “Closings”) may from time to time be conducted at times mutually agreed to between the Company and the Agents with respect to additional Securities sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the Maximum Amount has been subscribed for. Delivery of payment for the accepted subscriptions for the Securities from the funds held in the Escrow Account will be made at each Closing at Katalyst’s offices against delivery of the Securities by the Company at the address set forth in Section 12 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts agreed upon by the parties herein, including, the Blue Sky counsel as of such Closing. Executed certificates for the Shares and the Warrants will be in such authorized denominations and registered in such names as the Agents may request on or before the date of each Closing (“Closing Date”). The certificates will be forwarded to the subscriber directly by the stock transfer agent as soon as practicable following each Closing. At each Closing, the Company will (i) deliver irrevocable issuance instruction to its stock transfer agent for the issuance of certificates representing the Shares being sold, and (ii) issue and deliver the applicable Warrants.

(f) If Subscription Documents for the Minimum Offering Amount for Closing have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Securities will be sold, and the Escrow Agent will, at the request of the Agents, cause all monies received from subscribers for the Securities to be promptly returned to such subscribers without interest, penalty, expense or deduction.

Warrant Exercise

(g) The Company shall cause to be delivered to GPN copies of (i) the notices of exercise of the Series C warrants being exercised in the Warrant Exercise, (ii) copies of the Series C warrants being exercised in the Warrant Exercise, (iii) proof of payment in connection with the Series C warrants being exercised in the Warrant Exercise, (iv) copies of instructions to the Company’s Transfer Agent for the issuance of shares of common stock underlying the Series C warrants in the Warrant Exercise and (iv) any opinions issued in connection with the Series B warrants being exercised in the Warrant Exercise.

5. Further Covenants. The Company hereby covenants and agrees that:

(a) Except upon prior written notice to the Agents, the Company shall not, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations

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and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of the date of each Closing with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b) If, at any time prior to the Final Closing, any event shall occur that causes a Company Material Adverse Effect which as a result it becomes necessary to amend or supplement the Subscription Documents so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Subscription Documents to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Agents and shall, at its sole cost, prepare and furnish to the Agents copies of appropriate amendments and/or supplements in such quantities as the Agents may reasonably request. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Subscription Documents of which the Agents will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Agents and their counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Subscription Documents, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c) The Company shall comply with the Act, the Exchange Act, the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s Blue Sky counsel has advised the Agents and/or the Company that the Securities are exempt from qualification or registration, so as to permit the continuance of the sales of the Securities, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Agents, any and all reports on Form D as are required. The Company will pay the attorney’s fee and out of pocket expenses related to the filings for exemption from such qualifications or registration with any state securities commissions and any other regulatory agencies. Such fees will be paid at the time of invoicing, or at the time of Closing, if known, and if not yet invoiced, funds will remain in escrow to cover the estimated invoice. The Company will pay the invoice or authorize release of the funds from escrow within five (5) days of receipt of invoice.

(d) The Company shall place a legend on the certificates representing the shares of the Common Stock and the Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(e) The Company shall apply the net proceeds from the sale of the Securities and from the Warrant Exercise for the purposes set forth in the Subscription Documents. Except as set forth in the Subscription Documents, the Company shall not use any of the net proceeds of the Offering or the Warrant Exercise to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business), directors or stockholders of the Company without the prior written consent of the Agents.

(f) During the Offering Period, the Company shall afford each prospective purchaser of Securities the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Subscription Documents to the extent the Company possesses such information or can acquire it without unreasonable expense.

(g) Except with the prior written consent of the Agents, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the

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Subscription Documents (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Subscription Documents, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations in any material respect.

(h) Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Securities and the Brokers Warrants and will also pay for the Company’s expenses for accounting fees, legal fees, printing costs, and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Subscription Documents and other documents and instruments relating to the Offering as the Agents may reasonably request. The Company will pay at its own expense in connection with the creation, authorization, issuance, transfer and delivery of the Securities and the Shares issued in the Warrant Exercise, including, without limitation, fees and expenses of any transfer agent or registrar; the fees and expenses of the Escrow Agent; all fees and expenses of legal, accounting and other advisers to the Company; the Form D filings for offer and sale of the Securities under the federal securities and Blue Sky laws, payable within five (5) days of being invoiced. The Company will pay all such amounts, unless previously paid, at the First Closing, or, if there is no Closing, within ten (10) days after written request therefor following the Termination Date. In addition to any fees payable to Katalyst hereunder and regardless of whether the Offering is consummated, the Company hereby agrees to promptly reimburse Katalyst’s legal counsel fees in the amount of Fifty Thousand Dollars ($50,000) (the “Katalyst Legal Fee”), paid directly from the escrow account at the time of the first Closing from gross proceeds raised by the Agents and if no Closing, then within five (5) days of written request to the Company by wire transfer. Katalyst will be entitled to reimbursement of its reasonable out of pocket expenses up to the amount of Ten Thousand Dollars ($10,000), and any expenses in the aggregate in excess of $10,000 will be approved in advance by the Company (the “Katalyst Expenses”). The Katalyst Legal Fee and Katalyst Expenses are separate and apart from the Katalyst Broker Compensation and other expenses described herein. In addition to any fees payable to GPN hereunder, the Company hereby agrees to promptly pay GPN’s legal fees and expenses incurred to date (and not previously reimbursed) in an aggregate amount not to exceed Ten Thousand Dollars ($10,000) (the “GPN Legal Fee”), paid directly from the escrow account at the time of the first Closing from gross proceeds raised by the Agents. GPN shall periodically reimburse GPN for its out of pocket expenses not to exceed $500 without the prior consent of the Company (the “GPN Expenses”). The GPN Legal Fee and GPN Expenses are separate and apart from the GPN Compensation and other expenses described herein. This reimbursement obligation is in addition to the reimbursement of fees and expenses relating to attendance by any Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement. In the event the Agents’ personnel must attend or participate in judicial or other proceedings to which we are not a party relating to the subject matter of this agreement, the Company shall pay the respective Agent an additional per diem payment, per person, at its customary rates, together with reimbursement of all out-of-pocket expenses and disbursements, including reasonable attorneys’ fees and disbursements incurred by it in respect of its preparation for and participation in such proceedings. The Katalyst Legal Fee does not include the Registration Legal Fees and expenses for the Blue Sky and other regulatory filings to be made in connection with the Offering(s).

(i) On each Closing Date, the Company permits the Agents to rely on any representations and warranties made by the Company to the investors and will cause their counsel to permit the Agents to rely upon any opinion furnished to the investors in the Private Placement.

(j) The Company will comply with all of its obligations and covenants set forth in its agreements with the investors in the Offering. If not filed on EDGAR, the Company will promptly deliver to the Agents and their counsel copies of any and all filings with the SEC and each amendment or supplement thereto, as well as all prospectuses and free writing prospectuses, prior to the closing of the Offering and six months thereafter. The Agents are authorized on behalf of the Company to use and

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distribute copies of any Subscription Documents, including Company’s SEC Filings in connection with the sale of the Securities as, and to the extent, permitted by federal and applicable state securities laws. The Company acknowledges and agrees that the Agents will be relying, without assuming responsibility for independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to them by the Company and the Company will be liable for any material misstatements or omissions contained therein.

6. Conditions of Agents’ Obligations. The obligations of the Agents hereunder to affect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a) Each of the representations and warranties made by the Company shall be true and correct on each Closing Date.

(b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed, and complied with by it at or before the Closing.

(c) The Subscription Documents do not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) No order suspending the use of the Subscription Documents or enjoining the Offering, the sale of the Securities or the Warrant Exercise shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, be contemplated or threatened.

(e) No holder of (i) any of the Securities from the Offering or (ii) any shares from the Warrant Exercise will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Shares, Warrant Shares or any shares from the Warrant Exercise will be subject to preemptive or similar rights of any stockholder or security holder of the Company, or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, membership units, options, warrants or other rights to acquire any securities of the Company.

(f) There shall have been no material adverse change nor development involving a prospective change in the financial condition, operations or projects of the Company, except where such change would not have a Company Material Adverse Effect on the business activities, financial or otherwise, results of operations or prospects of the Company, taken individually or in the aggregate.

(g) The Agents shall have received a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c), (d), (e) and (f) above.

(h) The Company shall have delivered to the Agents: (i) a good standing certificate dated as of a date within 10 days prior to the date of the First Closing from the secretary of state of its jurisdiction of incorporation and (ii) resolutions of the Company’s Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, and the Subscription Documents, all as certified by the Chief Executive Officer of the Company.

(i) At each Closing, the Company shall have (i) paid to the Agents the respective Compensation as set forth in Section 3 above in respect of all Securities sold at such Closing or warrants exercised in the Warrant Exercise at or prior to such Closing, (ii) executed and delivered to Katalyst the Brokers Warrants in respect of all Securities sold at such Closing, and (iii) paid all fees, costs and expenses as set forth in Section 5 hereof.

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(j) There shall have been delivered to the Agents a signed opinion of counsel to the Company dated as of each Closing Date, substantially in the form set forth in Attachment II.

(k) All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Securities and the Warrant Exercise will be reasonably satisfactory in form and substance to the Agents and their counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(l) If in connection with the Offering, the Agents determine that they or the Company would be required to make a filing with the FINRA to enable the Agents to act as agent in the Offering, the Company will do the following: The Company will cooperate with the Agents with respect to all FINRA filings that the Company or the Agents may be required to make and provide all information and documentation necessary to make the filings in a timely manner. The Company will pay all expenses related to all FINRA filings that the Company or Agents may be required to make, including, but not limited to, all printing costs related to all documents required or that the Agents may reasonably deem necessary, to comply with FINRA rules; any FINRA filing fees; postage and express charges; and all other expenses incurred in making the FINRA filings.

The Company agrees and understands that this Agreement in no way constitutes a guarantee that the Offering or the Warrant Exercise will be successful. The Company acknowledges that the Company is ultimately responsible for the successful completion of a transaction.

7. Conditions of the Company’s Obligations. The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions:

(a) The satisfaction or waiver of all conditions to Closing as set forth herein.

(b) As of each Closing, each of the representations and warranties made by Agents herein being true and correct as of the Closing Date for such Closing.

(c) At each Closing, the Company shall have received the proceeds from the sale of the Securities that are part of such Closing less applicable Broker Fees and other deductions contemplated by this Agreement.

(d) At each Closing, the Company shall have received a copy of Subscription Documents signed by investors delivered by the Agents.

7A. Mutual Condition. The obligations of the Agents and the Company hereunder are subject to the execution by each investor of a Subscription Agreement in form and substance acceptable to the Agents and the Company and deposit by such investor with the escrow agent of all funds required to be so deposited by such investor.

8. Indemnification.

(a) The Company will: (i) indemnify and hold harmless the Agents, jointly and severally, their agents and their officers, directors, employees, agents, selected dealers and each person, if any, who controls the respective Agents within the meaning of the Act and such agents (each an “Indemnitee” or an “Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof (collectively, “Proceedings”), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject (a) under the Act or otherwise, in connection with the offer and sale of the Securities and (b) as a result of the breach of any representation, warranty or covenant made by the Company herein or the failure of the Company to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii)

Agency Agreement (PIPE and Warrant Exercise)	Page 19

reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, the Company will not be liable in any such case to the extent that any such claim, damage or liability of a Agent is to have resulted from that Placement Agent’s gross negligence or willful misconduct. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering or the Warrant Exercise as a result of the Company obligating itself or any Indemnitee to pay such a fee, other than fees due to the Agents, its dealers, sub-agents or finders. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have. The Indemnitees are intended third party beneficiaries of this provision.

(b) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent. Notwithstanding the immediately preceding sentence, if at any time an indemnified party requests the indemnifying party to reimburse the indemnified party for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the indemnifying party will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 30 days after receipt by the indemnifying party of the request for reimbursement, (ii) the indemnifying party has not reimbursed the indemnified party within 30 days of such request for reimbursement, (iii) the indemnified party delivered written notice to the indemnifying party of its intention to settle and the failure to pay within such 30 day period, and (iv) the indemnifying party does not, within 15 days of receipt of the notice of the intention to settle and failure to pay, reimburse the indemnified party for such legal or other expenses and object to the indemnified party’s seeking to settle such Proceedings.

Agency Agreement (PIPE and Warrant Exercise)	Page 20

9. Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the respective Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total respective Placement Agent’s Compensation received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Agents, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Agents agree that it would be unjust and inequitable if the respective obligations of the Company and the Agents for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the respective Agent within the meaning of the Act will have the same rights to contribution as the respective Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

10. Termination.

(a) The Offering may be terminated by the Agents at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in the Subscription Documents shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Company Transaction Document or any other transaction document; (iii) there shall occur any event, within the control of the Company that is reasonably likely to materially and adversely affect the transactions contemplated hereunder or the ability of the Company to perform hereunder; or (iv) the Agents determine that it is reasonably likely that any of the conditions to Closing to be fulfilled by the Company set forth herein will not, or cannot, be satisfied.

(b) This Offering may be terminated by the Company at any time prior to the Termination Date in the event that (i) the Agents shall have failed to perform any of its material obligations hereunder or (ii) on account of one of the Placement Agent’s fraud, illegal or willful misconduct or gross negligence. In the event of any termination by the Company, the Agents shall be entitled to receive, on the Termination Date, all unpaid respective compensation as set forth in Section 3A and 3B herein earned or accrued through the Termination Date and reimbursement of all expenses as provided for in this Agreement, but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise. On such Termination Date, the Company shall pay Katalyst’s counsel fees in connection with the Offering, as provided for herein.

Agency Agreement (PIPE and Warrant Exercise)	Page 21

(c) This Offering may be terminated upon mutual agreement of the Company and the Agents at any time prior to the expiration of the Offering Period.

(d) This Offering and this Agreement may be terminated by the Company at any time after September 7, 2016, in the event that the Company has not formally accepted subscriptions for at least the Minimum Amount by such date. In the event of any termination by the Company under this clause (d), Katalyst shall be entitled to receive, on the Termination Date, payment of the Katalyst Legal Fee and reimbursement of the Katalyst Expenses as provided for in paragraph 5(h) of this Agreement and GPN shall be entitled to receive, on the Termination Date, reimbursement of the GPN Expenses as provided for in paragraph 5(h) of this Agreement, but the Agents shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise.

(e) Except as otherwise provided above, before any termination by the Agents under Section 10(a) or by the Company under Section 10(b) shall become effective, the terminating party shall give ten (10) day prior written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have five (5) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(f) Upon any termination pursuant to this Section 10, the Agents and the Company will instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Securities not accepted by the Company to be promptly returned to such subscribers without interest, penalty or deduction.

11. Survival.

(a) The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 3, and 8 through 20 shall survive the sale of the Securities or any termination of the Offering hereunder.

(b) The respective indemnities, covenants, representations, warranties and other statements of the Company and the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by the Company or the Agents, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Securities or any termination of the Offering hereunder.

12. Notices. All notice and other communications hereunder will be in writing and shall be deemed effectively given to a party by (a) personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	TapImmune Inc.
50 North Laura Street
Suite 2500
Jacksonville, FL 32202
Attn: Mr. Glynn Wilson, Ph.D
E-mail: gwilson@tapimmune.com

Agency Agreement (PIPE and Warrant Exercise)	Page 22

With a copy to:	Shumaker, Loop & Kendrick, LLP
(which shall not constitute notice)	101 East Kennedy Boulevard, Ste 2800 Tampa, FL 33602
Attention: Mark A. Catchur, Esq.

If to Katalyst Securities LLC.	Katalyst Securities, LLC
1330 Avenue of the Americas, 14th Floor
New York, NY 10019
Attention: Michael Silverman
Managing Director

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

If to GP Nurmenkari Inc.	GP Nurmenkari Inc.
18 East 41st Street, Suite 1902
New York, NY 10017
Attention: Jeffrey Berman
Director

With a copy to:	Sanders Ortoli Vaugh-Flam Rosenstadt LLP
(which shall not constitute notice)	501 Madison Avenue New York, NY 10022
Attention: William Rosenstadt

13. Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Agency Agreement (PIPE and Warrant Exercise)	Page 23

JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

14. Miscellaneous.

(a) No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

(b) Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings, take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.

(c) The Parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement, in the future to conform to any federal or state regulations as long as such revisions or amendments do not materially alter the obligations or benefits of either party under this Agreement.

15. Entire Agreement; Severability. This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the Warrant Exercise and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

Agency Agreement (PIPE and Warrant Exercise)	Page 24

17. Announcement of Offering. The Agents and their counsels and advisors may, subsequent to the closing of any Offering or the Warrant Exercise, make public their involvement with the Company, including use of the Company’s trademarks and logos. The Agents’ counsels and advisors are intended third party beneficiaries of this Section.

18. Advice to the Board. The Company acknowledges that any advice given by the Agents to the Company is solely for benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including any potential Offering and the Warrant Exercise. The Company’s board of directors and management may consider such advice, but will also base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, the Agents will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of the services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without prior written consent of the providing party. The Agents do not provide accounting, tax or legal advice. The Company is a sophisticated business enterprise that has retained the Agents for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

19. Other Investment Banking Services. The Company acknowledges that the Agents and their affiliates are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Agents and their affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, its affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Agents and their affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company, the Offering or the Warrant Exercise. The Company also acknowledges that the Agents and their affiliates have no obligation to use in connection with this engagement or to furnish the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Agents may have fiduciary or other relationships whereby it or its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or others with interests in respect of any Offering or the Warrant Exercise. The Company acknowledges that the Agents or such affiliates may exercise such powers and otherwise perform our functions in connection with such fiduciary or other relationships without regard to the Agents’ relationship to the Company hereunder.

20. Successors. This Agreement shall inure to the benefit of and be binding upon the successors of the respective Agent and of the Company (including any party that acquires the Company or all or substantially all of its assets or merges with the Company). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and parties expressly referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Securities merely by reason of such purchase. No subrogee of a benefited party shall be entitled to any benefits hereunder. Each party hereto disclaims any an intention to impose any fiduciary obligation on any other party by virtue of the arrangements contemplated by this Agreement.

Agency Agreement (PIPE and Warrant Exercise)	Page 25

[Signatures on following page.]

Agency Agreement (PIPE and Warrant Exercise)	Page 26

If the foregoing is in accordance with your understanding of the agreement among the Company and the Agents, kindly sign and return this Agreement, whereupon it will become a binding agreement as provided herein, among the Company and the Agents in accordance with its terms.

This Agreement contains a pre-dispute arbitration provision in paragraph 13.

TAPIMMUNE, INC.

By:	/s/ Glynn Wilson
Glynn Wilson, Ph.D
Chief Executive Officer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Michael A. Silverman
Managing Director

GP NURMENKARI INC.

By:	/s/ Albert Pezone
Albert Pezone
Chief Executive Officer

Agency Agreement (PIPE and Warrant Exercise)	Page 27

FIRST AMENDMENT

This First Amendment to Placement Agency Agreement (“Amendment”) is entered into as of the 29th day of July 2016, by and among TapImmune Inc. (“Company”), Katalyst Securities LLC and GP Nurmenkari Inc. (collectively referred to as the “Agents”) and amends the Agency Agreement dated July 21, 2016 (the “Agreement”).

The Parties to the Agreement hereby amend and restate in its entirety the following of the Agreement to read as follows:

1. Appointment of Agents.

(a) On the basis of the written and documented representations and warranties of the Company provided herein, and subject to the terms and conditions set forth herein, the Company hereby appoints (i) each Agent as an Agent of the Company during the Offering Period (as defined in Section 1(b) below) to assist the Company in finding qualified subscribers for the Offering and (ii) GPN as an Agent of the Company during the Offering Period to assist the Company with its solicitation of certain of the warrant holders to participate in the Warrant Exercise and to modify other warrants (the “Warrant Modification”) as described in Section 4(c) of the Subscription Agreement (as defined herein). Katalyst may offer the Securities through other broker-dealers who are FINRA members (collectively, the “Sub Agents”) and may reallow all or a portion of Katalyst’s Broker Compensation (as defined in Section 3A below) it receives to such other Sub Agents or pay a finders or consultant fee as allowed by applicable law. On the basis of such representations and warranties and subject to such terms and conditions, the Agents hereby accept such appointment and agree to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and in compliance with applicable law and to use its reasonable best efforts to assist the Company in finding subscribers of the Securities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D. The Agents have no obligation to purchase any of the Securities or sell any Securities. Unless sooner terminated in accordance with this Agreement, the engagement of each Agent pursuant to subclause (i) above shall continue until the later of the Termination Date or the Final Closing (as defined below) and the engagement of GPN hereunder shall continue until the earlier of one-year from the date hereof or completion of the Warrant Exercise and the Warrant Modification. The Offering is currently anticipated to be the private placement of Units (“Units”), with each Unit consisting of (i) one share of the Company’s common stock (the “Common Stock”), par value $0.001 (each, a “Share”) and (ii) one warrant to purchase one share of Common Stock with an exercise price equal to 125% of the Purchase Price (defined below) (each, a “Warrant” and collectively with the Shares, the Warrant Shares (as defined herein) and the Units, the “Securities”). The Offering is for a minimum of gross proceeds of Two Million Dollars ($2,000,000) (the “Minimum Offering”) and a maximum of gross proceeds of Four Million Dollars ($4,000,000 (the “Maximum Offering”) through the sale of the Units, with an over-subscription option up to an additional One Million Dollars ($1,000,000). The offering price per Unit will be the lesser of (i) 90% of the weighted average closing prices of the Common Stock for the five (5) trading days preceding the Initial Closing of the Offering, and (ii) Fifty Cents ($0.50) (the “Purchase Price”). The minimum subscription is Twenty Five Thousand Dollars ($25,000), provided, however, that subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

1
Agency Agreement (PIPE and Warrant Exercise)		Page 28

This Amendment is hereby made part of and incorporated into the Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby.

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

TAPIMMUNE, INC.

By:	Glynn Wilson
Glynn Wilson, Ph.D
Chief Executive Officer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Michael A. Silverman
Managing Director

GP NURMENKARI INC.

By:	/s/ Albert Pezone
Albert Pezone
Chief Executive Officer

Exhibit 99.1

TapImmune Enters into Definitive Agreements to raise $8.5 Million from the

Exercise of Outstanding Warrants and in a Private Placement from New

Investors

Company has Applied for Listing on Nasdaq Capital Market

JACKSONVILLE, Florida, August 11, 2016 / TapImmune Inc. (TPIV), a clinical-stage immuno-oncology company specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of cancer and metastatic disease, announced today the entry into definitive agreements to raise aggregate gross proceeds of approximately $8.5 million from an approximately $2.5 million private placement transaction with new investors and the exercise of certain outstanding warrants from existing investors that will result in gross proceeds of $6 million. The closing of the transactions are subject to customary closing conditions.

In the private placement, the Company has agreed to sell 6,250,000 shares of its common stock and five-year warrants to purchase an equal number of the Company’s shares of common stock, at an exercise price of $0.50 per share.

Simultaneously with signing the private placement agreement, holders of an aggregate of 12 million Series C and C-1 Warrants, each providing for the purchase of one share of Company common stock for $0.50 per share, have agreed to exercise their warrants for an aggregate exercise price of $6,000,000.

Additionally, the Company and the holders of the warrants entered into an amendment to the terms of their other outstanding warrants to remove provisions that had previously caused them to be classified as a derivative liability on the Company’s balance sheet for additional consideration, which consideration shall consist of shares of common stock and additional warrants to purchase common stock.

The Company expects to use the net proceeds, after payment of offering expenses, for general corporate purposes, including clinical trial expenses and research and development expenses over the next 18 months. The Company currently has its lead product TPIV 200, a T-cell cancer vaccine against the target folate receptor alpha, in three Phase 2 trials with a fourth targeted to start in the fourth quarter of this year. One study in triple negative breast cancer is being run at the Mayo clinic with a grant provided by the Department of Defense, a second in ovarian cancer has begun enrollment at Memorial Sloan Kettering Cancer Center in New York City in collaboration with Astra Zeneca. The Company is sponsoring two studies in ovarian and triple negative breast cancer. The Company plans to fund these studies as well as begin development on its Her2/neu product TPIV 110 with the proceeds from this financing.

The Company also announced that it has filed an application with the Nasdaq Stock Market to obtain a listing of its common stock on the Nasdaq Capital Market. The Company and its Board of Directors are working on finalizing plans to meet all of the Nasdaq listing requirements. No assurance can be given that the Company’s common stock will be approved for listing on the Nasdaq Capital Market.

“The warrant exercise illustrates the support our current investors have in the progress we have made in developing our T-cell vaccines. They have exercised their warrants priced at $0.50 in order to provide the Company with the necessary capital to continue moving forward.” stated Glynn Wilson, Chairman and CEO of TapImmune. “We believe that these events will provide the catalyst for future growth of the Company in one of the most rapidly growing sectors of the oncology market.”

The Company is filing today a Form 8-K with the Securities and Exchange Commission that provides additional details regarding these matters, pending closing, and readers are encouraged to read such Form 8-K and the exhibits thereto in their entirety.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock, and the shares of common stock issuable upon the exercise of the warrants, issued in this private placement.

Katalyst Securities acted as the placement agent for the private placement financing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About TapImmune Inc.

TapImmune Inc. is an immune-oncology company specializing in the development of innovative technologies for the treatment of cancer, including metastasis, and infectious disease. The Company’s peptide or nucleic acid-based immunotherapeutics, comprise one or multiple naturally processed epitopes (NPEs) designed to comprehensively stimulate a patients’ killer T-cells, helper T-cells and to restore or further augment antigen presentation by using proprietary nucleic acid-based expression systems. The Company’s technologies may be used as stand-alone medications or in combination with current treatment modalities. Please visit the Company’s website at www.tapimmune.com for details.

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements”. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stored in such statements. Such risks, uncertainties and factors include, but are not limited to the results of the Phase II clinical trials, the ability to obtain regulatory approval of TPIV 200, the Company’s ability to raise future financing for continued development, the ability to successfully commercialize TPIV 200 and the ability to successfully achieve a Nasdaq Capital Market listing, as well as the risks and uncertainties set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.

CONTACT:

TapImmune Inc.

Glynn Wilson, Ph.D.

Chairman & CEO

(866)-359-7541

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 18, 2016

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL		98102
(Address of principal executive offices)		(Zip Code)

(206) 504-7278

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 18, 2016, TapImmune Inc. (the Company” or “TapImmune”) entered into an Amendment to the Employment Agreement (the “Amendment”) with Dr. Glynn Wilson, the Company’s Chairman of the Board President and Chief Executive Officer for the purpose of amending his title to be that of Chief Executive Officer. Dr. Wilson will no longer serve as the Company’s President as Dr. John Bonfiglio has been appointed to serve as President and Chief Operating Officer as described under Item 5.02 below. All other terms of Dr. Wilson’s Employment Agreement remain in full force and effect.

The foregoing summary is qualified in its entirety by the specific terms of the Amendment to the Employment Agreement attached as Exhibit 10.1 to this Form 8-K which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 18, 2016, Dr. John Bonfiglio’s Consulting Agreement with the Company dated February 10, 2015, and amended on February 9, 2016 was terminated concurrently with his entry into the Employment Agreement with the Company described under Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2016 the Company announced that Dr. John Bonfiglio, a consultant to the Company and a member of the Board of Directors has been appointed as the Company’s President and Chief Operating Officer and entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement provides that Dr. Bonfiglio’s base salary will be $260,000 per year and he is eligible for an annual performance bonus of up to 50% of his base salary. The term of the agreement is for two years and will be automatically extended for an additional 12 months unless terminated by Dr. Bonfiglio or the Company.

In connection with the execution of Dr. Bonfiglio’s Employment Agreement he will be granted equity awards under the Company’s 2014 Omnibus Stock Ownership Plan consisting of (i) stock options to purchase 750,000 shares of the Company’s common stock at an exercise price at an exercise price equal to $0.475 per share equal to the fair market value of the common stock on the day immediately preceding the execution of the Employment Agreement, which options shall vest one third (250,000) immediately and the remaining options shall vest in 23 equal monthly installments of 20,833 options on the last day of each of the 23 months following the grant date, and the remaining 20,841 options shall vest on the last day of the 24th month, and (ii) 250,000 shares of unregistered, restricted common stock, all of which shall vest upon the earlier to occur of (i) the listing of the Company’s common stock on a national securities exchange in the United States and (ii) the first anniversary of the Employment Agreement, so long as Dr. Bonfiglio is employed with the Company, as an employee or consultant. The Company is also obligated under the Employment Agreement to pay the withholding tax amount associated with the award of restricted stock.

Dr. Bonfiglio is subject to a covenant not to disclose our confidential information during his employment term and an assignment of intellectual property rights. Also, during his employment term and for a period of 12 months thereafter, Dr. Bonfiglio covenants not to compete with us and not to solicit any of our customers, vendors or employees. If Dr. Bonfiglio breaches any of these covenants, the Company will be entitled to injunctive relief.

If Dr. Bonfiglio’s employment is terminated by us for Cause (as defined in his employment agreement) or by Dr. Bonfiglio during the term of the agreement, he will be entitled to receive his (i) his then-current annual base salary through the date of termination; (ii) any reimbursable expenses for which he has not yet been reimbursed as of the date of termination; and (iii) any other rights and vested benefits (if any) provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs (“Accrued Compensation”).

If Dr. Bonfiglio’s employment is terminated by us without “Cause” or by him for “Good Reason” (as defined in his employment agreement), subject to his execution of a release of claims against us, and in addition to the payment of the Accrued Compensation, the Company is obligated to make payments to Dr. Bonfiglio within 60 days after his termination date equal to six months of his annual base salary, as in effect at the termination date, plus any earned but unpaid bonus (the “Additional Severance Payments”).

The employment agreement also contains change of control provisions providing that if Dr. Bonfiglio’s employment with the Company is terminated by the Company without Cause or by him for Good Reason during the period of ninety (90) days following a Change in Control (as that term is defined below) of the Company, in lieu of the Additional Severance Payments described above, Dr. Bonfiglio will be entitled to receive a severance payment equal to the sum of (i) eight (8) months of his annual base salary, at the higher of the base salary rate in effect on the date of termination or the base salary rate in effect immediately before the effective date of the Change of Control, and (ii) his Performance Bonus for the year which includes the effective date of the Change in Control, payable at the target level of performance, which will be paid in a single lump sum after his execution and non-revocation of the Release. In addition, he will also receive in the same payment the amount of any performance bonus that, as of the date of termination, has been earned by Dr. Bonfiglio but has not yet been paid by the Company. If Dr. Bonfiglio holds any stock options or other stock awards granted under the Company’s 2014 Omnibus Stock Ownership Plan which are not fully vested at the time his employment with the Company is terminated by the Company without Cause during the period of ninety (90) days following a Change in Control, such equity awards shall become fully vested as of the termination date. For purposes of the employment agreement, the term “Change in Control” means a transaction or series of transactions which constitutes a sale of control of the Company, a change in effective control of the Company, or a sale of all or substantially all of the assets of the Company, or a transaction which qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of substantially all of the assets” of the Company under the standards set forth in Treasury Regulation section 1.409A-3(i)(5).

Dr. Bonfiglio’s employment agreement also provides that each of the payments and benefits under the agreement are subject to compliance with Section 409A of the Code and it includes time of payment language intended to comply with Section 409A requirements.

In connection with entering into the Employment Agreement, the Company and the Executive also entered into an Amendment to Consulting Stock Option Award Agreement which amended the termination provisions of the February 10, 2015 Consulting Stock Option Award Agreement to provide for the continued exercisability of the stock options awarded thereunder due to Dr. Bonfiglio’s transition from consultant to employee.

The foregoing summary is qualified in its entirety by the specific terms of the Employment Agreement attached as Exhibit 10.2 to this Form 8-K which is incorporated herein by reference.

We issued a press release on July 19, 2016 regarding the effective appointment of Dr. Bonfiglio as the Company’s President and Chief Operating Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information provided under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement between TapImmune Inc. and Glynn Wilson, dated as of July 18, 2016

10.2	Employment Agreement between TapImmune Inc. and John Bonfiglio dated as of July 18, 2016.

99.1	Press release issued on July 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: July 19, 2016	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chairman and CEO

EXHBIT 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made on this 18th day of July, 2016 (the “Effective Date”), by and between TapImmune, Inc., a Nevada corporation (the “Company”), and Glynn Wilson, an individual (the “Executive”), and amends that certain Employment Agreement between the Company and the Executive, dated November 12, 2015 (the “Employment Agreement”).

WHEREAS, the Company and the Executive entered into the Employment Agreement on November 12, 2015, and

WHEREAS, the Company desires to appoint John Bonfiglio as President and Chief Operating Officer of the Company and retain the Executive as the Chief Executive Officer the Executive, and in keeping therewith desire to amend the Employment Agreement, as provided herein.

NOW WITNESSETH:

The Executive and the Company for themselves, their heirs, successors and assigns, in consideration of their mutual promises contained herein, intending to be legally bound, hereby agree that the Employment Agreement is hereby amended as follows:

1. Section 1 of the Employment Agreement is hereby amended to read as follows in its entirety:

EMPLOYMENT. The Company will employ the Executive as the Chief Executive Officer of the Company, and the Executive agrees to continue to serve in such capacity and provide his services to the Company on the terms and conditions set forth in this Agreement.

2. Section 2 of the Employment Agreement is hereby amended by replacing the first paragraph thereof with the following:

POSITION AND DUTIES. On and after the date of this Agreement, the Executive will serve as the Chief Executive Officer of the Company. The Executive agrees that during the Term (as defined below) he shall dedicate his full business time, attention and energies, consistent with historical past practices, to performing his duties to the Company, as prescribed by the Board of Directors (the “Board”). The Executive will manage the business affairs of the Company and perform the duties typically assigned to the chief executive officer of a similarly situated company in the Company’s industry. The Executive shall also perform such other reasonable duties as may hereafter be assigned to him by the Board, consistent with his abilities and position as the Chief Executive Officer, and providing such further services to the Company as may reasonably be requested of him. The Executive will report to the Board of the Company, and carry out the decisions and otherwise abide by and enforce the rules and policies of the Company.

3. Except as expressly amended by this Amendment, the Employment Agreement shall continue and remain in full force and effect.

4. This Amendment may be executed in one or more counterparts (including by electronic means), each counterpart is deemed an original, and all counterparts collectively constitute one and the same document.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above, to be effective on the Effective Date, for the purposes herein contained.

COMPANY – TapImmune, Inc.		EXECUTIVE

By:	/s/ David Laskow-Pooley	/s/ Glynn Wilson
	David Laskow-Pooley, Compensation Committee Chair	Name: Glynn Wilson

[Signature Page to Amendment to Employment Agreement]

EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made on this 18th day of July, 2016 (the “Effective Date”), by and between TapImmune Inc., a Nevada corporation (the “Company”), and John Bonfiglio, an individual (the “Executive”).

WHEREAS, the Executive has served as a Strategic Advisor to TapImmune pursuant to the terms of a Consulting Agreement entered into by the Company and the Executive as of February 10, 2015, and amended on February 9, 2016 (collectively, the “Prior Consulting Agreement”); and

WHEREAS, the Company desires to employ the Executive as its President and Chief Operating Officer, and the Executive desires to accept such employment with the Company, in each case upon the terms and conditions set forth herein.

NOW WITNESSETH:

The Executive and the Company for themselves, their heirs, successors and assigns, in consideration of their mutual promises contained herein, intending to be legally bound, hereby agree to the following terms and conditions.

1.     EMPLOYMENT. The Company hereby employs the Executive as President and Chief Operating Officer of the Company, and the Executive agrees to serve in such capacities and provide his services to the Company on the terms and conditions set forth in this Agreement.

2.     POSITION AND DUTIES. On and after the date of this Agreement, the Executive will serve as President and Chief Operating Officer of the Company. The Executive agrees that except as set forth below, during the Term (as defined below) he shall dedicate his full business time, attention and energies to performing his duties to the Company, as prescribed by the CEO of the Company. The Executive will report to the CEO of the Company, and carry out the decisions and otherwise abide by and enforce the lawful rules and policies of the Company.

The Executive shall devote his best business efforts to the business and affairs of the Company and, during the Term, shall observe at all times the covenants regarding non-competition, and confidentiality provided in Sections 5, 6 and 7 below. The Company and Executive acknowledge and agree that, during the Term, Executive shall be permitted to (i) serve on corporate, civic or charitable boards or committees, and (ii) manage passive personal investments, so long as any such activities do not unduly interfere with the performance of Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

3.     TERM. The term of this Agreement shall start on the Effective Date and end on the day preceding the second anniversary of the Effective Date (the “Initial Term”). The term of the Agreement will be automatically extended for successive additional twelve (12) month periods after the end of the Initial Term, unless terminated by the Company or the Executive by written notice to the other Party provided not later than twelve (12) months prior to the end of the Initial Term, or no later than ninety (90) days prior to the end of any such successive 12 month term, subject to termination pursuant to Section 8 below (the “Term”). However, the provisions of Sections 5, 6 and 7 shall continue in force in accordance with the provisions therein and shall survive the expiration or termination of the Term and this Agreement.

4.     COMPENSATION AND BENEFITS.

(a)     Base Salary. The Executive’s annual base salary shall be two hundred and sixty thousand dollars ($260,000) per year, which shall be paid by the Company to the Executive monthly, in accordance with normal payroll practices and subject to customary withholding as required by applicable law. This annual base salary shall be reviewed by the Board periodically, and the Board may increase the Executive’s annual base salary from time to time as the Board deems to be appropriate subject to performance and market conditions. The Executive’s salary will not be reduced without Executive’s prior written consent except in connection with a reduction in salary of all Company executives.

(b)     Annual Incentive Compensation. During the Term, the Executive shall be eligible for an annual performance bonus of up to fifty percent (50%) of the Executive’s annual base salary, based on goals and other conditions as the CEO shall determine on an annual basis according to annual guidelines from the Board of Directors (the “Annual Performance Bonus”). The Annual Performance Bonus will be payable in the form of either cash, shares of the Company’s common stock, stock options or a combination thereof, according to annual guidelines from the Board of Directors, in any case to be paid or delivered as soon as practicable after the end of the year in which they are earned and in any event not less than sixty (60) days after the end of such year.

Any such Annual Performance Bonus, as well as any equity awards which are granted to the Executive or which become vested as a result of the satisfaction of financial performance goals of the Company, shall be subject to the Company’s Policy on Recoupment of Executive Incentive Compensation, and that the Executive shall be obligated to repay to the Company, any and all amounts received with respect to the Annual Performance Bonus or performance-based equity awards, to the extent such a repayment is required by the terms of the Policy on Recoupment of Executive Incentive Compensation, as such policy may be amended from time to time.

(c)     Equity Awards. The Executive will be granted equity awards under the Company’s 2014 Omnibus Stock Ownership Plan consisting of (i) stock options to purchase 750,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the day immediately preceding the Effective Date of this Agreement, which options shall vest one third (250,000) immediately and the remaining options shall vest in 23 equal monthly installments of 20,833 options on the last day of each of the 23 months following the grant date, and the remaining 20,841 options shall vest on the last day of the 24th month, and (ii) 250,000 shares of unregistered, restricted common stock, all of which

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shall vest upon the earlier to occur of (i) the listing of the Company’s common stock on a national securities exchange in the United States or (ii) the first anniversary of the Effective Date, so long as Executive is employed with the Company at such time or on such date, either as an employee or consultant. The Company shall pay the withholding tax amount associated with the award of restricted stock which amount Executive acknowledges will be taxable to Executive. Further, the consultant Stock Option Award Agreement existing between the Company and Executive, dated February 10, 2015, shall be amended as set forth in the form of amendment attached hereto as Exhibit A.

(d)     Benefits. The Executive shall be entitled to participate in all group insurance, vacation, retirement and other employee benefits established by Company for its full time employees generally, on terms comparable to those provided to such employees from time to time by the Company. Nothing in this Agreement will preclude the Company from terminating or amending any employee benefit plan so as to change eligibility or other requirements or eliminate, reduce or otherwise change any benefit, provided that such termination or amendment applies equally to the Executive and other full time employees of the Company.

(e)     Paid Time off. The Executive shall be entitled to twenty-one (21) days paid vacation per calendar year plus such sick leave as he may reasonably and actually require. Accrued and unused vacation shall be paid at termination of employment for any reason.

(f)     Reimbursement of Business Expenses. The Executive shall be entitled to receive reimbursement for all appropriate business expenses incurred by him in connection with his duties under this Agreement in accordance with the written policies of the Company as in effect from time to time.

The Company shall use its commercially reasonable efforts to maintain a Directors and Officers Insurance policy with no less than $2 million coverage, and to list the Executive as one of the covered management employees under such policy.

5.     CONFIDENTIAL INFORMATION. The Executive agrees that during and after his employment with the Company, he will hold in the strictest confidence, and will not use (except for the benefit of the Company, or any of the Company’s other subsidiaries or affiliates) or disclose to any person, firm, or corporation any Company Confidential Information except as necessary in carrying out his work for the Company. The Executive understands that his unauthorized use or disclosure of Company Confidential Information during his employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. The Executive understands that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research or development of the Company, or subsidiaries or affiliates (collectively, for the purposes of this section, the “Company”), or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists

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and customers (including, but not limited to, customers of the Company on which the Executive called or with which he may become acquainted during the term of his employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information; provided, however, Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of the Executive or, to the extent known by the Executive, of others. The Executive understands that nothing in this Agreement is intended to limit the Executive’s rights to discuss the terms, wages, and working conditions of his employment, as protected by applicable law.

The Executive recognizes that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. The Executive agrees at all times during his employment with the Company and thereafter to hold in the strictest confidence, and not to use or to disclose to any person, firm, or corporation, any Associated Third Party Confidential Information, except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such Associated Third Parties. The Executive further agrees to comply with any and all written Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. The Executive understands that his unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during his employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

Notwithstanding anything in this Section 6 to the contrary, the Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if the Executive should file a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret information in the court proceeding, if the Executive (A) files any document containing the trade secret under seal, and (B) does not disclose the trade secret, except pursuant to a court order.

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Upon termination of his employment with the Company, the Executive will promptly deliver to the Company, and will not keep in his possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by him pursuant to his employment with the Company, obtained by him in connection with his employment with the Company, or otherwise belonging to the Company, its successors, or assigns. The Executive also consents to an exit interview to confirm his compliance with this Section 5, if requested by the Company.

6.     INTELLECTUAL PROPERTY RIGHTS. Any and all concepts, improvements, computer software, articles, pamphlets, brochures, marketing plans, or other information (collectively, “Developments”) which the Executive discovers, edits or develops during the Term of his/her employment, which relates to or is useful in connection with the business of Company, shall be deemed work for hire and shall be the sole and exclusive property of the Company. The Executive hereby assigns, transfers and conveys to the Company all right, title and interest in, and to all such Developments. The Executive shall make full disclosure thereof to the Company and shall do such acts and deliver all such instruments as the Company shall reasonably require of Executive, at the Company’s expense, to effect such ownership and to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark, registrations or copyrights under United States or foreign law with respect to such Developments or to obtain any extension, valid action, reissuance, continuance or renewal of any such patent, trademark or copyright.

7.     NON-COMPETITION AND NON-SOLICITATION COVENANTS. As additional consideration to the Company for entering into this Agreement, the Executive covenants that during the Restricted Period (as defined below), he shall not:

(a)     compete against the Company, or any subsidiary or affiliate of the Company that is engaged in the Business (as defined below) (collectively, the “Applicable Entities”), either directly or indirectly, by taking employment, assisting or serving as an independent contractor, consultant, partner, director or officer with a competitor of any of the Applicable Entities, or starting his own business that would compete directly or indirectly with any of the Applicable Entities, or have a material interest in any business, corporation, partnership, limited liability company or other business entity which competes directly or indirectly with any of the Applicable Entities. For purposes of this covenant, the term “the Business” shall mean developing, producing, designing, providing, soliciting orders for, selling, distributing, or marketing Company Products and Services in any state of the United States of America in which any of the Applicable Entities does business. For purposes hereof, “Company Products and Services” means any cancer immunotherapy T-cell vaccines and related applications (i) which the Applicable Entities currently and reasonably anticipate developing, producing, designing, providing, marketing, distributing or selling as of the date of the termination of Executive’s employment with the Company, (ii) which the Applicable Entities develop, produce, design, provide, market or distribute while Executive is employed by the Applicable Entities or is otherwise providing services to the Applicable Entities, or (iii) that

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compete with any of the products and services of the Applicable Entities referenced in (i) or (ii) above. For the purpose of defining and enforcing this covenant, the competitors of the Applicable Entities will be identified at the time the Company seeks enforcement of this covenant. This determination shall be based on the then-existing market area of the Applicable Entities at the time enforcement of this covenant is sought. Notwithstanding the foregoing, investment by the Executive constituting less than five percent (5%) of the outstanding securities in a publicly-traded entity that may compete with the Applicable Entities shall not constitute a violation of this Section 7(a) as long as the Executive is not actively involved in such entity’s business.

(b)     solicit or encourage, or attempt to solicit or encourage, any current customer or vendor of any of the Applicable Entities to do business with any person or entity in competition with any of the Applicable Entities or to reduce the amount of business which any such customer or vendor has customarily done or contemplates doing with any of the Applicable Entities, whether or not the relationship between any of the Applicable Entities and such customer or vendor was originally established in whole or in part through the Executive’s efforts; provided, however, that this Section 7 (b) shall not be interpreted as preventing the Executive from conducting a business that does not consist of the Business conducted by the Applicable Entities with any customers or vendors of the Applicable Entities; or

(c)     solicit or encourage, or attempt to solicit or encourage, any employee of the Company or any of the Applicable Entities, whether as an officer, employee, consultant, agent or independent contractor, or any person who was so employed or engaged at any time during the six (6) month period prior to the date of the Executive’s solicitation, to leave his or her employment with the Company or any of the Applicable Entities, to cease providing services to the Company or any of the Applicable Entities, or to accept employment with any other person or entity; provided however, that general solicitations not specifically targeted to employees of the Company or any of the Applicable Entities shall not constitute a breach of this Section 7(c).

These covenants not to compete and not to solicit shall apply during the entire Term of the Executive’s employment with the Company and for a period of twelve (12) months following the date on which Executive is last employed by the Company (the “Restricted Period”). In the event of a breach by the Executive of any of the covenants in this Section 7, the term of the Restricted Period will be extended by the period of the duration of such breach.

The Executive agrees that the relevant public policy and legal aspects of covenants not to compete have been discussed with him and that every effort has been made to limit the restrictions placed upon Executive to those that are reasonable and necessary to protect the legitimate interests of the Company, and the other Applicable Entities. The Executive acknowledges that, based upon his education, experience, and training, the non-compete and non-solicitation provisions of this Section 7 will not prevent the Executive from earning a livelihood and supporting the Executive and his family during the relevant time period.

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The Executive and the Company agree that the restrictions set forth in this Section 7 shall not prevent the Executive from serving as a member of the board of directors or board of managers of any organization after the Executive’s employment with the Company ends provided that: (a) the Executive does not provide services to such organization other than through Executive’s role as a member of its board of directors or board of managers; and (b) the Executive does not violate his confidentiality and intellectual property obligations set forth in Sections 5 and 6 of this Agreement.

The existence of a claim, charge, or cause of action by the Executive against the Company, or any other Applicable Entity shall not constitute a defense to the enforcement by the Company, or any other Applicable Entity of the foregoing restrictive covenants, but such claim, charge, or cause of action shall be litigated separately.

If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, the court is hereby expressly authorized to modify this Agreement or to interpret this Agreement to extend only over the maximum period of time, range of activities, or geographic areas as to which it may be enforceable.

8.     TERMINATION OF EMPLOYMENT. Notwithstanding anything else contained in this Agreement, the Term of Executive’s employment under this Agreement may be terminated prior to the end of the Term stated in Section 3 above upon the earliest to occur of the events described in Subsections 8(a) or 8(b) below. To terminate the Executive’s employment with the Company and the Term pursuant to this Section 8, the terminating party shall provide to the other party a written notice of termination (a “Termination Notice”), which shall (i) indicate the specific termination provision of this Agreement relied upon, (ii) briefly summarize the facts and circumstances that provide the bases for such termination, (iii) specify the termination date in accordance with the requirements of this Agreement, and (iv) otherwise comply with any notice-related term in this Agreement applicable to the specific type of termination.

(a)     Termination by the Company. The Company may terminate the Executive’s employment with the Company and the Term under this Agreement:

(1)	Upon the Executive’s Disability (as defined below), such termination to be effective on the date of written notice by the Company that the Executive’s employment is being terminated as a result of such Disability or such later date as may be specified in writing by the Company;

(2)	Upon the Executive’s death, to be effective immediately upon the date of death;

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(3)	For Cause (as defined below), which termination shall be effective on the date specified in the Termination Notice;

(4)	If the Board determines in good faith that the Company is unable to continue to pay the level of compensation due to the Executive under Section 4 of this Agreement, whether as a result of the Company’s failure to obtain additional equity funding as needed to sustain its operations or otherwise; or

(5)	By the Company for any reason other than under Subsections (a)(1), (2), (3) or (4), or for no reason (it being understood that Executive’s employment is “at will”), upon written notice by the Company to the Executive that the Executive’s employment is being terminated, which termination shall be effective on the date of such notice or such later date as may be specified in writing by the Company.

(b)     Termination by the Executive. The Executive may terminate his employment with the Company and the Term under this Agreement either (i) for Good Reason (as defined below) by providing a Termination Notice to the Company as described above; or (ii) without Good Reason by written notice of termination of his employment to the Company.

(c)     Definition of “Disability.” For purposes of this Agreement, “Disability” shall mean the Executive’s incapacity or inability to perform his duties and responsibilities as contemplated under this Agreement with any reasonable accommodation that the Company may be required to provide in accordance with the Americans with Disabilities Act for one hundred twenty (120) consecutive days or for more than one hundred twenty (120) days within any one (1) year period (cumulative or consecutive) due to impairment to his physical or mental health. For this purpose, the Executive shall be presumed to have suffered a Disability if he is determined to be entitled to Social Security disability benefits by the Social Security Administration.

(d)     Definition of “Cause.” The Company shall have “Cause” to terminate the Executive only for any of the following reasons:

(1)	The Executive’s fraudulent, dishonest or illegal conduct in the performance of services for or on behalf of the Company or any of its subsidiaries or affiliates or other conduct in violation of Company policy or materially detrimental to the business, operations or reputation of the Company or any of its subsidiaries or affiliates, as determined by the Board in good faith;

(2)	The Executive’s embezzlement, misappropriation of funds or fraud, whether or not related to his employment with the Company;

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(3)	Insubordination, negligence, willful misconduct or willful failure to comply with directions of the Board;

(4)	A breach of the Executive’s duty of loyalty to the Company or any of its subsidiaries;

(5)	The Executive’s violation of any Company policy, including but not limited to, the Company’s Code of Ethics, and its policies regarding discrimination, harassment and retaliation as determined by the Board of Directors in good faith;

(6)	The Executive’s gross misconduct or intentional failure to comply with any lawful direction of the Company’s CEO or Board consistent with his duties hereunder;

(7)	The conviction by a court of competent jurisdiction of the Executive of, or the entry of a plea of guilty or nolo contendere by the Executive to, any crime involving moral turpitude or any felony; or

(8)	A reasonable determination by a majority of the Board that the Executive has committed an act of fraud, embezzlement or conversion of property related to the Company or any of its customers or suppliers; or

(9)	Any other intentional breach of the Executive’s obligations under this Agreement which is not promptly cured after notice and demand by the Board.

(d)     Definition of “Good Reason.” For the purposes of this Agreement, “Good Reason” shall mean without the prior written consent of the Executive:

(1)	A reduction by the Company of the Executive’s annual base salary from the amount specified in Section 4, provided that, such a reduction shall not be considered “Good Reason” if the reduction results from a determination by the Board in good faith that the Company is unable to continue to pay the level of executive compensation due to the Executive and similarly situated executives, whether as a result of the Company’s failure to obtain additional equity funding as needed to sustain its operations, or otherwise unless such determination occurs within ninety (90) days of a Change of Control (as defined below);

(2)	A demotion or other material diminution by the Company in the Executive’s authority, duties, or responsibilities from those specified in Section 2; or

16

(3)	Any other material breach of this Agreement by the Company.

(e)     Termination Notice and Cure. Notwithstanding the foregoing subsection (e) of this Section 8, “Good Reason” shall not be deemed to have occurred, and the Executive shall be deemed to have irrevocably waived his right to terminate the Executive’s employment with the Company and the Term under this Agreement with respect thereto, unless: (i) the Executive has provided the Company with a Termination Notice describing one or more of the grounds set forth in Section 8(e) as soon as reasonably practicable, but in no event later than one hundred fifty (150) days after such ground occurring or is discovered (as applicable), (ii) if such ground is capable of being cured, the Company has failed to cure such ground within a period of thirty (30) days from the date of such written notice, and (iii) the Executive terminates the Executive’s employment with the Company within six (6) months from the date on which the event constituting Good Reason first occurs or is discovered (as applicable). The Executive shall have the burden of proving the occurrence of an event constituting “Good Reason” hereunder.

Similarly, notwithstanding the foregoing subsection (d) of this Section 8, “Cause” shall not be deemed to have occurred, and the Company shall be deemed to have irrevocably waived their right to terminate the Executive’s employment with the Company and the Term under this Agreement with respect thereto, unless: (i) the Company has provided the Executive with a Termination Notice describing one or more of the grounds set forth in Section 8(d) as soon as reasonably practicable, but in no event later than one hundred fifty (150) days after the Board first receives notice of the grounds for termination (as applicable), (ii) if such ground is capable of being cured, the Executive has failed to cure such ground within a period of thirty (30) days from the date of such written notice, and (iii) the Company terminates the Executive’s employment with the Company within six (6) months from the date on which the Board first received notice of the event constituting Cause.

9.     SEVERANCE PAY.

(a)     In the event the Executive’s employment with the Company is terminated by the Company during the Term for Cause (as defined in Section 8(d) above), or by the Executive other than for Good Reason (as defined in Section 8(e) above), the compensation and benefits the Executive shall be entitled to receive from the Company shall be limited to:

(i)     his then-current annual base salary pursuant to Section 4 through the date of termination, payable in accordance with the Company’s standard payroll practices;

(ii)     any reimbursable expenses for which the Executive has not yet been reimbursed as of the date of termination;

(iii)     any accrued paid time off; and

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(iv)     any other rights and vested benefits (if any) provided under employee benefit plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs.

(b)     If the Executive’s employment with the Company is terminated due to death or disability or the inability of the Company to continue to pay Executive’s salary, the Company will pay all salary and bonuses to the date of termination.

(c)     If the Executive’s employment with the Company is terminated during the Term, either by the Company without Cause or by the Executive for Good Reason, in addition to the amounts in Subsection (a) of this Section 9, the Executive shall also be entitled to receive severance pay equal to six (6) months of his annual base salary pursuant to Section 4, at the rate in effect on the date of termination plus accrued and unused paid time off. This severance pay shall be paid to the Executive in cash in a single lump sum payment, within sixty (60) days after the date of the termination of the Executive’s employment with the Company, but no earlier than fifteen (15) days after the Executive’s execution and non-revocation of a general release of all claims against the Company, its officers, directors, employees and affiliates, in form and substance satisfactory to the Company (the “Release”). In addition, the Executive shall also receive upon termination any Annual Performance Bonus that, as of the date of termination, has been earned by the Executive but has not yet been paid by the Company to the Executive. In addition, the Company shall pay the cost for Executive to continue his health insurance benefits under COBRA for a period of six months after termination of employment, or the Company will fund an alternative health care insurance plan for the same dollar amount as a six month Cobra plan.

(d)     Notwithstanding anything in this Agreement to the contrary, it will be a condition to the Executive’s right to receive any severance benefits under Subsection (c) of this Section 9 that he execute and deliver the Release to the Company upon his separation from service, and that he does not revoke the Release during the fifteen (15) day period thereafter. Subject to Section 14 below, the severance payments under this Section 9 will be made no earlier than fifteen (15) days after the Executive has executed, delivered and not revoked the Release as required under this Section 9.

10.     CHANGE OF CONTROL

(a)     If the Executive’s employment with the Company is terminated either by the Company without Cause or by the Executive for Good Reason during the period of ninety (90) days following a Change in Control of the Company (as that term is defined below), in addition to the amounts in Subsection (a) of Section 9, but in lieu of any severance payments under Subsection (b) of Section 9, the Executive shall be entitled to receive a severance payment equal to the sum of (i) eight (8) months of his annual base salary pursuant to Section 4, at the higher of the base salary rate in effect on the date of termination or the base salary rate in effect immediately before the effective date of the Change of Control, and (ii) the Executive ‘s Annual Performance Bonus for the year which includes the effective date of the Change in

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Control, payable at the full target level of performance including any bonus declared and not yet paid. This severance pay shall be paid to the Executive in cash in a single lump sum payment, within sixty (60) days after the date of the termination of the Executive’s employment with the Company, but no earlier than fifteen (15) days after the Executive’s execution and non-revocation of the Release. In addition, the Executive shall also receive in the same payment the amount of any annual performance bonus that, as of the date of termination, has been earned by the Executive but has not yet been paid by the Company to the Executive. In addition, the Company shall pay the cost for the Executive to continue his health insurance benefits under COBRA for a period of eight (8) months.

(b)     If the Executive holds any stock options or other stock awards granted under the Company’s equity plan which are not fully vested at the time his employment with the Company is terminated either by the Company without Cause or by the Executive for Good Reason during the period of ninety (90) days following a Change in Control, such equity awards shall become fully vested as of the termination date.

(c)     For purposes of this Agreement, the term “Change in Control” shall mean a transaction or series of transactions which constitutes a sale of control of the Company, a change in effective control of the Company, or a sale of all or substantially all of the assets of the Company, or a transaction which qualifies as a “change in ownership” or “change in effective control” of the Company or a “change in ownership of substantially all of the assets” of the Company under the standards set forth in Treasury Regulation section l.409A-3(i)(5).

(d)     If any severance payments otherwise payable to the Executive under this Agreement in connection with a Change in Control would, when combined with any other payments or benefits the Executive becomes entitled to receive that are contingent on the same Change in Control (such payments and benefits to be referred to as “Parachute Payments”) would: (i) constitute a “parachute payment” within the meaning of Section 280G of the Code; and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the severance payments payable to the Executive under this Section 10 shall be reduced to such extent which would result in no portion of such severance benefits being subject to the Excise Tax under Section 4999 of the Code (the “Reduced Amount”). Any determination of the Excise Tax or the Reduced Amount required under this Section 10(d) shall be made in writing by the Company’s independent public accountants, whose determination shall be conclusive and binding upon the Company and the Executive for all purposes. For purposes of making the calculations required by this Section 10(d), the accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish such information and documents as the accountants may reasonably request in order to make a determination under this Section 10(d). The Company shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this Section 10(d).

11.     NO BREACH. The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise

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contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise would be bound except for agreements entered into by and between the Executive and the Company or any other member of the Company’s group pursuant to applicable law, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity that would prevent, or be violated by, the Executive entering into this Agreement or carrying out his duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for the Company or other member(s) of the Company’s group, as the case may be.

12.     NOTICES. All notices or communications required by or bearing upon this Agreement or between the Parties shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the first business day following the date of dispatch if delivered using a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice delivered to their respective addresses set forth below:

(a)     if to the Executive, to:

John Bonfiglio

2021 N. Lemans Blvd

No. 6206

Tampa, FL 33607

(b)     if to the Company, to:

Taplmmune Inc.

50 N. Laura St. – Suite 2500

Jacksonville, FL 32202

Attn: CEO

13.     NON-ASSIGNMENT. The Executive and the Company each acknowledges the unique nature of services to be provided by the Executive under this Agreement, the high degree of responsibility borne by him and the personal nature of his relationship to the Company’s business and customers. Therefore, the Executive and the Company agree that Executive may not assign this Agreement or any of his rights or responsibilities hereunder without the prior written consent of the Company. Similarly, the Company may not assign this Agreement or any of its rights or responsibilities hereunder without the prior written consent of the Executive except to another entity that survives a merger, acquisition or consolidation with the Company or which otherwise succeeds to all or substantially all of the Company’s assets or business. Any purported assignment in violation hereof is void.

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14.     COMPLIANCE WITH SECTION 409A OF THE CODE. The Executive and the Company each acknowledges that each of the payments and benefits promised to Executive under this Agreement must either comply with the requirements of Section 409A of the Code (“Section 409A”), and the regulations thereunder or qualify for an exception from compliance. To that end, the Executive and the Company agree that the severance payments described in Sections 9 and 10 are intended to be excepted from compliance with Section 409A as either short-term deferrals pursuant to Treasury Regulation Section l.409A-l(b)(4) or separation pay pursuant to Treasury Regulation Section l.409A-1(b)(9).

In the case of a payment that is not excepted from compliance with Section 409A, and that is not otherwise designated to be paid immediately upon a permissible payment event within the meaning of Treasury Regulation Section 1.409A-3(a), the payment shall not be made prior to, and shall, if necessary, be deferred to and paid on the later of the date sixty (60) days after the Executive’s earliest separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)) and, if the Executive is a specified employee (within the meaning of Treasury Regulation Section l.409A-l(i)) of the Company on the date of his separation from service, the first day of the seventh month following the Executive’s separation from service. Furthermore, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A.

15.     INJUNCTIVE RELIEF. The Executive acknowledges and accepts that his compliance with Sections 5, 6 and 7 is an integral part of the consideration to be received by the Company and is necessary to protect the equity value, business and goodwill and other proprietary interests of the Company. The Executive and the Company each acknowledge that a breach by the other Party of this Agreement (including a breach by the Executive of Sections 5, 6 and 7 will result in irreparable and continuing damage to the other Party for which the remedies at law will be inadequate, and agrees that, in the event of any breach by the other Party of this Agreement, the non-breaching Party shall be entitled to injunctive relief and to have this Agreement specifically performed, which shall be in addition to, and not in lieu of, any other relief to which such Party shall be entitled.

16.     ENFORCEABILITY. If any provision of this Agreement shall be found by a court with proper jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified, narrowed, or restricted only to the limited extent and in the manner necessary to render the same valid and enforceable, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified, narrowed, or restricted.

17.     GENERAL PROVISIONS.

(a)     This agreement shall be governed by the laws of the State of Florida, without giving effect to any principles of conflicts of law that would result in application of the law of any other jurisdiction.

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(b)     This Agreement represents the sole agreement of the Executive and the Company concerning the subject matter hereof and supersedes all prior communications, representations and negotiations, whether oral or written, concerning such subject matter, including the Prior Consulting Agreement.

(c)     This Agreement can only be modified or amended by the written consent of both Executive and the Company hereto which states that it constitutes an amendment hereto.

(d)     No purported waiver of any provision of this Agreement shall be legally effective unless upon the Party providing such waiver has duly executed and delivered to the other Party a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived. Failure by either Party to pursue remedies or assert rights under this Agreement shall not be construed as waiver of that Party’s rights or remedies, nor shall a Party’s failure to demand strict compliance with the terms and conditions of this Agreement prohibit or estop that Party from insisting upon strict compliance in the future.

(e)     This Agreement shall bind the Parties’ respective heirs, successors, representatives and permitted assigns

(f)     No Person other than Parties and their respective heirs, successors, representatives and permitted assigns of the parties is a party to, or shall otherwise have any rights with respect to, this Agreement.

(g)     This Agreement may be executed in any number of counterparts and it shall not be necessary for the parties to execute any of the same counterparts hereof. Counterparts to this Agreement may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above, to be effective on the Effective Date, for the purposes herein contained.

COMPANY – TapImmune Inc.		EXECUTIVE

By:	/s/Glynn Wilson	/s/John Bonfiglio
Glynn Wilson, Chief Executive Officer		John Bonfiglio

[Signature Page to Employment Agreement]

EXHIBIT A

AMENDMENT TO CONSULTING STOCK OPTION AWARD AGREEMENT

THIS AMENDMENT TO CONSULTING STOCK OPTION AGREEMENT is made and entered into this 18th day of July, 2016, by and between TapImmune Inc. (the “Company”) and Dr. John Bonfiglio (“Dr. Bonfiglio”), and amends that certain consulting stock option award agreement between the Company and Dr. Bonfiglio, dated February 10, 2015, (the “Consulting Option Award Agreement”).

WHEREAS, since entering into a consulting agreement with the Company, Dr. Bonfiglio has been appointed to the Company’s Board of Directors;

WHEREAS, Dr. Bonfiglio is becoming a full time employee of the Company; entering into an employment agreement; and terminating his existing consulting agreement with the Company, all effective the date hereof; and

WHEREAS, the Company and Dr. Bonfiglio desire to clarify that the options awarded to Dr. Bonfiglio at the time he became a consultant have fully vested and, would continue to be exerciseable notwithstanding the termination of his consulting services, due to his continued services to the Company both as a full time employee and as a Director.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Paragraph 10 of the Consulting Option Award Agreement is hereby replaced as follows:

10.	Termination of Services. In the event of Consultants’ termination of service to the Company as an employee and as a director (without any continuation of service as a consultant), other than a termination that is either (i) for cause (as defined in Dr. Bonfiglio’s employment agreement), or (ii) voluntarily initiated on the part of the Dr. Bonfiglio and without the written consent of the Company.

(a) Dr. Bonfiglio may exercise the vested portion of the Stock Options at any time within ninety (90) days after such termination to the extent of the number of shares which were Purchasable Shares under the vesting schedule on the first page of this Award Agreement at the date of such termination.

In the event of a termination of Dr. Bonfiglio’s services that is either (i) for Cause (as defined in Dr. Bonfiglio’s employment agreement), or (ii) voluntarily initiated on the part of Dr. Bonfiglio and without the written consent of the Company, all of the Stock Options which have not previously been exercised shall terminate immediately and shall not thereafter be or become exercisable.

2.     This Amendment may be executed in one or more counterparts (including by electronic means), each counterpart is deemed an original, and all counterparts collectively constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

CONSULTANT:	COMPANY:

TapImmune, Inc.
By:
Dr. John Bonfiglio	Dr. Glynn Wilson, Chief Executive Officer

EXHIBIT 99.1

TapImmune Appoints Dr. John N. Bonfiglio as President and Chief Operating Officer

JACKSONVILLE, Florida, July 19, 2016 / TapImmune, Inc. (TPIV), a clinical-stage immuno-oncology company specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of cancer & metastatic disease, announced today that the Company has appointed Dr. John N. Bonfiglio, a member of its Board of Directors, as the Company’s President and Chief Operating Officer.

“Since joining TapImmune in early 2015 as a Strategic Advisor John has been a dynamic and thought-provoking colleague,” said Glynn Wilson, Chief Executive Officer. “His broad experience and expertise in biotech and immunotherapy has strengthened our Company.”

“TapImmune’s strategy has never been more compelling,” said Dr. Bonfiglio, “Along with a team of drug development experts, I am excited to lead several Phase 2 trials and the potential to open a new Investigational Drug Application (IND) for our second T-cell vaccine product targeting Her2/neu in the next 6-8 months.”

About TapImmune Inc.

TapImmune Inc. is an immune-oncology company specializing in the development of innovative technologies for the treatment of cancer, including metastasis, and infectious disease. The Company’s peptide or nucleic acid-based immunotherapeutics, comprise one or multiple naturally processed epitopes (NPEs) designed to comprehensively stimulate a patients’ killer T-cells, helper T-cells and to restore or further augment antigen presentation by using proprietary nucleic acid-based expression systems. The Company’s technologies may be used as stand-alone medications or in combination with current treatment modalities. Please visit the Company’s website at www.tapimmune.com for details.

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements”. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stored in such statements. Such risks, uncertainties and factors include, but are not limited to the results of the Phase II clinical trials, the ability to obtain regulatory approval of TPIV 200, the Company’s ability to raise future financing for continued development and the ability to successfully commercialize TPIV 200 as well as the risks and uncertainties set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.

CONTACTS:

TapImmune Inc.,

Glynn Wilson, Ph.D.

Chairman & CEO

(866)-359-7541

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 11, 2016

Date of Report

TAPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27239	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 N. Laura Street, Suite 2500 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

(206) 504-7278

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 11, 2016, the Board of Directors of the Corporation adopted and approved amending and restating the Corporation’s Bylaws. Changes to the Bylaws were (i) to decouple the office of chief executive officer and President, (ii) to eliminate descriptions of offices and to provide that such duties of the officers can be set by resolution of the Board, (iii) consistent with the foregoing to add a new Section 6.5 of Articles VI of the Bylaws as follows:

6.5 Powers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of Corporation similar in organization and business purposes to the Corporation subject to the control of the Board of Directors;

(iv) to change the referenced location of the principal office address of the Corporation; and (v) to make other minor clean up changes.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1.

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits.

Number	Description

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.

Date: July 15, 2016	By:	/s/ Glynn Wilson
	Name:	Glynn Wilson
	Title:	Chairman and CEO

AMENDED AND RESTATED

BYLAWS

OF

TAPIMMUNE INC.

As in effect on July 11, 2016

TABLE OF CONTENTS	PAGE

ARTICLE I

OFFICES

1.1 Business Office	5
1.2 Registered Office	5

ARTICLE II SHARES AND TRANSFER THEREOF

2.1 Regulation	5
2.2 Stock Certificates; Facsimile Signatures and Validation	5
2.3 Fractions of Shares; Issuance; Payment of Value or Issuance of Scrip	6
2.4 Cancellation of Outstanding Certificates and Issuance of New Certificates; Order of Surrender; Penalties for Failure to Comply	6
2.5 Lost, Stolen or Destroyed Certificates	6
2.6 Transfer of Shares	6
2.7 Restrictions on Transfer of Shares	7
2.8 Transfer Agent	7
2.9 Close of Transfer Book and Record Date	7

ARTICLE III STOCKHOLDERS AND MEETINGS THEREOF

3.1 Stockholders of Record	8
3.2 Meetings	8
3.3 Annual Meeting	8
3.4 Special Meetings	8
3.5 Actions at Meetings not Regularly Called; Ratification and Approval	8
3.6 Notice of Stockholders’ Meeting; Signature; Contents; Service; Waiver	9
3.7 Consent of Stockholders in Lieu of Meeting	9
3.8 Voting Record	9
3.9 Quorum	10
3.10 Manner of Acting	10
3.11 Stockholders’ Proxies	10
3.12 Voting of Shares	10
3.13 Voting by Ballot	10
3.14 Cumulative Voting	10
3.15 Stockholder Nominations and Proposals	11

ARTICLE IV DIRECTORS, POWERS AND MEETINGS

4.1 Board of Directors	13
4.2 General Powers	13

5

4.3 Performance of Duties	13
4.4 Regular Meetings	14
4.5 Special Meetings	14
4.6 Notice	14
4.7 Waiver of Notice	14
4.8 Participation by Electronic Means	14
4.9 Quorum and Manner of Acting	14
4.10 Organization	15
4.11 Informal Action by Directors	15
4.12 Vacancies and Additional Directors	15
4.13 Compensation	15
4.14 Removal of Directors	15
4.15 Resignations	15

ARTICLE V COMMITTEES

5.1 Executive Committee	16
5.2 Audit Committee	16
5.3 Compensation Committee	17
5.4 Nominating/Governance Committee	17

ARTICLE VI OFFICERS

6.1 Number of Officers	18
6.2 Election and Term of Office	18
6.3 Removal	18
6.4 Vacancies	18
6.5 Powers	18
6.6 Compensation	18
6.7 Bonds	19

ARTICLE VII INDEMNIFICATION

ARTICLE VIII DIVIDENDS

ARTICLE IX FINANCE

9.1 Reserve Funds	19
9.2 Banking	19

6

ARTICLE X CONTRACTS, LOANS AND CHECKS
10.1 Execution of Contracts	20
10.2 Loans	20
10.3 Checks	20
10.4 Deposits	20

ARTICLE XI FISCAL YEAR

ARTICLE XII CORPORATE SEAL

ARTICLE XIII AMENDMENTS

ARTICLE XIV ADDITIONAL COMMITTEES

14.1 Appointment	21
14.2 Authority	21
14.3 Tenure and Qualifications	21
14.4 Meetings	21
14.5 Quorum	22
14.6 Informal Action by a Committee	22
14.7 Vacancies	22
14.8 Resignations and Removal	22
14.9 Procedure	22

ARTICLE XV EMERGENCY BYLAWS

CERTIFICATE

7

ARTICLE I

OFFICES

1.1 BUSINESS OFFICE. The principal office and place of business of the corporation is located at 50 N. Laura Street, Suite 2500, Jacksonville, FL 32202. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require.

1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Nevada Revised Statutes to be maintained in the State of Nevada, may be, but need not be, identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors in accordance with the procedures set forth in the Nevada Revised Statutes.

ARTICLE II

SHARES AND TRANSFER THEREOF

2.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

2.2 STOCK CERTIFICATES; FACSIMILE SIGNATURES AND VALIDATION.

(A) Ownership of stock in the corporation shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, certifying the number of shares owned by such stockholder in the corporation, and shall be under the seal of the corporation and signed by the President or the Vice-President and also by the Secretary or by an Assistant Secretary. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and by a registrar, then a facsimile of the signature of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures.

(B) All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the corporation’s books.

(C) No certificate shall be valid unless it is signed by the Chief Executive Officer, President or Vice-President and by the Secretary or by an Assistant Secretary. In the event any officer who shall have signed, or whose facsimile signature shall have been used on, any such certificate shall cease to be such officer of the corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the corporation.

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2.3 FRACTIONS OF SHARES; ISSUANCE; PAYMENT OF VALUE OR ISSUANCE OF SCRIP. The corporation is not obligated to, but may, execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may, upon resolution of the Board of Directors:

(A) Make payment to any person otherwise entitled to become a holder of a fractional share, which payment shall be in accordance with the provisions of the Nevada Revised Statutes; or

(B) execute and deliver registered or bearer scrip over the manual signature or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as provided on the scrip for full share certificates, but the scrip does not entitle the holder to any rights as a stockholder except as provided on the scrip. The scrip may contain any other provisions or conditions that the corporation, by resolution of the Board of Directors, deems advisable.

2.4 CANCELLATION OF OUTSTANDING CERTIFICATES AND ISSUANCE OF NEW CERTIFICATES; ORDER OF SURRENDER; PENALTIES FOR FAILURE TO COMPLY. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as hereinafter provided with respect to lost, stolen or destroyed certificates. When the Certificate or Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason in the discretion of the Board of Directors, to cancel any outstanding certificate or shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors shall order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. Such order may provide that no holder of any such certificate so ordered to be surrendered shall be entitled to vote or to receive dividends or exercise any of the other rights of stockholders of record until he shall have complied with such order, but such order shall only operate to suspend such rights after notice and until compliance. The duty of surrender of any outstanding certificates may also be enforced by action at law.

2.5 LOST, STOLEN OR DESTROYED CERTIFICATES. Any stockholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

2.6 TRANSFER OF SHARES. Subject to the terms of any stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation

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by the holder thereof. No transfer of stock shall be valid as against the corporation unless the certificate is delivered and surrendered to the corporation for cancellation of the certificate therefore, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, and a new certificate shall be issued therefor. Upon such presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada. Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer of the books of the corporation.

2.7 RESTRICTIONS ON TRANSFER OF SHARES. Subject to the limitation imposed by Section 104.8204, Nevada Revised Statutes, a written restriction on the transfer or registration of transfer of a security of the corporation may be enforced against the holder of the restricted security or any successor or transferee of the holder. A restriction on the transfer or registration of transfer of the securities of the corporation may be imposed either by the Articles of Incorporation, the Bylaws or by an agreement among any number of security holders or between one or more such holders and the corporation. No restriction so imposed is binding with respect to securities issued prior to the adoption of the restriction, unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

2.8 TRANSFER AGENT. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs of which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 3.8, the names and addresses of the stockholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the stockholders of record and as such entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine the list of the stockholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each stockholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

2.9 CLOSE OF TRANSFER BOOK AND RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may prescribe

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a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty (60) days prior to the holding of any such meeting as the day as of which stockholders entitled to notice and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE III

STOCKHOLDERS AND MEETINGS THEREOF

3.1 STOCKHOLDERS OF RECORD. Only stockholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

3.2 MEETINGS. Meetings of stockholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of Nevada, as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

3.3 ANNUAL MEETING. The annual meeting of stockholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such date, and at such time and place as the Board of Directors shall designate by resolution at any time within the first nine months following the close of the corporation’s fiscal year. If the election of directors shall not be held within the time period designated herein for any annual meeting of the stockholders, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

3.4 SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called by the Chairman of the Board of Directors or the Board of Directors.

3.5 ACTIONS AT MEETINGS NOT REGULARLY CALLED; RATIFICATION AND APPROVAL. Whenever all stockholders entitled to vote at any meeting consent, either by (i) a writing on the records of the meeting or filed with the Secretary; or (ii) presence at such meeting and oral consent entered on the minutes; or (iii) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not accepted from the written consent or to the consideration of which no objection for want of notice is-made at the time. If a meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be made by proxy or attorney, but all such proxies and powers of attorney must be in writing.

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3.6 NOTICE OF STOCKHOLDERS’ MEETING; SIGNATURE; CONTENTS; SERVICE; WAIVER. The notice of stockholders meetings shall be in writing and signed by the President or a Vice President, or the Secretary, or the Assistant Secretary, or by such other person or persons as designated by the Board of Directors. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid to, each neither stockholder of record entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the records of the corporation, and upon such mailing of any such notice the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. Notice duly delivered or mailed to a stockholder in accordance with the provisions of this section shall be deemed sufficient, and in the event of the transfer of his stock after such delivery or mailing and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting upon the transferee. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting. Such waiver shall be deemed equivalent to any notice required to be given pursuant to the Articles of Incorporation, the Bylaws, or the Nevada Revised Statutes.

3.7 CONSENT OF STOCKHOLDERS’ IN LIEU OF MEETING. Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, except that:

(A) If any greater proportion of voting power is required for such action at a meeting, then the greater proportion of written consents is required; and

(B) This general provision for action by written consent does not supersede any specific provision for action by written consent contained in the Articles of Incorporation, the bylaws or the Nevada Revised Statutes. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

3.8 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of stockholders, a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of

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the meeting for the purposes thereof. The original stock transfer books shall be the prima facie evidence as to who are the stockholders entitled to examine the record or transfer books or to vote at any meeting of stockholders.

3.9 QUORUM. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by the Nevada Revised Statutes and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

3.10 MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

3.11 STOCKHOLDERS’ PROXIES. At any meeting of the stockholders of the corporation, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation.

3.12 VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

3.13 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

3.14 CUMULATIVE VOTING. No stockholder shall be permitted to cumulate his votes.

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3.15 STOCKHOLDER NOMINATIONS AND PROPOSALS.

(A) No proposal for a stockholder vote (a “Stockholder Proposal”) shall be submitted to the stockholders of the corporation unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the corporation’s books (if they so appear); (iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholders’ meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a Stockholder Proposal does not satisfy the requirements of this Section 3.15 or is otherwise not in accordance with applicable law, the Secretary of the corporation shall promptly notify the Proponent of the deficiency in the notice. Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 3.15 or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders’ meeting in question.

(B) Only persons who are selected and recommended by the Board of Directors or the nominating committee thereof, or who are nominated by the stockholders in accordance with the procedures set forth in this Section 3.15, shall be eligible for election or qualified to serve as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 3.15 except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of Preferred Stock of the corporation to nominate and elect a specified number of directors. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated (A) the name, date of birth, business address and residence address of such nominee; (B) the business experience during the past five years of such nominee, including his or her principal occupations or employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her

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responsibilities and the level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any corporation with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any corporation registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to the evaluation of the ability or integrity of the nominee; and (F) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the person submitting the Nomination Notice and any Person acting in concert with such Person, (w) the name and business address of such person and Persons, (x) the name and business address of such person and Persons as they appear on the books of the corporation (if they so appear); (y) the class and number of shares of the corporation which are beneficially owned by such person and Persons, and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, the officer shall so declare to the meeting and the defective nomination shall be disregarded.

(C) Nomination Notices and Stockholder Proposals must be delivered to the Secretary at the principal executive office of the corporation or mailed and received at the principal executive offices of the corporation (a) in the case of any annual meeting, 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

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ARTICLE IV

DIRECTORS, POWERS AND MEETINGS

4.1 BOARD OF DIRECTORS. The business and affairs of the corporation shall be managed by a board of not less than one (1) nor more than ten (10) directors who shall be natural persons of at least 18 years of age but who need not be stockholders of the corporation or residents of the State of Nevada and who shall be elected at the annual meeting of stockholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and shall qualify. The Board of Directors may increase or decrease the number of directors by resolution.

4.2 GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders including, but without thereby limiting the generality of the foregoing, the power to create and to delegate, with power to subdelegate, any of its powers to any committee. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation. Any contractor or conveyance, otherwise lawful, made in the name of the corporation, which is authorized or ratified by the Board of Directors, or is done within the scope of the authority, actual or apparent, given by the Board of Directors, binds the corporation, and the corporation acquires rights thereunder, whether the contract is executed or is wholly or in part executory.

4.3 PERFORMANCE OF DUTIES. A director of the corporation shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (A), (B), and (C) of this Section 4.3; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

(A) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(B) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

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(C) A committee of the board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

4.4 REGULAR MEETINGS. A regular, annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of stockholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

4.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

4.6 NOTICE. Written notice of any special meeting of directors shall be given as follows:

(A) By mail to each director at his business address at least three (3) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid; or

(B) By personal delivery or telegram at least twenty-four (24) hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

4.7 WAIVER OF NOTICE. Whenever any notice whatever is required to be given to directors, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

4.8 PARTICIPATION BY ELECTRONIC MEANS. Unless otherwise restricted, members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

4.9 QUORUM AND MANNER OF ACTING. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Nevada or by the Articles of Incorporation or these Bylaws.

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4.10 ORGANIZATION. The Board of Directors shall elect a chairman from among the directors to preside at each meeting of the Board of Directors and at all meetings of the stockholders. If there shall be no chairman present, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside. The Board of Directors shall elect a Secretary to record the discussions and resolutions of each meeting.

4.11 INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all the members of the board or such committee. Such written consent shall be filed with the minutes of proceedings of the board or committee.

4.12 VACANCIES AND ADDITIONAL DIRECTORS. Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold such office until his successor is duly elected and shall qualify. A director elected to fill a vacancy for which there was no predecessor shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the stockholders.

4.13 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

4.14 REMOVAL OF DIRECTORS. Any director or directors of the corporation may be removed from office at any time, with or without cause, by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

4.15 RESIGNATIONS. A director of the corporation may resign at any time by giving written notice to the Board of Directors, President or Secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at such later time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires such acceptance to be effective.

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ARTICLE V

COMMITTEES

5.1 EXECUTIVE COMMITTEE.

(A) The Board of Directors may appoint an executive committee consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Director. The Board of Directors may at any time, without notice, remove and replace any member of the executive committee.

(B) Subject to the provisions of Section 4.2 of these bylaws, the executive committee shall have a charter that will be approved and revised as appropriate, from time to time by the executive committee and the Board of Director. In general terms the functions of the executive committee shall be those as set forth in the charter.

(C) The executive committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The executive committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

(D) Members of the executive committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the executive committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

5.2 AUDIT COMMITTEE.

(A) The Board of Directors may appoint an audit committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Directors. The Board of Directors may at any time, without notice, remove and replace any member of the audit committee.

(B) Subject to the provisions of Section 4.2 of these bylaws, the audit committee shall have a charter that will be approved and revised as appropriate, from time to time by the audit committee and the Board of Directors. In general terms, the functions of the audit committee shall be those as set forth in the charter.

(C) The audit committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The audit committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The audit committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

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(D) Members of the audit committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the audit committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

5.3 COMPENSATION COMMITTEE.

(A) The Board of Directors may appoint a compensation committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Directors. The Board of Directors may at any time, without notice, remove and replace any member of the compensation committee.

(B) Subject to the provisions of Section 4.2 of these bylaws, the compensation committee shall have a charter that will be approved and revised as appropriate, from time to time by the audit committee and the Board of Directors. In general terms, the functions of the compensation committee shall be those as set forth in the charter.

(C) The compensation committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The compensation committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The compensation committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

(D) Members of the compensation committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the compensation committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

5.4 NOMINATING/GOVERNANCE COMMITTEE.

(A) The Board of Directors may appoint a nominating/governance committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Directors. The Board of Directors may at any time, without notice, remove and replace any member of the nominating/governance committee.

(B) Subject to the provisions of Section 4.2 of these bylaws, the nominating/governance committee shall have a charter that will be approved and revised as appropriate, from time to time by the nominating/governance committee and the Board of Directors. In general terms, the functions of the nominating/governance committee shall be those as set forth in the charter.

(C) The nominating/governance committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The nominating/governance committee shall fix its own rules of procedure, and a majority shall

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constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The nominating/governance committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

(D) Members of the nominating/governance committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the nominating/governance committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

ARTICLE VI

OFFICERS

6.1 NUMBER. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

6.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

6.3 REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

6.5 POWERS. The powers and duties of the officers of the corporation shall be as provided from time to time by resolution of the Board of Directors. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the corporation subject to the control of the Board of Directors.

6.6 COMPENSATION. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem

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advisable. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

6.7 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

ARTICLE VII

INDEMNIFICATION

The corporation shall, to the fullest and broadest extent permitted by law, indemnify all persons whom it may indemnify pursuant thereto. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any other person against any liability, cost or expense. The foregoing provision of this section shall be deemed to be a contract between the corporation and each person who may be indemnified pursuant to this section at any time while this section and the relevant provisions of the General Corporation Law of Nevada and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Notwithstanding the foregoing provisions of this section, the corporation shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors from time to time may declare and the corporation may pay dividends on its outstanding shares upon the terms and conditions and in the manner provided by law and the Articles of Incorporation.

ARTICLE IX

FINANCE

9.1 RESERVE FUNDS. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

9.2 BANKING. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall be authorized from time to time.

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ARTICLE X

CONTRACTS, LOANS AND CHECKS

10.1 EXECUTION OF CONTRACTS. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.

10.2 LOANS. No loans shall be contracted on behalf of the corporation and no negotiable paper or other evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm, corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the Board of Directors discretion, may be general or confined to specific instances.

10.3 CHECKS. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner prescribed by the Board of Directors.

10.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE XI

FISCAL YEAR

The fiscal year of the corporation shall be the year adopted by resolution of the Board of Directors.

ARTICLE XII

CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “CORPORATE SEAL.”

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ARTICLE XIII

AMENDMENTS

Any Article or provision of these Bylaws may be altered, amended or repealed at any time, or new Bylaws may be adopted at any time, by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present, in the sole and absolute discretion of the Board of Directors.

ARTICLE XIV

ADDITIONAL COMMITTEES

14.1 APPOINTMENT. Notwithstanding Article V, the Board of Directors by resolution adopted by a majority of the full Board may designate one or more additional committees, each committee to consist of one or more of the directors of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

14.2 AUTHORITY. Any such additional committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the committee and except also that the committee shall not have the authority of the Board of Directors in reference to declaring dividends and distributions, recommending to the stockholders that the Articles of Incorporation be amended, recommending to the stockholders the adoption of a plan of merger or consolidation, filling vacancies on the Board of Directors or any committee thereof, recommending to the stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, authorize or approve the issuance or reacquisition of shares, or amending the Bylaws of the corporation.

14.3 TENURE AND QUALIFICATIONS. Each member of such additional committee shall hold office until the next regular annual meeting of the Board of Directors following the designation of such member and until his successor is designated as a member of such committee and is elected and qualified.

14.4 MEETINGS. Regular meetings of any additional committee may be held without notice at such time and places as the committee may fix from time to time by resolution. Special meetings of any additional committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the committee at his business address. Any member of any such additional committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any such additional committee need not state the business proposed to be transacted at the meeting.

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14.5 QUORUM. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and any action of such committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

14.6 INFORMAL ACTION BY A COMMITTEE. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.

14.7 VACANCIES. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full Board of Directors.

14.8 RESIGNATIONS AND REMOVAL. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a committee may resign from such committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

14.9 PROCEDURE. A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XV

EMERGENCY BYLAWS

The Emergency Bylaws provided in this Article XV shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Nevada Revised Statutes. To the extent not inconsistent with the provisions of this article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative. During any such emergency:

(A) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(B) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

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(C) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

(D) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(E) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct. No officer, director, or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the Bylaws then in effect.

(F) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

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CERTIFICATE

I hereby certify that the foregoing Amended and Restated Bylaws, consisting of 24 pages, including this page, constitute the Bylaws of TapImmune Inc., as in effect on July 11, 2016.

/s/ Glynn Wilson

Glynn Wilson, Secretary

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